TECHNICAL REPORT SUMMARY
FAR

WEST GOLD RECOVERIES
(PROPRIETARY)

LIMITED
Prepared for:
Far West Gold Recoveries
(Proprietary) Limited
Cycad House, Building 17
Constantia Office Park
Cnr 14
th

Avenue and
Hendrik Potgieter Road
Weltevredenpark, 1709
Document No.: PR/SMI/1203/22
Effective date:

30 June 2022
Document date: 28 October 2022

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Document No: PR/SMI/1203/22
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TABLE OF CONTENTS
1.
Executive Summary ................................................................................................

.................................................................................8
1.1. Introduction ..............................................................................................................................................................................8
1.2.
History................................................................................................................................

.....................................................11
1.3. Geological Setting ...................................................................................................................................................................12
1.4.
Exploration

................................................................................................................................................................

..............16
1.5.
Metallurgical Testing

..............................................................................................................................................................17
1.6. Mineral Resource Estimation ..................................................................................................................................................17
1.7.
Mineral Reserve Estimates ................................................................

.....................................................................................18
1.8. Mine Design and Mine Plan ....................................................................................................................................................18
1.9. Process and Recovery Methods ..............................................................................................................................................20
1.10.
Infrastructure

................................................................................................................................................................

..........20
1.11.
Market Studies

................................................................................................................................................................

........23
1.12.
Environmental Permitting and Liability ................................

..................................................................................................23
1.13. Capital Expenditure and Operating Costs ...............................................................................................................................23
1.14.
Economic Assessment

.............................................................................................................................................................25
1.15.
Concluding Comments

............................................................................................................................................................29
2.
Introduction

................................................................................................................................................................

...........................30
2.1. Corporate Structure and Compliance .....................................................................................................................................30
2.2.
Purpose and Terms of Reference

(ToR) ................................................................................................

..................................31

2.6.
Minerals Industry

................................................................................................................................................................

....33
3.
Property Description

................................................................................................................................................................

..............34
3.1.
Property Location ................................................................................................................................

...................................34
3.2. Legal Tenure and Permitting ...................................................................................................................................................35
3.3. Material Agreements, Access and Surface Rights ...................................................................................................................35
3.3.1.
Exchange Agreement

.............................................................................................................................................35
3.3.2. Use and Access Agreement ...................................................................................................................................36
3.3.3.
Leeudoorn Agreement ................................................................................................................................

..........36

3.5.
Driefontein Environmental Authorization

Transfer ................................................................

................................................38
3.6. Water Use Licenses .................................................................................................................................................................38
3.7.
Other Permitting Requirements ................................................................

.............................................................................38
3.8.
Royalties ................................................................................................

.................................................................................38
3.9. Liabilities .................................................................................................................................................................................39
3.10.
Concluding Comments

............................................................................................................................................................39
4.
Accessibility, Climate, Local Resources,

Infrastructure and Physiography

............................................................................................40
5.
History ................................................................................................................................

...................................................................44

7.
Exploration................................................................................................

.............................................................................................52
7.1. Methods and Databases .........................................................................................................................................................52
7.2.
Geophysical Characterization ................................................................

.................................................................................52
7.3.
Geo-hydrological Characterization ................................

.........................................................................................................52
7.4. Geotechnical Characterization ................................................................................................................................................52

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7.5. LIDAR and Surveying ...............................................................................................................................................................52
7.6.
Drilling

................................................................................................................................................................

.....................53
7.7.
Exploration Budget ................................................................................................................................

.................................53
8.
Sample Preparation, Analysis and Security

............................................................................................................................................54
8.1.
Sampling Method................................................................................................................................................................

....54
8.2.
Sample Security ................................................................................................................................................................

......54
8.3.
Analytical Laboratories ................................................................................................................................

...........................54
8.4.
Analytical Procedures ................................................................................................................................

.............................54
8.5. Bulk Density ............................................................................................................................................................................55
8.6.
Concluding Comments

............................................................................................................................................................55
9. Data Verification ....................................................................................................................................................................................56
9.1.
Quality Assurance and Quality Control (QA/QC) ................................................................................................

....................56
9.2. Independent Verification ........................................................................................................................................................56
10.
Mineral Processing and Metallurgical Testing ................................

.......................................................................................................57
10.1.
Metallurgical Test

Work

..........................................................................................................................................................57
10.2.
Concluding Comments

............................................................................................................................................................58
11.
Mineral Resource Estimates ................................................................................................

..................................................................59
11.1. Geological Models and Interpretation ....................................................................................................................................59
11.2.
Estimation Methodology ................................................................................................................................

........................59
11.3. Mineral Resource Classification ..............................................................................................................................................60
11.4.
Mineral Resource Verification ................................

................................................................................................................61
11.5.
Cross-sections and Grade Distribution ................................................................

...................................................................61
11.6.
Reasonable and Realistic Prospects for Economic

Extraction

.................................................................................................68
11.7. Mineral Resource Estimation ..................................................................................................................................................68
11.8. Additional Mineral Resources .................................................................................................................................................69
11.9.
Concluding Comments

............................................................................................................................................................69
12.
Mineral Reserve Estimates ................................................................................................

....................................................................70
12.1.
Risk to the Mineral Reserve Estimate ................................................................................................................................

.....70
13.
Mining Method

................................................................................................................................................................

......................72
13.1.
Mining Plan and Layout ................................................................................................................................

..........................74
13.2.
Modifying Factors and Mining Schedule

.................................................................................................................................75
13.3.
Cut-off Grade ................................................................................................................................................................

..........76
13.4.
Mining Contractor

................................................................................................................................................................

...77
13.5.
Concluding Comments

............................................................................................................................................................77
14.
Process and Recovery Methods

.............................................................................................................................................................78
14.1.
Existing DP2 Processing Facility ................................................................................................

..............................................78
14.2. Planned Expansion of DP2 ......................................................................................................................................................79
14.3.
Concluding Comments

............................................................................................................................................................81
15.
Infrastructure

................................................................................................................................................................

.........................82
15.1.
Leeudoorn Facility

................................................................................................................................................................

...82
15.1.1. Geotechnical, Hydrological and Geohydrological Considerations .........................................................................84
15.1.2.
Leeudoorn Design

..................................................................................................................................................86
15.1.3. Conclusions............................................................................................................................................................88
15.2.
Regional Tailings Storage

Facility ............................................................................................................................................88
15.2.1. Geotechnical, Hydrological and Geohydrological Considerations .........................................................................90
15.2.2.
The RTSF Design ................................................................................................................................

....................92
15.2.3.
Concluding Comments ................................................................................................................................

..........95
15.2.4.
Technical Studies - Water ................................................................................................................................

......97
15.2.5. Technical Studies - Power ......................................................................................................................................99
15.2.6.
Technical Studies - Pipelines and Pumping

..........................................................................................................100
16.
Gold Market

................................................................................................................................................................

.........................102
16.1. Gold Price Trends ..................................................................................................................................................................102
16.2.
Exchange Rate Forecast ................................................................................................................................

........................102

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16.3. Global Demand .....................................................................................................................................................................104
16.4. Global Supply ........................................................................................................................................................................104
16.5.
Concluding Comments

..........................................................................................................................................................105
17. Environmental Studies, Permitting, or Agreements with Local Individuals or Groups ........................................................................106
17.1.
Permitting Status ................................................................................................................................

..................................106
17.1.1.
The National Environmental Management Act (NEMA)

......................................................................................106
17.1.2.
National Environmental Waste Management

Act (NEM:WA) .............................................................................107
17.1.3.
National Water Act (NWA) ................................................................

..................................................................108
17.2.
Environmental Considerations

..............................................................................................................................................108
17.3.
Social and Political Considerations ................................................................

.......................................................................109
17.3.1. Discussions with Local Individuals or Groups ......................................................................................................109
17.4.
Environmental Closure Liability Estimate ................................................................

.............................................................110
17.4.1. Basis of the Closure Liability Estimate .................................................................................................................110
17.4.2.
Quantum of the Closure Liability

.........................................................................................................................110
17.5.
Concluding Comments

..........................................................................................................................................................112
18.
Capital and Operating Costs ................................................................................................

................................................................113
18.1.
Capital Expenditure................................................................................................................................

...............................113
18.2.
Operating Costs ................................................................................................

....................................................................114
18.2.1.
Concluding Comments ................................................................................................................................

........115
19.
Economic Assessment................................................................................................................................

..........................................116
19.1.
Revenue Forecast ................................

.................................................................................................................................116
19.2.
Cashflows

................................................................................................................................................................

..............117
19.3. Sensitivities ...........................................................................................................................................................................118
19.4.
Concluding Comments

..........................................................................................................................................................119
20. Adjacent Properties .............................................................................................................................................................................119
21.
Other Relevant Data and Information ................................................................................................

.................................................120
21.1.
South African Minerals Policy and Legislative Framework ................................

...................................................................120
21.2.
South African Legislative Framework

....................................................................................................................................121
22.
Interpretations and Conclusions

..........................................................................................................................................................124
23.
Recommendations

................................................................................................................................................................

...............125
24. References ...........................................................................................................................................................................................126
25. Reliance on Information Provided by the Registrant ...........................................................................................................................136
26.
Qualified Persons Disclosure Consent ................................................................................................

.................................................137

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List of Figures
Figure 1: DRDGOLD Corporate Structure .........................................................................................................................................................30
Figure 2: Location of the FWGR Operations ................................................................................................

....................................................34
Figure 3: FWGR Operations ................................................................................................................................

.............................................35
Figure 4: Sibanye Gold Mining Rights ................................................................................................................................

..............................37
Figure 5: Topography

of Southern Africa

.........................................................................................................................................................40
Figure 6: Topography

Map of FWGR................................................................................................................................

................................41
Figure 7: Climate and Rainfall of South Africa ................................................................................................

.................................................42
Figure 8: Vegetation of South Africa ................................................................................................................................................................43
Figure 9: Regional Geological Setting of the Witwatersrand

Supergroup .......................................................................................................47
Figure 10: Geology of the Witwatersrand Basin ..............................................................................................................................................48
Figure 11: Witwatersrand Supergroup Stratigraphic

Figure 16: Cross-sections and Grade Distribution - Libanon TSF ................................................................................................

.....................65
Figure 17: Cross-sections and Grade Distribution - Venterspost

North TSF ....................................................................................................66
Figure 18: Cross-sections and Grade Distributions - Venterspost

South TSF

...................................................................................................67
Figure 19: Mining Methodology ................................................................................................................................................................

......73
Figure 20: Mining Widths ................................................................................................

................................................................................73
Figure 21: Mining Sequencing ................................................................................................................................

.........................................75
Figure 22: DP2 Revised Block Plan ...................................................................................................................................................................79
Figure 23: Driefontein 4 TSF Location and Infrastructure ................................................................................................................................82
Figure 24: Leeudoorn TSF Layout................................................................................................

.....................................................................83
Figure 25: Final Layout of Airspace Model

.......................................................................................................................................................86
Figure 26: Position of the Elevated Drain Filter ................................................................................................

...............................................87
Figure 27: Cyclone Layout

................................................................................................................................................................

................87
Figure 28: Geo-hydrological Regime at the RTSF Site ......................................................................................................................................91
Figure 29: Geo-hydrological Effects

of Scavenger Wells beneath the RTSF .....................................................................................................92
Figure 30: RTSF Layout

................................................................................................................................................................

.....................95
Figure 31: TSF Location, Make-up Water

Shafts, Processing Plants and Pipeline Layouts ................................................................

..............98
List of Tables
Table 1: Personal Inspection ............................................................................................................................................................................32
Table 2: Historical Development

of FWGR................................................................................................................................

.......................45
Table 3: Dry Densities used by Other Re-treatment

Companies for the Witwatersrand Operations ..............................................................55
Table 4: Full Diagnostic Leach Results on Un-milled Feed

Samples

.................................................................................................................57
Table 5: Driefontein

5 TSF Feed Sample Assay by Size ................................................................

....................................................................57

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Table 6: Driefontein

3 TSF Feed Sample Assay by Size ................................................................

....................................................................58
Table 7: Summary of Process Recovery

Potential

............................................................................................................................................58
Table 8: Data Interrogated

per TSF

................................................................................................................................................................

..61
Table 9: Variogram

Parameters ................................................................................................................................................................

.......61
Table 10: Mineral Resource

Estimate for FWGR as at 30 June 2022 ................................................................................................

...............68
Table 11: S-K 1300 Compliant Mineral Reserve

Estimate as at 30 June 2022 ................................................................

.................................70
Table 12: Scheduled RoM Production ..............................................................................................................................................................75
Table 13: Calculated Cut-off

Grades ................................................................................................................................................................77
Table 14: Mining Equipment Planned for each TSF ................................................................

.........................................................................77
Table 15: Design Criteria and Assumptions ................................................................

.....................................................................................84
Table 16: Changes in Parameters

................................................................................................................................................................

....89
Table 17: Environmental

Elements under Consideration for RTSF Design and Disposal Method ................................

...................................89
Table 18: Engineering Elements under Consideration for

RTSF Design and Disposal Method ........................................................................90
Table 19: RTSF Design Criteria ................................................................................................

.........................................................................90
Table 20: Underground Water

Sources ...........................................................................................................................................................98
Table 21: Power

Requirements for FWGR Operations ................................

....................................................................................................99
Table 22: Eskom

Points of Delivery

................................................................................................................................................................100
Table 23: Existing Pipeline and Pumping Infrastructure ................................................................

................................................................101
Table 24: Phase 2 Pipeline and Pumping Infrastructure ................................................................................................................................101
Table 25: Above Ground Gold Stocks

in 2021

................................................................................................................................................102
Table 26: Long Term

Consensus Forecasts in Nominal Terms ................................................................................................

.......................103
Table 27: Global Gold Production ..................................................................................................................................................................105
Table 28: Required Environmental

Legislation and the Status for the Driefontein Mining Area ...................................................................107
Table 29: Activities for Phase 2 Requiring a Waste

Management License (WML)

.........................................................................................107
Table 30: Current Closure Cost

Estimates for FWGR ................................................................................................................................

.....111
Table 31: Closure Cost Estimates

from Kloof EIA and Guaranteed through Guardrisk ..................................................................................111
Table 32: Summary of Capital Expenditure

...................................................................................................................................................113
Table 33: Average

DP2 Operating Cost over LoM ..........................................................................................................................................114
Table 34: Inputs to the DCF Model ................................................................................................................................................................116
Table 35: Sensitivity of Post

-tax NPV .............................................................................................................................................................118
Table 36: Sensitivity of Gold Price ................................................................

.................................................................................................118
Table 37: Sensitivity of the Discount Rate ................................................................

.....................................................................................118
Table 38: TRS Data and Information

Sources.................................................................................................................................................126
Table 39: Glossary and Abbreviations................................

............................................................................................................................129
Table 40: QP Area of Responsibility and Disclosure Consent

........................................................................................................................137

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List of Graphs
Graph 1: LoM Production Forecast ..................................................................................................................................................................76
Graph 2: Potential LoM Production Forecast

..................................................................................................................................................76
Graph 3: Actual Production Capacity of DP2 for FY2020, FY2021 and FY2022 ................................................................................................78
Graph 4: Actual Plant Recovery for DP2 versus Forecast

Recovery for FY2020, FY2021 and FY2022..............................................................

79

Graph 9: Capital Expenditure Forecast ................................................................................................................................

..........................114
Graph 10: Operating Cost Forecast................................

................................................................................................................................115
Graph 11: Gold Sales Forecast .......................................................................................................................................................................117
Graph 12: Post-tax Discounted Cashflows .....................................................................................................................................................117
Graph 13: Sensitivity to Expected Revenue and Costs

...................................................................................................................................118
Graph 14: Post-tax Discounted Cashflows

(including liner)

...........................................................................................................................119
List of Photographs
Photograph 1: Monitor Gun ................................................................................................

............................................................................72
Photograph 2: Monitor Gun in Operation ................................................................................................

.......................................................74

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1.

EXECUTIVE SUMMARY
1.1.

Introduction
DRDGOLD Limited (DRDGOLD), which has a primary listing on the Johannesburg Stock Exchange

(JSE) and a secondary listing on the New York

Stock
Exchange (NYSE), is

an established gold

tailings retreatment company

located near Johannesburg,

South Africa.

The company’s business

is to profitably
reclaim tailings from

surface Tailings

Storage Facilities

(TSFs). DRDGOLD has

arranged its operations

into two

wholly owned entities

covering their
East

Rand (east

of Johannesburg)

and

far

West

Rand

(far

west

of

Johannesburg) businesses.

The

East

Rand

operations

are

run by

Ergo

Mining
(Proprietary) Limited (Ergo) and the

West rand operations

by Far West

Gold Recoveries (Proprietary) Limited

(FWGR). FWGR currently own six

TSFs
on the West Rand between Roodepoort and Carletonville, approximately

70km South West of Johannesburg (Figure A). There are

an additional three
TSFs which are

to be transferred

from Sibanye Gold

Limited (Sibanye Gold)

to FWGR once

no longer required

by the existing

operations (Available
TSFs).

Numerous other TSFs are potentially available in the area for future reclamation (Target TSFs).
Figure A: Location of the FWGR Operations
Source:

Sound Mining,

2022
This Technical

Report Summary

(TRS) was

prepared by

Sound Mining

International SA

(Proprietary) Limited

(Sound Mining)

for DRDGOLD

as the
registrant. It

was compiled by

qualified persons (QPs)

in line with

the Securities Exchange

Commission (SEC) requirements,

Regulation S-K

1300. It
presents the Mineral Resources and Mineral Reserves of FWGR as at 30 June 2022, and as a maiden submission to the SEC.
The QP has relied

on information provided

by FWGR with respect

to legal matters

(Item 3), the gold

price (Item 16.1), environmental

or social and
labor planning aspects (Item 17) and economic assumptions (Item 19).

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The qualified persons Mrs Diana van Buren (Mineral Resources), Mr Vaughn

Duke (Mineral Reserves) and Mr Keith Raine (Environmental, Social and
Governance) have reviewed the exploration data base; the geological block models; the processing plant design and costing; mine plans, production scheduling, infrastructure;

legal

tenure, permitting,

environmental

and social

compliance status

and the

latest assessment

of the

environmental
rehabilitation liabilities required for eventual closure of the operation.
The information

was

used to

substantiate

the confidence

in the

Mineral

Resource and

Mineral

Reserve estimates

and then

incorporated

into

a
Discounted Cashflow (DCF) Model for an economic assessment of the viability of the Mineral Reserves.
The assets held by FWGR were acquired from Sibanye Gold Limited

(Sibanye Gold), a subsidiary of Sibanye-Stillwater Limited (Sibanye-Stillwater),

in
a transaction which was concluded in

July 2018 in which common law

ownership was established over various TSFs containing the Mineral Resources and Mineral Reserves.
FWGR conducts its activities inter alia

in accordance with Environmental

Approvals and the provisions of

the Mine Health and Safety

regulations. A
Use and

Access Agreement

with Sibanye

Gold articulates

the various

rights, permits

and licenses

held by

Sibanye

Gold in

terms of

which FWGR
operates, pending the transfer to FWGR of those that are transferable. The FWGR operations are comprised of a variety of assets (Table A), including a processing plant and land for the development

of a Regional Tailings Storage Facility (RTSF) for long-term sustainability.
Table A: FWGR Assets
Asset Type Asset Location
TSFs
Driefontein 3
Driefontein Mining Right area
Driefontein 5
Kloof 1
Kloof Mining Right area
Libanon
Venterspost North
Venterspost South
Depositional TSF Driefontein 4 North-east of Driefontein Mining Right area
Operating Surface
Gold Processing
Plants
DP2
Located on:
Farm Blyvooruitzicht 116IQ Portion (Ptn) 6; and
Farm Driefontein 113IQ Remainder (Re) of Ptn 1
Pilot plant
Located at:
Driefontein 1 processing plant
Land for

Phase 2
Land for the RTSF
Located on:
Farm Cardoville 647IQ;
Re Ptn 6 Farm Cardoville 364 IQ;
Ptn 8 of Ptn 6 of Farm Cardoville 364IQ;
Ptn 13 of Ptn1 of Farm Cardoville IQ;
Ptn 50 Farm Kalbasfontein 365IQ;
Re Ptn 3 Farm Cardoville 364;
Re Ptn 5 of Ptn 3 Farm Cardoville 364IQ; and
Ptn 11 Farm Cardoville 364IQ
Land for a Central Processing Plant (CPP) which provides strategic optionality
Located after subdivision of:
Farm Rietfontein 347IQ Ptn 35 and Ptn 73
Access Rights
Access to water from the Driefontein 10 shaft and Kloof 10 shaft, for the purposes of hydro-mining
Located within the Driefontein and Kloof Mining Right
areas
Installation, supply, distribution and maintenance of power supply
Driefontein 1 gold plant Located at Driefontein 1 processing plant
Source:

FWGR, 2022

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A review

of the

environmental permitting

concluded that

the necessary

permitting requirements

are in

place or

are being

proactively addressed.
Sufficient provision is included to address the rehabilitation liabilities associated with the above assets. The QPs are satisfied that FWGR has the legal
right to reclaim and

process the TSFs forming part

of the operation. These

are classified as

moveable assets and so

there is no immediate

requirement
to transfer any part of the mining rights from Sibanye Gold Limited (Sibanye Gold). The operations are not subject to royalty payments.
The initial phase

of FWGR’s long-term growth strategy

is now complete.

It included upgrading

the Driefontein Plant 2

(DP2) to process

tailings material
through the hydro-mining of

Driefontein 5 TSF

at approximately 500ktpm.

Phase 2 will begin with the

expansion of DP2 to a

processing capacity of
1.2Mtpm. New arisings (i.e., retreated

tailings) from DP2 are being

deposited onto the Driefontein 4

TSF (0.5Mtpm), which is due to

reach capacity
towards the end of calendar year

2025 whereafter the depositional rate

would have to decrease materially.

Sibanye Gold has in principle approved
the deposition of new

arisings onto their

Leeudoorn TSF until

the planned new RTSF

is operational in

2030. Upon the

conclusion of written

terms,
FWGR will be able to deposit 500ktpm on the Leeudoorn TSF until 2029. Supporting pipelines will link this infrastructure to additional TSFs that have been identified as potentially available for reclamation to extend the life of the operation beyond the current Mineral Reserves.

The construction of a significantly larger

CPP has been considered as a strategic option

to facilitate growth beyond the throughput of 1.2Mtpm called for in the

Life-of-Mine (LoM)

plan. A large

RTSF has been

designed to accommodate

such strategic growth

over the longer

term and the

LoM plan
anticipates that this

facility will be

commissioned in 2030.

The Leeudoorn

TSF will enable

the expansion to

750ktpm planned by

FWGR over the

shorter
term, until 2030.

The operation’s infrastructure and current TSFs lie across two mining rights which stretch from Westonaria to Carletonville (Figure B).
Figure B: FWGR Operations
Source:

Sound Mining,

2022
The

TSFs

are

located

at

elevations

between

1,570mamsl

and

1,720mamsl

in

an

area

that

is

typical

of

a

mature

landscape

with

gentle

rolling
undulations and shallow sided river valleys. The

area enjoys warm to hot, moist summers and cool dry

winters with an average ambient temperature
of 20°C. The operation experiences some 571mm of rain

each year, with

most of it occurring during summer in the form of

thunderstorms. Most of

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the area comprises disturbed grazing land and

minor crop production. The area is well serviced

with schools, medical facilities, a rail network, power,
water and other supporting

infrastructure. Both tarred and gravel roads

are used to commute between

farms and mines, as

well as to and

from urban
centers.
1.2.

History
Gold and uranium mining

operations commenced in the

late 1800s in

the Witwatersrand Basin

goldfields of South Africa,

and have resulted

in the
accumulation of substantial amounts of surface tailings and other mine residues. The possible re-treatment of TSFs in the West Rand area has a long
and

complex

history

with

Gold

Fields

Limited

(Gold

Fields),

Rand

Uranium

Limited

(Rand

Uranium),

Harmony

Gold

Mining

Company

Limited
(Harmony),

Gold

One

International

Limited

(Gold

One)

and

Sibanye

Gold

completing

a

number

of

parallel,

independent studies

relating

to

the
retreatment of these TSFs. There is an approximate fifteen-year history of metallurgical test work and process design which has been undertaken for a variety of combinations of assets and

products recovered. Whilst these historical

studies were for specific combinations

of assets, they are not all
relevant to FWGR in its current form.
Prior to 2009,

Gold Fields

embarked on a

project known as

the West Wits

Project (WWP) aimed

at retreating several TSFs

on its four

mining complexes:
Kloof, Driefontein, Venterspost

and South Deep to recover gold, uranium and sulfur and storing the tailings on a new Central Tailings Storage Facility
(CTSF). Similarly, Rand Uranium had embarked on the Cooke Uranium Project (CUP), which endeavored to treat the Cooke TSF for gold, uranium and sulfur. The two independent projects had similar operational and environmental mandates, within a 25km radius of each other.
In 2009, Gold Fields

and Rand Uranium

evaluated the potential

synergy of an

integrated retreatment

plan for TSFs

located within the South

Deep,
Cooke, Kloof, Driefontein and Venterspost

mining complexes.
In 2012, Gold One acquired Rand Uranium

and in the same year acquired

the Ezulwini Mining Company (Proprietary) Limited

(Ezulwini). During the
same year Gold

One, revived the tailings

retreatment project and

Gold Fields entered

into a joint

venture (JV) partnership with

Gold One to

investigate
the economic viability of concurrently reprocessing

current arisings and historical tailings

from a number of sites

situated in the greater

West Rand
area. A scoping study was concluded in 2012.
In early 2013, Gold Fields unbundled its Kloof and Driefontein Complex and Beatrix gold mines in the Free State

Province to create a separate entity
in Sibanye Gold

and listed Sibanye

Gold as a

fully independent company

on both the

JSE and the

NYSE stock

exchanges. Subsequently,

in October
2013,

Sibanye

Gold

Limited

purchased

the

interest

held

by

Gold

One

in

Rand

Uranium

and

Ezulwini.

The
Gold One assets

which became part

of Sibanye Gold

included the Cooke

operations (underground mining

and surface

reclamation operations)

for
gold and uranium

production. This transaction

gave Sibanye

Gold control

of a substantial

portion of the

surface mineral resources

in the region.

A
Preliminary Feasibility

Study (PFS)

was completed

in 2013

and confirmed

that there

is a

significant opportunity

to extract

value from

the surface
Mineral Resources. Subsequently,

a number of

Definitive Feasibility Studies

(DFSs) have been

completed on various

combinations of TSFs.

Sibanye
Gold’s TSF reclamation assets were housed in a special purpose vehicle (SPV) called West Rand Tailings Retreatment Project (WRTRP).
In 2018, Sibanye

Gold traded its SPV

for an equity share

in DRDGOLD, which as

a consequence then wholly owned

the tailings retreatment project
which was subsequently renamed FWGR. In mid-2018, FWGR initiated Phase 1 of a phased approach to its growing reclamation operations.

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1.3.

Geological Setting
The assets

of FWGR

are derived

from

the West

Rand Goldfield

of the

gold-bearing, late

Archaean (2.7Ga

to

3.2Ga), Witwatersrand

Supergroup
(Witwatersrand Basin). The Witwatersrand Basin is a roughly oval-shaped sedimentary basin, filled with approximately

14,000m of sedimentary and
subordinate volcanic units, of which only small portions outcrop to the south and west of Johannesburg (Figure C).
Figure C: Regional Geological Setting of the Witwatersrand Supergroup
Source:

Sound Mining,

2022

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The basin hosts

vast auriferous

and uraniferous

deposits which have

been grouped

into geographically

distinct sub-basins or

goldfields, which are
separated by stratigraphy where no economic mineralization has been discovered (Figure D).
Figure D: Local Geological Setting
Source:

Sound Mining, 2022

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Recent studies consider the deposition in

the Witwatersrand sediments to have taken place along the interface between a fluvial system and a major
body of still water or an inland sea. Specifically, this body of water is considered to be a retro-arc-foreland basin which formed in response to crustal thickening on the northern edge of the Kaapvaal Craton, during a collision with the Zimbabwe Craton to the north.
The

varying

stratigraphic

position

of

the

narrow,

0.1m

to

2.0m

thick

quartz-pebble

conglomerate

reefs

are

interpreted

to

represent

major,
diachronous, entry points

of coarse-grained sediment into

the basin. Complex

patterns of syn-depositional

faulting and folding

have caused significant
variations in sediment thickness and

sub-vertical to over-folded

reef structures are

characteristic of the basin

margins. Later faulting

and folding of
the sequence determined which parts of the Witwatersrand Basin remained buried, as well as the depth extent of mineable horizons, relative to the present-day surface.
The FWGR assets (Figure E) are derived from the Driefontein, Kloof,

Libanon and Venterspost mining operations located in the West

Rand Goldfield,
on the north-western rim of the Witwatersrand Basin.

Alluvium, Colluvium, Eluvium, Gravel, Scree
Karoo Supergroup
ECCA Group
Daspoort Formation
Diabase
Transvaal Supergroup
Strubenkop Formation
Hekpoort and Boshoek Formations
Timeball Hill and Rooihoogte Formations
Malmani
Undifferentiated Tonalite, Granite, and Gneiss
Black Reef Formation
Ventersdorp Supergroup
Rietgat Formation
Turfontein Subgroup
Johannesburg Subgroup
Witwatersrand Supergroup
Jeppestown Subgroup
Government Subgroup
Hospital Hills
Owned TSF
Available TSF
Depositional TSF
Mining Rights
Target TSF
26°15'S
26°30'S
27°30'E
27°45'E
N
10km
SOUND MINING

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Figure E: Property Geology
Source:

Sound Mining,

2022

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These operations exploit three primary reefs, namely the Ventersdorp

Contact Reef (VCR) located at

the top of the Central Rand Group,

the Carbon
Leader Reef (CLR)

near the base

of the Central Rand

Group and the Middelvlei

Reef (MR), which stratigraphically occurs

50m to 75m above

the Carbon
Leader. Additional minor reefs including the Kloof, Elsburg, Kimberley and Libanon Reefs are exploited at some operations.
The TSFs to

be reclaimed are located

in the Western

Witwatersrand Basin,

within the West

Rand and Carletonville goldfields.

The TSFs contain

the
processed

waste

from

the

mining

of

auriferous

and

uraniferous

ores

from

Driefontein,

Kloof,

Libanon

and

Venterspost

underground

mining
operations. The mining operations have targeted different reefs and as a result the TSFs have developed from the following:
● the Driefontein TSFs comprise primarily processed VCR, CLR and Middelvlei Reef;
● the Kloof TSFs comprise primarily processed VCR, Middelvlei Reef and to a lesser extent the Kloof Reef;
● the Venterspost TSFs comprise primarily processed Middelvlei Reef and VCR; and
● the Libanon TSFs comprises material from the VCR, Libanon Reef, Kloof Reef and Middelvlei Reef.
The composition of

a TSF

depends on the

geochemical make-up

of the material

being mined and

the chemicals used

in the mining

and extraction
process. In

addition to

the internal

structure,

the TSF

reflects the

mining strategy

and depositional

methodologies employed

at each

operation.
Variations in

the density of

tailings material is

a critical factor

in the accurate

estimation of quantities

as these factors

can result in

a considerable
variation in gold

content and

distribution throughout a

TSF where

such variation has an

impact on final

recoveries and

projected revenues for

the
operation. In addition, secondary

processes such as metal

re-mobilization, erosion, weathering,

leaching and acid mine

drainage can further

affect
the geochemical characteristics of a TSF.
These processes tend to

progress faster

in a TSF

compared to a

primary ore body as

weathering, erosion and oxidation

are accelerated by

the fine
particle size of the

material. Gold can undergo

mobilization within the TSF

with time and hence may

exhibit areas of re-concentration

and even be
present in the sub-structure soil. Although exceptions occur, the TSFs generally show an increase in grade towards the base of the TSF.
1.4.

Exploration
The extent, morphology and

structure of a

TSF is relatively

simplistic compared to

conventional mineral deposits,

and so the exploration

programs
were also simple, comprising:
● surveying to determine physical dimensions and volumes;
● auger drilling programs to permit sampling for gold content and mapping of the gold distribution;
● metallurgical and flow sheet development test work; and
● tailings toxicity tests and specific gravity determination.
The QPs have concluded that the drilling programs were suitable for the type of deposits and that

the drilling and sampling techniques were

of a high
standard, with sample contamination and losses kept

to a minimum. The drilling and sampling programs

were conducted to industry standards and
the results are considered reliable and suitable for incorporation into a Mineral Resource estimate.
The analytical laboratories

used in the

exploration program

are all

ISO certified for

gold analysis

and all

of them

follow best

practice principles of
quality management.

The Quality

Assurance and

Quality Control

(QA/QC) of

the field

and laboratory

verification procedures

were independently
audited and are considered appropriate.
Full length samples were taken and are

considered representative of the disseminated mineralization which has no orientation or structural control
other than grade variations due

to deposition variations and secondary

remobilization of the gold. This gold distribution

within the TSFs is adequately
understood from the geological modelling.
The Driefontein TSFs, Venterspost

TSFs and Libanon TSF are located on Malmani Subgroup

dolomites (Figure D) with the remainder located on non-
dolomitic

argillaceous and

arenaceous sediments

of the Timeball

Hill and

Hekpoort Formations.

An independent density

study by Geostrada

concluded
that the basement lithology does not significantly impact the density of the tailings material.
A bulk density of 1.42g/cm
3

is applied to the TSF assets. It

is based on substantial empirical evidence and considered

reliable. The use of a dry density
in the estimation

of an in situ

Mineral Resource is standard best

practice and the dry

density value has been

applied to the Mineral

Resource estimate.

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1.5.

Metallurgical Testing
Test work has been performed on Driefontein

3 TSF,

Driefontein 5 TSF,

Libanon TSF, Kloof 1 TSF and Venterspost

North TSF. Less test

work has been
performed on the Venterspost

South TSF.

The metallurgical data that was

originally available for the Driefontein

5 TSF was subsequently supported
by the results of full-scale

processing at DP2 during Phase

1. Based on the test

work, the QPs are comfortable that the

following processing recoveries
are achievable for the respective TSFs (Table B).
Table B: Summary of Process Recovery Potential
TSF Recovery
Process
(%)
Driefontein 5 49.8%
Driefontein 3 56.6%
Kloof 1 50.5%
Libanon 47.2%
Venterspost North 54.7%
Venterspost South 62.5%
Source:

Sound Mining,

2022; and FWGR, 2020
1.6.

Mineral Resource Estimation
The original

Mineral Resource

estimates of

2009 were

confirmed by

Sound Mining

in 2020.

Sound Mining

independently reviewed

the database,
geological models, estimation methodology and

classification criteria. Sound Mining concluded

that the estimations are based on

a suitable database
of reliable information and that no material issues were found which could affect the overall estimate.
The exploration

database is comprised

of analytical data

from reliable

laboratory assays

of samples obtained

from sampling and

drilling programs
based on industry best

practice. The drillhole grid spacing

is comparatively close for typical TSF

drilling programs and the entire

depth of each TSF was
sampled. The data density is

considered sufficient to assure continuity of mineralization and structure and provides an adequate basis

for estimation.
The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported

data. The samples

for Driefontein

3 TSF

and Driefontein 5

TSFs represent

3.0m composite samples

and not 1.5m

composites. The
samples from all

of the other

TSFs were

1.5m in length.

The end of

the drillhole sample, where

it contained footwall

material, was

separated into
tailings and footwall material and treated separately by the laboratory.
Ordinary Kriging was undertaken for

the gold grade estimation which allows

for testing of the accuracy

and efficiency of the estimation.

Due to the
construction of the TSFs

and potential gold

remobilization, a spatial

grade distribution was

anticipated and since

Kriging is based

on modelling the
spatial variances within an orebody, it was considered the most reliable and accurate methodology for the task.
The economic assessment provided in this TRS demonstrates positive margins and confirms reasonable prospects for eventual economic extraction.
The applied Mineral

Resource classification is

a function of

the confidence of

the asset tenure

and the entire

process from drilling,

sampling, geological
understanding and geostatistical relationships. The latest Mineral Resources are all in the Measured category (Table C).

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Table C: Mineral Resource Estimate for FWGR as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.31 0.27 15.16 487
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Resource Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining,

2022
Notes:

Apparent computational errors

due to rounding

These Mineral Resources are stated

inclusive of Mineral Reserves

Mineral Resources, if stated

exclusive of Mineral Reserves,

would equate to zero

In situ Mineral Resource estimate

reported according to S-K 1300 requirements

No geological losses applied
1.7.

Mineral Reserve Estimates
A LoM plan and mining schedule was developed by FWGR as outlined in Item 13.2. The LoM plan was tested for economic viability in the DCF model which indicated a positive cashflow through to the end of LoM.
The

Mineral

Reserves

were

prepared

in

accordance

with

the

requirements

of

S-K

1300

(Table

D).

No

mining

losses

or

dilution

are

applied

in
determining the Mineral Reserve

estimates because the TSFs are

re-mined and re-processed in

their entirety. All other modifying

factors are captured
in the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.
FWGR’s six TSF assets convert to a total Mineral Reserve of 229.37Mt with a gold content of 76.39t.
Table D: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685
1.42
8.07
0.48
3.85 124
Driefontein 3 35,540
1.42
50.47
0.47
23.71 762
Kloof 1 19,931
1.42
28.30
0.33
9.20 296
Libanon 52,351
1.42
74.34
0.27
20.23 650
Venterspost North 38,954
1.42
55.32
0.27
15.16 487
Total Proved Mineral Reserve 152,461
1.42
216.49
0.33
72.15 2,320
Venterspost South 9,068
1.42
12.88
0.33
4.24 136
Total Probable Mineral Reserve 9,068
1.42
12.88
0.33
4.24 136
Total Mineral Reserve Estimate 161,529
1.42
229.37
0.33
76.39 2,456
Source:

Sound Mining,

2022
Notes:

Apparent computational errors

due to rounding and are not considered

significant

Mineral Reserves are reported using

a dry density of 1.42t/m
3

and at the head grade on delivery to the plant

The Mineral Reserves constitute

the feed to the gold plants

The Mineral Reserves are stated

at a price of ZAR914,294.00/kg

A cut-off grade of 0.15g/t is applicable to the

FWGR LoM plan

Although stated separately,

the Mineral Resources are inclusive

of Mineral Reserves

Venterspost South

TSF is classified as a Probable Mineral Reserve

due to some uncertainty regarding

the processing recovery

Uranium has been excluded in the Mineral

Reserve estimate as it is not being recovered

by FWGR

Grade and quantity measurements are

reported in metric units (Mt) rounded

to two decimal places

The input studies are to a PFS level

of accuracy

The

Mineral

Reserve

estimates

contained

herein

may

be

subject

to

legal,

political,

environmental

or

other

risks

that

could

materially

affect

the

potential
development of such Mineral Reserves
1.8.

Mine Design and Mine Plan
FWGR exploits TSFs

through hydro-mining

using high-pressure jets

of water

to dislodge tailings

material or move

sediment for transportation

as a
slurry to processing plants. The hydro-mining removes the tailings material from the top of a TSF to the natural ground level in 15m layers (Figure F).
Figure F: Mining Methodology

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Source:

Sound Mining,

2022
A safe bench height is dependent

upon the material strength which is influenced by

the phreatic surface within a dump. The

TSFs have been dormant
for a number of years and so the phreatic surface is

expected to be well below the surface of the dumps. The

drilling program to define the Mineral
Resource did not encounter saturated zones or phreatic surfaces and so the risk of slope failure or liquefaction is low.
Horizontal benches of 100m to 200m, inclusive of the face angles (45° to 50°), are created to maintain safe working distances between simultaneous operations at different bench elevations (Figure G).
Figure G: Mining Widths
Source:

Sound Mining,

2022
Hydro-mining and the re-deposition of

tailings is a specialized activity, and is outsourced

to competent and experienced service providers. The

hydro-
mining performance assumptions

used for the

LoM planning are

based on the

current reclamation operations

where the method

has been successfully
“tried and tested“.
The operating cost and capital

expenditure assumptions are supported by

actual operational figures rather

than being only based on computations
from

“zero

based”

cost

models

or

feasibility

studies.

Similarly,

the

equipment

requirements,

manning

complements

and

necessary

supporting

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0
1,000
2,000
3,000
4,000
5,000
6,000
0
2
4
6
8
10
12
14
16
2023 2025 2027 2029 2031 2033 2035 2037 2039 2041
Financial Year
Gold Content (kg)
Production (Mt)
Financial Year
Driefontein No 5 Dump Driefontein No 3 Dump Kloof 1 Libanon
Venterspost North Venterspost South

Gold Content
infrastructure, in terms

of water and power

supply, are

well understood by

FWGR. There have

been no untested

technical assumptions made with
regards to the mining design criteria.
The cost and

maintenance of the

mining equipment, and

employees are paid

for by the

mining contractors.

The pipeline and

pumping design and
associated capital expenditure estimate has been undertaken by independent specialists familiar with the mining operations.
Specific mining schedules were developed for each TSF based on the grade distribution of the Mineral Resource block models.

These schedules were
integrated into a production plan that exhausts FWGR’s current Mineral Reserves (Graph A).
Graph A: LoM Production Forecast
Source:

Sound Mining,

2022
Given the nature of the

hydraulic mining operation, no selective

mining, other than very broad rejection

of sections of the TSFs,

is possible and the
mine scheduling has

shown that this

is unnecessary.

No geotechnical constraints

have been

applied and hydrological

aspects affecting

the surface
deposits are not

significant to

the operation. A

mining contractor

using its own

equipment (i.e., “mining

units”) is responsible

for the

reclamation
activities, and so no provision has been made in the initial capital estimate for mining equipment.
Sound Mining is satisfied that the LoM schedule is reasonable and appropriate for the operation.
1.9.

Process and Recovery Methods
Sound Mining is of

the opinion that there

is sufficient test work

available to support the

metallurgical performance anticipated

for the current

and
future processing facilities. The LoM plan relies on the currently operating DP2 processing plant (~600ktpm) and an expansion thereof to 1,200ktpm.
FWGRs Phase 1 entailed a modification and

refurbishment of the old DP2 plant to

accommodate a nameplate throughput of 600ktpm,

albeit that a
constraint currently exists

with the

prevailing deposition capacity

of 500ktpm for

new arisings

onto the Driefontein

4 TSF. While at

current depositional
rates, the plan

is to exhaust

the storage

capacity of this TSF

by the end

of 2025, however,

it may be

possible for FWGR

to exceed

this capacity for
some years thereafter by continuing to deposit new arisings but at a materially reduced rate.
A detailed

design to

expand

DP2 to

accommodate a

throughput of

1.2Mtpm

was

prepared by

external

specialists with

appropriate

capital

cost
estimates. There

is no

change to

the process

flow and

the QP

is satisfied

that the

metallurgical characterization

of the

TSFs has

been sufficiently
catered for in the design. These were reviewed by Sound Mining and are considered to be appropriate and in-line with industry standards.
1.10.

Infrastructure
Sound

Mining

has

inspected

the

existing

infrastructure

which

comprises

DP2,

the

Driefontein

4

TSF,

and

all

associated

pumping

and

piping
installations.

The

QP

is

of

the

opinion

that

this

infrastructure

has

been

correctly

planned,

properly

installed

to

date,

fully

functional

and

well
maintained.

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Electricity is currently

supplied from

Eskom’s

132kV and 44kV

grid to various

Sibanye owned

gold mines in

the vicinity of

FWGR’s

operations. The
power requirement of FWGR

remains within the current

surplus capacity to the Driefontein,

Kloof and Cooke and

mining complexes. Power

supply
remains a material risk to all mining operations in South Africa including FWGRs operations.
A closed water system has been designed to avoid having to treat water or having to discharge into surface water courses (Figure H).
Figure H: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts
Source:

Sound Mining,

2022
Water use licenses

are available for the

pumping of water

from underground workings

at Kloof 10

shaft and Driefontein 10

shaft, and the

consumption
planned from these shafts will not exceed the pumping rates approved in the respective WULs. Water will also be reclaimed from the Leeudoorn

TSF
and RTSF in due course and

Sound Mining is satisfied that there is more

than enough water to meet the requirements

of the operation as currently
planned.

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The hydro-mining,

reprocessing and re-deposition

of tailings material

requires a network

of pipes. Slurry

pipelines will be

needed from

the hydro-
mining sites at the TSFs to DP2 and tailings pipelines from DP2 to the respective deposition facilities. High pressure water pipelines are necessary to supply the mining operations while separate low-pressure

water pipes are needed for

returning water to DP2

from water dams at the various

TSFs.
These have all been adequately designed and included in the LoM planning.
FWGR requires the RTSF to ensure adequate storage facilities for the long-term deposition of all tailings arising from FWGR operations. It

will be built
on Transvaal

Supergroup lithology (Figure

D), to mitigate

any risk of

dolomite related sink

holes. The design and

cost estimate caters

for a storage
capacity of 800Mt

and a

potential disposal

rate of

up to

2.4Mtpm.

It will

cover an

area of

approximately 1,000ha

with a

final top

surface area

of
around 600ha at a maximum height of 100m. The selected site of approximately 1,500ha is shown in Figure I.
Figure I: RTSF Layout
Source:

Beric Robertson Tailings,

2020
A key design consideration has

been the management of

ground water through the

use of a scavenger

well system that will capture

and recycle future
leachable pollution plumes. In the context of risk, this is believed to be a viable solution to a previously considered geomembrane barrier approach.
The permitting for

this site has

been approved

based on the

initial design with

the geomembrane

barrier and FWGR

are pursuing

approval of

the
more recent scavenger well design.

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Sound Mining is

of the opinion

that the selected

site is appropriate

for the intended

construction and operation

of the RTSF and

endorses the proposed
scavenger well solution for ground water as this can provide a sustainable solution to the RTSF’s future plume management requirements.
FWGR

have

received

in

principle

permission

from

Sibanye

Gold

to

co-deposit

tailings

on

the

Leeudoorn

TSF.

This

will

allow

FWGR

to

increase
production to 750ktpm while also mitigating

against the risk of an interruption

to the planned production in the

event that the approval

sought for
the RTSF is delayed. The depositional requirements for the new arisings will now be shared between the Driefontein 4 TSF

and Leeudoorn TSF, until
such a time that the RTSF is approved, constructed and ready to receive these new arisings.
In

addition, FWGR

have

commissioned further

study

work

on the

RTSF

design to

investigate

the potential

for

the soil

conditions at

this

site

to
accommodate the compaction

of the associated

clay layer to act as

an alternative or additional

barrier system in support

of the scavenger well

design.
1.11.

Market Studies
Gold is a precious

metal, refined and

sold as bullion on

the international market.

It is traded globally

on financial markets almost

continuously and
traditionally used for jewelry, bartering or storing wealth. Aside from the gold holdings of central banks, current uses of gold include jewelry, private investment, dentistry, medicine and technology (Table E).
Table E: Above Ground Gold Stocks in 2022
Description
Quantity
(t)
Contribution
(%)
Jewelry 94,464 46.0%
Private Investment 45,456 22.2%
Bank Holdings 34,592 16.9%
Other 30,726 15.0%
Source:

World Gold Council, 2022
DRDGOLD has a long-standing

off take

agreement with the

Rand Refinery who

refine the gold

produced by FWGR.

DRDGOLD uses an agent

to sell
FWGR’s gold to South Africa bullion banks and once sold, Rand Refinery will transfer the gold to the purchasers’ bullion bank depository.
1.12.

Environmental Permitting

and Liability
A

review

of

the

environmental

status

was

undertaken

by

an

independent

environmental

specialist.

The

authorizations

required

for

the

“listed
activities” under NEMA, NEM:WA, NEM:AQA and NWA were reviewed in detail. EIA, EMPrs and environmental authorizations exist for the Kloof and
Driefontein mining areas. Areas

requiring amendments have been cited.

Environmental permitting is underway

and at an appropriate

stage for the
planned expansions.

There is

enough time

for approval

of amendment

applications and

no fatal

flaw exist

from a

compliance perspective.

Some
heritage and culturally significant areas have been identified and these are accommodated in the construction plans.
The activities of FWGR already contribute to the socio-economic environment on the West Rand. The operation will further enhance the situation by
reducing unemployment and investing capital for an extended LoM which will contribute to the national GDP. The operation also provides long-term positive impacts in

terms of employment

creation, skills development,

local procurement of goods

and services, as

well as local

and regional economic
development. The

Social Impact Assessment

notes that informal

settlements in close

proximity to the

operation may pose

a risk in

terms of community
stability. The

concerns of local

farmers may

also need to

be addressed. Sound

Mining believes that

these concerns can

be managed,

and that the
positive impacts will benefit the surrounding communities.
The

closure

liability

is

assessed

annually

to

maintain

environmental

compliance.

These

constitute

the

quantum

of

the

financial

obligation

and
guarantees

required by

the Department

of Mineral

Resources

and

Energy

(DMRE). They

have

been determined

on both

an

“unscheduled” and
“scheduled” basis. The unscheduled estimate is based on the costs of rehabilitating the TSFs in their present state without any mining activity having taken place. The disclosure to the DMRE and the quantum of financial guarantees required is based on the unscheduled estimate.
The closure liability bank guarantees under Regulation 7 of the NEMA Financial Provision Regulations (2015) must ensure that the financial provision is, at any

given time, equal

to the

sum of the

actual costs

of implementing the

plans for

a period of

at least

ten years

forthwith (this

includes the
annual rehabilitation, final, decommissioning and

closure plans). This figure is required

to be updated annually and adjusted. In the

case of the FWGR
the annual updates will

show reduced amounts

as the tailing’s

facilities decrease to

only footprint rehabilitation.

The scheduled estimate

assumes
that mining takes place and that the final rehabilitation will be confined to rehabilitation of the TSF footprints and the RTSF.

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Document No: PR/SMI/1203/22
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0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
20232024202520262027202820292030203120322033203420352036203720382039204020412042
ZAR M
Guardrisk has issued financial guarantees in

favor of the DMRE

of ZAR169.0 M. An amount

of ZAR444.1 M is also

invested in Guardrisk Cell

Captive
under a ring-fenced environmental rehabilitation

policy. The financial guarantees

and funds held with the Guardrisk Cell Captive

(30 June 2022) are
sufficient to cover the 2022 estimated unscheduled liability of ZAR309.69 M as estimated for the operation.
1.13.

Capital Expenditure and Operating

Costs
The capital and

operating cost estimates

used to examine

the viability of the

estimated Mineral Reserve

were informed by

current operations and
recent feasibility

study work

(i.e., 2020

and 2021)

on processing,

the RTSF

and associated

pumping and

piping infrastructure.

The operating

cost
estimates are supported by actual on mine invoices

received and paid, while the capital estimates have

been determined using unit rates (obtained
from quotations or bench marked against recent installations) and design quantities.
Although the previous feasibility study work was

in most instances to a definitive level of accuracy, the estimates are no longer current and therefore
deemed to be at a

preliminary feasibility level of accuracy

(i.e., +/-25%). Where necessary estimates have

been appropriately inflated to

June 2022
real terms and Sound Mining has included a 15% contingency on all costs to reflect the confidence expected for a PFS level of study.
An annual Stay-in-Business (SiB) provision of ZAR8.7 M is considered until 2030 after which it is increased to ZAR16.0 M for the rest of the LoM. This
provision covers maintenance and

the replacement of equipment

across the operation. The

Guardrisk Cell Captive exceeds

the current environmental
liability and

so no

additional provision

has been

made in

the capital

estimate.

Graph B

presents the

annual capital

expenditure forecast

for the
operation.
Graph B: Capital Expenditure Forecast
Source:

Sound Mining, 2022
Early capital will be required to

access the Leeudoorn TSF,

whereafter, DP2 will be

expanded (i.e., FY2025 and FY2026). The RTSF is scheduled to be
constructed over four years (i.e., FY2027 to FY2030) with the remaining capital expenditure largely earmarked for piping and pumping infrastructure.
The DP2 operating cost estimate (Table F) are based on the actual costs being incurred by the current operation. Economies of scale were taken into
consideration by applying a factor to the escalated budget as DP2 increases its throughput.
Table F: Average DP2 Operating Cost over LoM
Description
Unit Costs
(ZAR/t)
Salaries and Wages 10.40
Contractors 8.89
Reagents 20.63
Other Engineering Stores 6.20
Electricity 15.56

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Water 0.46
Machine Hire 1.51
Other 8.15
Other Corporate Costs 3.23
Contingency (15%) 10.20
DP2 Operating Costs 85.23
Source:

Sound Mining, 2022; and FWGR, 2020
A contingency of 15% was included for the assessment of economic viability.
1.14.

Economic Assessment
A Discounted Cashflow

(DCF) modelling approach

was adopted to

assess the economic

viability of the Mineral

Reserves as stated.

Considering the
stage

of development

of the

operation

and the

uncertainties of

future global

economics, as

well

as exchange

rate,

interest

rate

and gold

price
uncertainties, a real

DCF model is

deemed more appropriate

than a nominal

DCF model. The

DCF model was

generated in June 2022

real South African
Rand (ZAR) terms and

is based on the revenue

forecast, associated capital and operating cost forecasts, and on appropriate and reasonable economic
assumptions (Table G).
Table G: Inputs to the DCF Model
Description Quantum Unit
Key Dates
Money Terms 30 June 2022
Phase Description
Phase 2 Includes:
DP2 Expansion Mtpm 1.2
LoM
Phase 2 Years 20
Contingencies
Contingency % 15%
Gold Price
ZAR/USD ZAR/USD 15.60
USD/oz Gold USD/oz 1,823
ZAR/kg Gold ZAR/kg 914,294
Source:

Sound Mining, 2022; and FWGR, 2022
These assumptions are based on information received from FWGR and from the various consultants who contributed to the Mineral Resources, LoM planning and technical

study work that

underpin this Mineral

Reserve estimate.

The economic assessment

assumes a 100%

equity-based business
and does not consider the effect

of working capital changes. The

QP is satisfied with the quality

of this information, including the revenue

and cost
forecasts, and considers the inputs to the DCF model to constitute an overall PFS level of accuracy (i.e., +/-25%).

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0
500
1,000
1,500
2,000
2,500
3,000
20232024202520262027202820292030203120322033203420352036203720382039204020412042
Gold Sold (kg)
Financial Year
The revenue forecast is a function of gold sales and the pricing assumptions used for the economic analysis. The commissioning of an expanded DP2 enables an increase in gold sales (Graph C).
The revenue forecast is a function of gold sales and the pricing assumptions used for the economic assessment. The following processing recoveries, which are supported by test

work and current plant performance data, were

applied to the material from

the respective TSFs to compute the amount
of gold sold:
● 49.8% for Driefontein 5 TSF material;
● 56.6% for Driefontein 3 TSF material;
● 50.5% for Kloof 1 TSF material;
● 47.2% Libanon TSF material;
● 62.5% for Venterspost South TSF material; and
● 54.7% for Venterspost North TSF material.
The expansion of DP2 facilitates an increase in gold sales over time (Graph C).
Graph C: Gold Sales Forecast
Source:

Sound Mining, 2022
Processing throughput can continue after 2042 when the available TSFs are likely to be incorporated into

the operation. At this stage, the economic
assessment has

only considered

the depletion

of the

TSFs

that comprise

the current

Mineral Reserves.

The gold

sold from

these TSFs

equate to
approximately 1.3Moz.
The real revenue forecast relies

on a gold price

of ZAR914,294 (i.e., USD1,823/oz

at ZAR15.60/USD). Taxes would be determined

using the gold mining
tax formula with all unredeemed capital taken into account. The assets are part of the ongoing business of FWGR, which

is not subject to the Mineral
and Petroleum

Resources Royalty

Act, 2008

(Act No. 28

of 2008) and

so the royalty

formula for unrefined

metals was

not included in the

revenue
determination.

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-1,000
-500
0
500
1,000
1,500
2,000
2,500
20232024202520262027202820292030203120322033203420352036203720382039204020412042
NPV
10
(ZAR M)
Financial Year
Post Tax Discounted Cashflow Cumulative Cashflow
Graph D presents the post-tax cashflow for an operation that excludes the benefits that would eventually be derived from the available TSFs.
Graph D: Post-tax Discounted Cashflows
Source:

Sound Mining, 2022
The cumulative post-tax cashflows over

the LoM remain positive.

When assuming a discount

rate of 10% for the

unleveraged operation, a Net Present
Value (NPV) of ZAR2.32 Billion is computed.
The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond
the control of the company. Future cashflows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favorable. The technical

risks as identified by Sound Mining are provided in

Item 12.1. These and other environmental risks

can impact
the anticipated revenue and cost forecasts and accordingly have been assessed against upside or downside changes of between -20% and +20%. The consequential potential impacts are presented in Table H and are illustrated graphically in Graph E.
Table H: Sensitivity of Post-tax NPV
Variance
NPV
10
(ZAR Billion)
80% 90% 100% 110% 120%
Revenue (ZAR Billion) 0.12 1.23 2.32 3.36 4.41
Capital Expenditure (ZAR Billion) 3.11 2.71 2.32 1.92 1.53
Operating Costs (ZAR Billion) 3.81 3.06 2.32 1.57 0.83
Source:

Sound Mining, 2022

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
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0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
80% 90% 100% 110% 120%
NPV
10
(ZAR M)
Net Revenue Capital Expenditure Operating Costs
-1,000
-500
0
500
1,000
1,500
2,000
2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042
NPV
10
(ZAR M)
Financial Year
Post Tax Discounted Cashflow Cumulative Cashflow
Graph E shows that changes to the revenue forecast will impact margins the most.
Graph E: Sensitivity to Expected Revenue and Costs
Source:

Sound Mining, 2022
Table I shows the materiality of changes in the gold price.
Table I: Sensitivity of Gold Price
Gold Price
ZAR/kg
700,000 800,000 900,000 1,000,000 1,100,000
NPV (ZAR Billion) (0.27) 0.96 2.15 3.30 4.45
Source:

Sound Mining, 2022
The operation is economically viable above

a gold price of ZAR721,264/kg.

The impact of changes to the

operating cost forecast is materially less, and
any variance in capital expenditure being relatively insensitive.
As a final

sensitivity, the

QP has tested

the impact of

FWGR having

to revert

to the use

of a synthetic

liner for

the RTSF

as opposed to

the design
currently included in the LoM plan. The impact of this expenditure on the discounted post-tax cashflows is shown in Graph F.
Graph F: Post-tax Discounted Cashflows (including liner)

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
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Source:

Sound Mining, 2022
The NPV
10

still returns a positive number of ZAR1.58 Billion, albeit the overall margins are reduced.
The QP is satisfied that the Mineral Reserves as

stated are all economically viable. Indeed, the economic assessment of viability includes substantial
additional capital for a growing business while not capturing the potential benefits of the envisaged long term revenue potential.
1.15.

Concluding Comments
Despite the usual existence

of environmental, political,

social and infrastructural risks

the QP’s are

satisfied that the FWGR

operation is a relatively
low risk business in the context of the broader South African mining industry.
FWGR’s legal tenure is underpinned by

the amended EMPs and

access and usage rights

to exploit the moveable

assets. The assets held

by FWGR were
acquired from Sibanye Gold Limited,

a subsidiary of

Sibanye-Stillwater Limited, in a transaction

in which common law

ownership was established over
the various

TSFs containing

the Mineral

Resources and

Mineral Reserves.

A Use

and Access

Agreement with

Sibanye Gold

articulates the

various
rights, permits and

licenses held by

Sibanye Gold

in terms of

which FWGR

operates, pending

the transfer

to FWGR

of those that

are transferable.
FWGR conducts its activities inter

alia in accordance with

Environmental Approvals

(EAs) and the provisions

of the Mine Health and

Safety Act and
regulations.
Most of the land on which the RTSF

is to be constructed has been purchased by

FWGR with a final outstanding property secured through

an option
agreement.
The drilling, sampling, analytical processes and governance of the exploration programs are appropriate and in-line with industry best practice. They are considered to be

of high confidence. The

density used to determine quantities

from volumes has been

determined from both in

situ measured
values and

empirical data

and is

considered reliable.

The QPs

conclude that

the estimations

are based

on a

suitable database

of code

compliant
information.
TSFs constructed from the

tailings of Witwatersrand gold

mining operations have been successfully

and economically exploited for several

decades
and the geotechnical and geometallurgical characteristics are well understood from experience and from test work on the FWGR assets themselves.
Notwithstanding the risks

identified herein, which

can be managed,

no material factors

of a geotechnical

or geometallurgical nature,

for example,
have been identified that would have a significant effect on the prospects for eventual economic extraction.
The

DP2

plant

has

performed

in-line

with

expectations

and

the

design

for

its

expansion

to

1.2Mtpm

is

based

on

representative

and

adequate
metallurgical test

work. The

mass balance

for the

plant is

appropriate. Scrutiny

of the

LoM plan

reveals that

recoveries currently

being achieved
coincide with expectations from metallurgical test

work and that the quantities and grades

reported are consistent with forecasts

from the Mineral
Resource estimation.
New

arisings

will

eventually

be

stored

in

the

RTSF

which

will

have

excess

capacity

from

both

a

depositional

rate

(2.4Mtpm)

and

final

capacity
perspective (800Mt). All the necessary infrastructure requirements have been reviewed and are considered appropriate. Sound Mining has reviewed
the design for the RTSF prepared by FWGR’s specialists and has concluded that the detailed design report provides the framework and guidelines for the future safe development of the RTSF.
The estimated capital expenditure

and operational costs are

aligned with actual

operational data from current operations

and considered appropriate
and in-line with industry standards.
The operation is

robust, the Mineral

Reserves are economically

viable, and the QP

considers the LoM

plan to be

sufficient for the

Mineral Reserve
estimate. The QPs

note the necessity

for FWGR to

acquire the necessary regulatory

approvals for

the RTSF timeously

to achieve the

production as
forecast.

Far West Gold Recoveries

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2.

INTRODUCTION
Item 2 - (i); (ii); (iii); (iv) and (v)
DRDGOLD Limited (DRDGOLD)

is a tailings retreatment

company located near Johannesburg,

South Africa. It

has a primary

listing on the Johannesburg
Stock Exchange (JSE) and a secondary listing on the New York Stock Exchange

(NYSE). The DRDGOLD operations are comprised of two wholly owned entities covering their East Rand (east of Johannesburg) and far West

Rand (far west of Johannesburg) businesses. The East Rand operations are run by Ergo Mining (Proprietary) Limited

(Ergo) and the West rand operations by Far West Gold Recoveries (Proprietary) Limited

(FWGR). FWGR currently
own six Tailings

Storage Facilities (TSFs)

with additional TSFs, although not owned by

FWGR, potentially available in

the area for future

reclamation
(Available TSFs).
This Technical Report

Summary (TRS) was prepared for

DRDGOLD as the registrant.

It has been compiled to

align with the requirements of

Subpart
1300 of Regulation S-K under the

U.S. Securities Exchange Act of 1934

(Regulation S-K) and Item

601(b)(96) of Regulation S-K (Item 601(b)(96)) (S-K
1300). It is

a first submission

to the Securities

Exchange Commission (SEC)

and presents

DRDGOLD’s Mineral Resources and

Mineral Reserves of

FWGR.
FWGR completed various studies to examine the techno economic merits of a phased approach to expanding the current operations:
●
Phase 1 is the current operations which

involved upgrading the Driefontein

Processing Plant 2 (DP2) to process tailings

from the closest TSF at

a
planned throughput of around 500ktpm. This Phase was

successfully commissioned and the operation reached steady state production in 2019;
and
●
Phase 2 involves building additional processing capacity through the expansion of DP2 rather than the construction of a Central Processing Plant
(CPP) which will

remain part of FWGR’s strategic options.

The DP2 expansion

will facilitate an eventual DP2

throughput of 1.2Mtpm.

Only 750ktpm
of this capacity

will be utilized

from January 2026

to December 2029

because of the

prevailing depositional constraints.

The new arisings

(i.e.,
retreated tailings) will initially be

redeposited onto the Driefontein 4

TSF (at 250ktpm) and

the Leeudoorn TSF (at

500ktpm) between January

2026
and December 2029, whereafter a

newly constructed Regional Tailings

Storage Facility (RTSF)

will be commissioned in 2030.

The RTSF will have
sufficient storage

capacity to also

accommodate new

arisings at

a rate

of 1.2Mtpm from

the mining of

available TSFs

in the area

well into

the
future. Examples of these include the Driefontein 1 TSF,

Driefontein 2 TSF and Kloof 2 TSF,

which, once decommissioned are to be transferred to
FWGR from Sibanye Gold Limited (Sibanye Gold).
2.1.

Corporate Structure and Compliance
Figure 1 presents FWGR’s corporate structure.
Figure 1: DRDGOLD Corporate Structure
Source:

Sound Mining,

2022
Sibanye Gold

owns a

50.1% shareholding

of DRDGOLD.

DRDGOLD’s non-public

ownership which

includes shareholding by

subsidiary,

Ergo Mining
Operations (Proprietary) Limited, of 0.8% and 0.1% shareholding by directors. Such shareholding is classified as non-public.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
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2.2.

Purpose and Terms

of Reference (ToR)
FWGR commissioned Sound Mining

International SA (Proprietary) Limited (Sound Mining)

to compile a SEC S-K 1300

compliant TRS that describes the
Mineral Resource and Mineral Reserve estimates as at

30 June 2022. The document date

is 28 October 2022 and there

are no material chances in the
period between these dates.

The Qualified Person (QP)

has relied on information

provided by FWGR

for this purpose with respect

to legal matters

(Item 3), the gold

price (Item
16.1), environmental or social and labor planning aspects (Item 17) and economic assumptions (Item 19).
Sound Mining

is an

independent advisory

company.

The ToR

required an

independent technical

review of

FWGR in

order to

identify factors

of a
technical and strategic nature

that would influence the future

viability of the Mineral Reserves.

The review accords with

the principles of open and
transparent disclosure that are embodied in internationally accepted

Codes for Corporate Governance. It has been based

upon technical information
supplied by FWGR and its appointed consultants. The contractual agreement with FWGR, for the preparation of the TRS, was with Sound Mining and not with the QP as an individual. The QPs provide independent opinions and conclusions throughout this TRS.
The estimation of Mineral Resources and Mineral Reserves is inherently subject to some level of uncertainty and inaccuracy, because they are based on analytical results of samples

that commonly represent only a small portion

of a mineral deposit. The uncertainty of the

estimates, where material,
are explained in this TRS and are reflected in the choice of Mineral Resource and Mineral Reserve categories.
2.3.

Qualified Persons Declaration

and Qualifications
The signatories to this TRS are qualified to

express their professional opinions on the technical aspects and value of the mineral assets described. The
technical and economic information provided

are correct to the best of the

QPs’ knowledge, having followed best endeavors. The QPs responsible for
this TRS and the Mineral Resource and Mineral Reserves as stated are:
●
Mr V Duke

is the designated

QP responsible for

the compilation and

reporting of FWGR’s Mineral

Reserves. He is

a partner

of Sound Mining

located
at 2A Fifth Avenue, Rivonia,

South Africa. He holds a B.Sc.

Mining Engineering (Hons.), is registered with

the Engineering Council of South Africa
(ECSA) and

is a

Fellow of

the Southern

African Institute

of Mining

and Metallurgy

(FSAIMM) (Membership

No.: 37179).

He has

over 35

years'
experience in the

minerals industry,

specializing in engineering

studies, due diligence

audits and valuations.

Mr Duke

has sufficient experience
that is relevant to the

style of mineralization and type of

deposit under consideration. The QP is recognized

by ECSA located at Lake

Office Park,
1st Floor, Waterview Corner Building, 2 Ernest Oppenheimer Avenue, Bruma, Johannesburg, South Africa;
●
Mrs D van

Buren is the designated

QP responsible for

the compilation and reporting

of FWGR’s

Mineral Resources. Mrs

van Buren who holds

a
B.Sc. (Hons.) in geology and is

registered with the South African

Council for Natural Scientific

Professions (Pr.

Sci. Nat. No.: 440107/14), and

the
Geological Society of South Africa (GSSA) located

on the corner of Carlow Road and Rustenburg Road, Auckland

Park, Johannesburg, South Africa.
She is a principal geologist with over twelve years' experience in mining, geology and consulting; and
● Mr K Raine is the designated QP responsible for the compilation reporting of the environmental and permitting requirements of FWGR. Mr Raine holds a B.Sc. (Hons.), B.Sc. (Zoology) and is registered with the South African Council for Natural

Scientific Professions (Pr.

Sci. Nat. No.: 114290).
He is

a consultant

with more

than ten

years’

experience in

mining projects,

environmental

legal

compliance, sustainability,

construction and
wildlife preservation.

The QP

is recognized

by the

South African

Council for

Natural Scientific

Professions (SACNASP)

located at

Management
Enterprise Building,

Mark Shuttleworth Street, Innovation Hub, Pretoria, Gauteng, South Africa.

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
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The QPs were assisted by the following specialists:
● Mr M Nasiri - Mining Engineer for the mining and production scheduling;
● Mr R Spargo - Metallurgist for the DP2 and RTSF;
● Mr N Weeks - Geologist for the background and modelling of the Mineral Resource estimate;
● Mr M Turnbull - Financial Modeler for the discounted cashflow (DCF) modelling.
The QPs also relied on reports from:
● DRA SA (Proprietary) Limited;
● Beric Robinson Tailings (Proprietary) Limited (Beric Robinson Tailings); and
● Digby Wells Environmental (South Africa) (Proprietary) Limited (Digby Wells).
Detailed references and sources of information and data contained in this TRS is presented in Item 24.
The Sound Mining QPs and other specialists visited FWGR in 2019, 2020 and 2022 and examined the operations as shown in Table 1. During the site
visit, the infrastructure, TSFs and the proposed RTSF and DP2 sites were inspected.
Table 1: Personal Inspection
Professional Site Visit
V Duke Visited in 2019, 2020 and 2022 as a QP
D van Buren Visited in 2019 and 2020 as a QP
K Raine Visited in 2020 as a QP
M Nasiri No site visit
R Spargo Visited DP2 in 2020
N Weeks Visited in 2020 and 2022
M Turnbull Visited in 2020
Source:

Sound Mining, 2022
2.4.

Units, Currencies and Survey Coordinate

System
The economic assessment in this TRS have all been carried out in South African Rands (ZAR). All other units used in this TRS are defined in the text or
in the Glossary (Item 24). All references to tonnage are in metric tonnes; gold ounces (oz Au) are troy ounces (oz) and the conversion factor used for
conversion to troy ounces is

31.10348. Unless explicitly

stated, all units presented in

this TRS are in the

Système Internationale (SI) - i.e.,

metric tonnes
(t), kilometers (km), metres (m),

and centimeters (cm). Throughout the technical studies relating to the FWGR numerous acronyms

have been used
but for reporting purposes, the use of acronyms has been kept to a minimum, with the convention being definition of the acronym in the first usage.
However, where required throughout the document the full term may be used for clarity and ease of reading.
The coordinate system employed by the

surface surveys at the operation is

based on the Gauss

Conform Projection (UTM), Hartebeeshoek

94 Datum,
Ellipsoid WGS84,

Central Meridian

WG27. Some

regional scale

maps in

this Technical

Summary may

be referenced

with Latitude

and Longitude
coordinates for ease of reading.
2.5.

Political and Economic Climate
South Africa gained independence from Britain

on 31 May 1961, and

was declared a republic. From 1948

until 1990, the South African political and
legal systems were based upon the concept of apartheid. South Africa became a constitutional democracy in 1994, and the

first democratic elections
brought an end

to apartheid

and ushered in

majority rule under

the African National

Congress (ANC) political

party, with a number

of different political
parties participating in the

elections. The country continues

to hold democratic, peaceful,

free and fair

elections, the last of

which was won by

the
ANC in 2019, who appointed Mr Cyril Ramaphosa as President.

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2.6.

Minerals Industry
South Africa has

a mature

minerals industry

developed from

gold and

diamond discoveries

in the

late 1800s.

It is

the world's

largest producer

of
platinum and chrome and ranks highly in the

production of diamonds, coal, iron ore, vanadium and base

metals. GDP generated by the South African
Mining industry has averaged ZAR223 Billion per quarter between 1993 and 2022, reaching an all-time high of ZAR240 Billion in the fourth quarter of
2006 and a record low of ZAR147 Billion in the second quarter of 2020.
One of the greatest challenges associated with

the minerals and mining industry in

South Africa is the political instability, concerns over the reliability of legal tenure, rising costs

of labor,

electricity, diesel and steel,

among other costs. Labor and community unrest

caused by low wages, particularly
among

contract

workers

and

under-resourced

communities has

proved

problematic

in recent

years

and

exacerbated

municipalities’ inability

to
provide adequate infrastructure to communities.
Other important concerns

for the mining

industry are the

effect of diseases (i.e.,

HIV/Aids and Covid-19) on

the workforce and

the recent downgrading
of the

country’s credit

risk rating

to junk

status. Although

the South

African political

system

has credibility,

the political

risk index,

indicates that
factors such as the

country’s high degree of

unionization, the threat of

industrial action and

the disruption to

economic activity are

a constant concern
to investors.

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3.

PROPERTY DESCRIPTION
Item 3 (i); (ii); (iii); (iv), (v) and (vi)
3.1.

Property Location
The FWGR operations are

located in the

Gauteng province of South

Africa, approximately 70km

South West of

the city of Johannesburg

(Figure 2).
The operations can

be accessed from

Johannesburg by traveling

for approximately

one hour along

tarred roads.

The operations which

are located
between the latitudes and longitudes 26°32'34.90"S and 26° 5'32.68"S, and 27°24'6.49"E and 27°49'4.84"E,

and cover an area of 29,577.62ha.
Figure 2: Location of the FWGR Operations
Source:

Sound Mining, 2022
FWGR is

located in

an area

with a

long history

of gold

mining and

as a

consequence the region

is disseminated

with TSFs

and supporting

mining
infrastructure. The operation’s infrastructure and current TSFs lie across two mining rights which stretch from Westonaria to Carletonville (Figure 3).

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Figure 3: FWGR Operations
Source:

Sound Mining, 2022
3.2.

Legal Tenure

and Permitting
Sound Mining’s environmental

and permitting specialist has

undertaken a review

of the legal

aspects of the assets.

This review

has been based on
information provided by DRDGOLD and FWGR. DRDGOLD

is a subsidiary of Sibanye Gold and FWGR operates within

the extensive framework of legal
tenure held by Sibanye Gold.
3.3.

Material Agreements, Access and Surface

Rights
3.3.1.

Exchange Agreement
Sibanye Gold and

DRDGOLD signed an Exchange

Agreement on 22

November 2017. The

agreement contains terms

in connection with
FWGR which was

established specifically to

house the intended

TSF reclamation

activities. The agreement

provided that Sibanye

Gold
initially obtained a 38,05% stake in DRDGOLD in exchange

for the FWGR assets, with the option to increase it

to 50,1% by way of a cash
subscription.

Sibanye Gold currently holds a 50.1% equity in DRDGOLD meaning that Sibanye Gold is now the ultimate holding company of FWGR.

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3.3.2.

Use and Access Agreement
A “Use and Access Agreement” signed in November 2017, grants FWGR the rights to following:
●
access to Kloof 10 shaft located in

the Kloof Mining Right area and Driefontein

10 shaft located in the Driefontein

Mining Right area
for the purpose of pumping and supplying the required quantities of water to FWGR;
● agreements for the installation, supply and distribution of power;
● existing and proposed pipeline routes;
● servitudes, wayleaves and surface right permits; and
● access to the Driefontein 1 Gold Plant.
The agreement stipulates that it will endure until the end of FWGR’s business and that FWGR is to give Sibanye

Gold at least 18 months’
prior written notice of the anticipated end of life of the business.
The surface rights agreements over

both the Driefontein and Kloof

Mining Rights (held by

Sibanye Gold) for the TSFs and

processing plant
sites are

adequate for

the current

Sibanye Gold

operations and

would therefore

also be

applicable to

FWGR's operations.

FWGR will
secure servitudes for all of its infrastructure located on Sibanye Gold land.
FWGR owns the majority of the land on which the RTSF will be constructed. FWGR has an option agreement with the landowner for the purchase of

the remaining

land still

required for

the RTSF.

FWGR is

in the

process of

complying with

the requirements

of the

Spatial
Planning and Land Use

Management Act, 2016 (Act

No. 13 of 2016)

(SPLUMA) and is having

the land rezoned from agricultural

use to that
of mining.
3.3.3.

Leeudoorn Agreement
The QP has had sight of a document describing DRDGOLD’s requirement with regard to the use of the Leeudoorn TSF for a period to the point that the RTSF is commissioned (i.e.,

2030). This document also initiated negotiations

between DRDGOLD and Sibanye Gold for such
access to the Leeudoorn TSF which at this stage, will remain the property of Sibanye Gold. Accordingly,

the associated liabilities will also
remain with Sibanye Gold.
3.4.

Permitting
The permitting associated with the different Mining Right (MR) areas (Figure 4) are commented on below.
The minerals in tailings

fall outside the

definition of ‘mineral’ in

the Mineral and

Petroleum Resources Development

Act’ (MPRDA), where a

MR as
defined in this act is

technically not a requirement,

and the operations of

FWGR are conducted in terms

of Environmental Authorizations

(“EA”). In
2016, Sibanye

Gold applied

and received

an EA

which incorporated

an Environmental

Impact Assessment

(EIA) and

Environmental Management
Programs report (EMPr)

for their West Rand

Tailings Retreatment Project (WRTRP). FWGR

applied to the

Department of Mineral

Resources and Energy
(DMRE) for

Sibanye Gold’s

EAs to

be transferred

to FWGR.

As part

of its

expansion plans,

FWGR will

be required

to make

similar applications

for
appropriate EAs.

Pretoria
Johannesburg
Welkom
Bloemfontein
Durban
N 14
Krugersdorp
Roodepoort
Johannesburg
N 3
Kempton Park
Benoni
Randfontein
Germiston
Boksburg
Brakpan
Springs
Soweto
Alberton
N 12
Westonaria
Lenasia
Carletonville
Fochville
N 1
Evaton
Meyerton
Heidelberg
Nigel
27°30'E
27°45'E
28°00'E
28°15'E
28°30'E
26°15'S
26°30'S
Kloof Mining Right
Driefontein Mining Right
Built-up Area
Historical and Current Mine Boundaries
National Route
Arterial Route
N
10km
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Figure 4: Sibanye Gold Mining Rights
Source:

Sound Mining, 2022
3.4.1.

Driefontein Operational Area
The

DMRE

granted

Sibanye

Gold

an

EA

under

the

2014

EIA

Regulations

(GNR

983

and

GNR

984)

(the

2014

Regulations)

on
11 May 2018. The approval is recorded in GP 30/5/1/2/3/2/1 (51) EM.
Driefontein MR:

a new order

MR (GP 30/5/1/2/2/51MR)

was issued in

2007 and

is valid until

January 2037 and

covers 9,490.62ha. Sibanye
Gold is entitled to mine all declared material situated within this MR and has all the necessary statutory requirements in place.
3.4.2.

Kloof Operational Area
In 2016, Sibanye Gold also applied for

an Integrated Environmental

Authorization (IEA) which includes a waste

management license for
Kloof

to

undertake

various

listed

activities,

which

the

DMRE

equally

granted

on

11

May

2018.

The

grant

is

recorded

under

GP
30/5/1/2/3/2/1 (66) EM and the

IEA remains valid until the end

of Life-of-Mine (LoM). This IEA was transferred to FWGR in January

2022.
Kloof MR:

a new order

MR (GP 30/5/1/2/2/66MR)

issued in 2007,

is valid

until 2027 and

covers 20,087ha.

Sibanye Gold is

entitled to
mine all declared material falling within this MR and has all the necessary statutory requirements in place.
Two Section 102 amendments were submitted in 2015 to

extend the Kloof MR to include the Venterspost North, Venterspost South TSFs and RTSF.

The Section 102

amendment for

Venterspost

North and

Venterspost

South TSFs

was granted

at the

end of 2021.

The RTSF
Section 102 amendment was granted but has not been executed by Sibanye Gold as yet.
A Section 102

is an application

to the Minister

of the DMRE

to amend the

rights permits, programs

or plans. Sound Mining

notes that
FWGR is not involved with any legal proceedings that may have an influence on the rights to extract minerals nor on the legal ownership of all mining and surface rights.
Neither Sibanye

Gold nor

FWGR are

aware of

any outstanding

legal disputes

that are

applicable to

FWGR as

stated in

the Exchange
Agreement signed on 22 November 2017 and effective at the end of July 2018. To the best of Sibanye Gold’s and FWGR’s

knowledge no
land claims exist over the relevant properties and no outstanding legal disputes exist that could affect FWGR right to further develop the

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assets. To

the best

of the

Sound Mining’s

legal specialist's

knowledge, all

statutory permits

have either

been approved

or are

in the
process of being approved.
In summary, the security of

tenure for the FWGR

is considered to be intact.

The transfer of the TSFs

by Sibanye Gold to FWGR

involved
the transfer of moveable assets; and therefore, are not subject to the transfer of the associated MRs to FWGR. In terms of the Exchange
Agreement all risks and benefits of the business, passed from Sibanye Gold to FWGR including the rehabilitation liability of the TSFs. The portion of the Sibanye

Gold’s rehabilitation

trust fund related

to these assets was

transferred to an

environmental trust

fund. In 2022,
these funds were subsequently transferred to a

Guardrisk Cell Captive, under a

ring-fenced environmental rehabilitation insurance policy
for the sole use of the rehabilitation liability.
3.5.

Driefontein Environmental

Authorization Transfer
Sibanye

Gold’s

Driefontein

EA

still

needs

to

be

transferred

to

FWGR.

An

Amendment

Application

was

filed

at

the

DMRE

(on
18 August 2020), for the following purposes:
●
application with a request that the scope of FWGR be expanded by including DP2 for tailings processing and Driefontein 4 TSF as a deposition site
as well as amending the sequence of reprocessing and disposal of residue tailings of Driefontein 3 TSF and 5 TSF; and
● application for the transfer of EA (Reference No.: GP 30/5/1/2/2 (51) EM to FWGR.
3.6.

Water Use Licenses
Two Water Use Licenses (WUL) were granted to Sibanye Gold in terms of Section

21 of the National Water Act, 1998 (Act No. 36

of 1998) (NWA) over
the Driefontein and

Kloof mining areas on

9 March 2017

with Reference numbers:

10/C22B/ACFG/496 and 10/C23E/ACEFGJ4527

respectively. The
WUL’s

are

valid

for

a

period

of

twenty

years,

from

the

date

of

issuance

and

thus

expire

on
9 March 2037.
Sibanye Gold

is permitted

to reclaim

TSFs through

hydraulic mining

following which,

retreatment takes

place in

and at

the process

plants. All

the
water comes from Driefontein’s underground works at Driefontein

10 shaft and from Kloof 10 shaft.
Currently, residue

from DP2 is

disposed at Driefontein

4 TSF,

however when the

RTSF has been

constructed and is

operational, the residue

will be
disposed of at this facility. A return water dam will receive water from the RTSF where it will be recycled and reused in the reclamation operations.
FWGR has chosen to use a closed water reticulation system to reduce its water consumption needs by recycling process water.
The Dam Safety Regulations, under the NWA,

require a Dam Safety License for the construction of the RTSF.

The overarching WRTRP WUL has been
successfully transferred to FWGR. In addition, an application has been submitted for the transfer of applicable water uses from the Driefontein WUL
to FWGR. This application is yet to be granted by the Department of Water Affairs and Sanitation.
3.7.

Other Permitting Requirements
A Refinery License has been issued to FWGR by the South

African Diamond and Precious Metals Regulator (SADPMR) to deal in unwrought precious
metals.
A Heritage

Impact Assessment

(HIA) covering

Driefontein and

Kloof was

prepared and

submitted to

The South

African Heritage

Resource Agency
(SAHRA). SAHRA responded

by means of

a Final Statutory

Comment in letters

dated 22 April

2016, granting conditional

approval regarding the heritage
sites at Driefontein and Kloof.
FWGR is the holder

of Certificates of

Registration 281 (CoR)

issued in July 2019,

in terms of the

National Nuclear Regulator (NNR)

for Driefontein 3
TSF,

Driefontein 4 TSF,

Driefontein 5

TSF,

Kloof 1 TSF,

Venterspost South

TSF,

Venterspost North

TSF,

Driefontein Plant 2

(DP2) Driefontein Plant

3
(DP3) and the RTSF.
FWGR’s operations are governed by the Mine Health and Safety Act, 1996 (Act No. 29 of 1996) (MHSA).

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3.8.

Royalties
Under the MPRDA, no Mineral Royalties are payable on the reprocessing of TSFs for gold.
3.9.

Liabilities
The Driefontein

and Kloof

EAs

contain

stipulative

clauses as

to what

mitigatory

and rehabilitative

obligations exist

and explicitly

states

that the
rehabilitation requirements

must be

adhered to.

Financial provision

for remediation

of environmental

damage is

stipulated in

Section 24P

of the
National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA) (as amended). FWGR obtained a Closure Cost Assessment from Digby
Wells in June 2022 for two gold processing plants and seven TSFs.
Currently, FWGR

has sufficient rehabilitation

guarantees and

funds in place

for all of

its assets to

satisfy the DMRE.

The closure and

rehabilitation
liability for the operation is updated annually at the end of the financial year (FY).
3.10.

Concluding Comments
In terms of the

Exchange Agreement all risks and

benefits of the operation

passed from Sibanye Gold

to FWGR. In particular, the rehabilitation

liability
of the TSFs and associated infrastructure have been transferred to FWGR. The portion of the Sibanye Gold’s rehabilitation trust fund related to these assets has

been transferred

to the

Guardrisk Cell

Captive, under

a ring-fenced

environmental

rehabilitation insurance

policy for

the sole

use for
environmental rehabilitation activities, with any shortfall covered by an insurance policy taken out by FWGR.
FWGR owns the majority of the land on which the RTSF will be constructed. FWGR has an option agreement with the landowner for the purchase of the remaining land still required for the RTSF. Provision has been made for this within the cashflow model.
There are no significant factors or material risks to the access, title or ability to perform work on the property.

A consequence of the Use and Access
Agreement is that

there are no

significant encumbrances to

the property with

regard to

current and

future permitting requirements.

Outstanding
permitting conditions are

being proactively managed

in line with the

required timeframes (Item

17). FWGR has

not been served with

any fines for
violations.
The QP

notes that

the Dam

Safety Regulations,

under the

NWA,

require a

Dam Safety

License for

the construction

of the

RTSF.

The existing

and
overarching WRTRP WUL has been successfully transferred to FWGR.
As an administrative matter, an application has also been submitted for the transfer of the water uses from the Driefontein WUL to FWGR. Approval of this application by the Department of Water Affairs and Sanitation is pending. This is not deemed a material risk to the ongoing operations.

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4.

ACCESSIBILITY,

CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
Item 4 (i); (ii); (iii) and (iv)
The FWGR operations are 70km west of Johannesburg from where they can be accessed by travelling for approximately one hour along tarred roads.
The TSFs are located at elevations between 1,570mamsl and 1,720mamsl (Figure 5).
Figure 5: Topography of Southern Africa
Source:

Sound Mining, 2022
The area which forms

part of the

South African inland

plateau region is typical of

a mature landscape with

gentle rolling undulations and

shallow sided
river valleys as shown in the topographic map (Figure 6).

Roodepoort
Tshepisong
Randfontein
2L24
Soweto
Cooke 2 TSF
Venterspost North TSF
Venterspost South TSF
Libanon TSF
Driefontein 1 TSF
Driefontein 4 TSF
Driefontein 2 TSF
Lenasia
Carletonville
Driefontein 3 TSF
Cooke 4 South TSF
Driefontein 5 TSF
DP2
Kloof 1 TSF
CPP
Kloof 2 TSF
Leeudoorn TSF
RTSF
Evaton
Sebokeng
N14
R24
M18
R28
R41
R559
N12
R82
R554
R553
N1
R551
Kloof Mining Rights
Driefontein Mining Rights
Owned TSF
Depositional TSF
Available TSF
Target TSF
National Route
Regional Route
Main Road
Railway Lines
Surface Plants
Topographic Contours (10m)
Water Courses
10km
N
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Figure 6: Topography Map of FWGR
Source:

Sound Mining, 2022

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Climatically, the area is classified as ‘moderate eastern plateau’ with by well-defined seasons characterized by warm to hot, moist summers and cool dry winters, often accompanied by frost (Figure 7).
Figure 7: Climate and Rainfall of South Africa
Source:

Sound Mining, 2022
The temperate climate has an

average ambient temperature of

20°C with dry winters between May and

July (0°C to 18°C) and wet, warm

summers
from September to March (0°C

to 27°C). The daily mean

temperatures in January and July

are 21.2°C and 9.8°C

respectively. The Randfontein

area,
on average, receives 571mm of rain per year, with most rainfall occurring during summer in the form of thunderstorms. The highest rainfall occurs in
January (107mm) and

the lowest in June

(0mm) where the wet

season occurs from November to

April. With the exception of

summer thunderstorms,
the climatic conditions have little

to no effect on

the mining operations at FWGR

where work is done at all

times of the year and

where there is no
operating season.
The vegetation of the

region is typical savannah

grassland (Figure 8)

but most of

the area comprises

disturbed grazing land and

minor crop production.
The

major land

uses in

the area

include agriculture

in the

form

of maize

and

soya

production as

well

as

livestock grazing,

formal

and informal
residential, mining and business uses.

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Figure 8: Vegetation of South Africa
Source:

Sound Mining, 2022
The area developed on the back of gold mining and is now well serviced with schools,

suburbs, medical facilities, a rail network and other supporting infrastructure.

The operation

lies across

the Randfontein

and Merafong

City Local

Municipalities which

provide

potable water

with the

national
electricity supplier - Electricity Supply Commission (Eskom), suppling the operation with power (see Item 15).
Infrastructure includes formal

and informal dwellings, buildings,

commercial farming infrastructure,

roadside shops, privately owned

infrastructure
such as access

roads, boreholes and

dams, public infrastructure

(roads and

transmission lines) and

mine accommodation.

Personnel and supplies,
from the surrounding areas, make use of

both tarred and gravel roads connecting farms, mines and urban centers such as Carletonville and Fochville.

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5.

HISTORY
Item 5 (i) and (ii)
Gold and uranium mining

operations commenced in the

late 1800s in

the Witwatersrand Basin

goldfields of South Africa,

and have resulted

in the
accumulation of substantial amounts of surface tailings and other mine residues. The possible re-treatment of TSFs in the West Rand area has a long
and

complex

history

with

Gold

Fields

Limited

(Gold

Fields),

Rand

Uranium

Limited

(Rand

Uranium),

Harmony

Gold

Mining

Company

Limited
(Harmony),

Gold

One

International

Limited

(Gold

One)

and

Sibanye

Gold

completing

a

number

of

parallel,

independent studies

relating

to

the
retreatment of these TSFs. There is an approximate fifteen-year history of metallurgical test work and process design which has been undertaken for
a

variety

of

combinations

of

assets

and

products

recovered,

as

summarized

in
Table

2. Whilst these historical studies were for specific combinations of assets, they are not all relevant to FWGR in its current form.
Prior to 2009,

Gold Fields

embarked on a

project known as

the West Wits

Project (WWP) aimed

at retreating several TSFs on

its four mining

complexes:
Kloof, Driefontein, Venterspost and South Deep (Table 2) to

recover residual gold, uranium

and sulfur and

storing the tailings on

a new Central Tailings
Storage Facility

(CTSF). Similarly,

Rand Uranium had

embarked on the

Cooke Uranium

Project (CUP), which

endeavored to treat

the Cooke TSF

for
gold, uranium and sulfur and ultimately

deposit the tailings onto the

Geluksdal TSF, located very close to the CTSF. The two independent projects had similar operational and environmental mandates, within a 25km radius of each other.
In 2009, Gold Fields

and Rand Uranium

evaluated the potential

synergy of an

integrated retreatment

plan for TSFs

located within the

South Deep,
Cooke, Kloof, Driefontein and Venterspost

mining complexes.
In

2012,

Gold

One

acquired

Rand

Uranium

and

in

the

same

year

acquired

the

Ezulwini

Mining

Company

(Proprietary)

Limited

(Ezulwini)

in

an
agreement with First Uranium Corporation.

During the same year Gold One,

revived the tailings retreatment

project and Gold Fields entered

into a
joint venture (JV) partnership with Gold One to investigate the economic viability of concurrently reprocessing current arisings and historical tailings
from a number of sites situated in the greater Carletonville/Westonaria/Randfontein area. A scoping study was concluded in 2012.
In early 2013, Gold Fields unbundled its Kloof and Driefontein Complex and Beatrix gold mines in the Free State

Province to create a separate entity
in Sibanye Gold

and listed Sibanye

Gold as a

fully independent company

on both the

JSE and the

NYSE stock

exchanges. Subsequently,

in October
2013,

Sibanye

Gold

Limited

purchased

the

interest

held

by

Gold

One

in

Rand

Uranium

and

Ezulwini.

The
Gold One assets

which became part

of Sibanye Gold

included the Cooke

operations (underground mining

and surface

reclamation operations)

for
gold and uranium

production. This transaction

gave Sibanye

Gold control

of a substantial

portion of the

surface mineral resources

in the region.

A
Preliminary Feasibility Study (PFS) was completed during 2013 and confirmed that there is a significant opportunity to extract value from the surface
Mineral Resources. Subsequently,

a number of Definitive Feasibility Studies

(DFSs) have been completed on

various combinations

of TSFs as shown
in Table 2. Sibanye Gold’s TSF

reclamation assets were housed in a special purpose vehicle (SPV) called WRTRP.
In 2018, Sibanye Gold vended

its interest in WRTRP

to DRDGOLD for an equity

stake of 38.05%

and an option to subscribe

for additional shares for
cash to take its stake to 50.1%. In mid-2018, FWGR initiated Phase 1 of a phased approach to its growing reclamation operations.

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Table 2: Historical Development of FWGR
Owner/Operator Period Project and/or Transaction Properties Activity Comment
Gold Fields Group Limited WWP
Driefontein Complex (Driefontein

1, 2, 3, 4 and 5 TSFs);
Kloof Complex (Kloof 1 and 2 TSFs, Libanon and Leeudoorn
TSFs; Venterspost Complex

(Venterspost North and
Venterspost South); and the South Deep Complex
Aimed at retreating several West

Rand TSFs to recover gold,
uranium and sulfur and storing the tailings on a new CTSF
Gold Fields - subsidiary
GFI Mining South Africa
(Proprietary) Limited
2009
West Wits Tailings Treatment

Project (WWTTP)
Driefontein Complex, Kloof Complex, Libanon, Leeudoorn,
Venterspost Complex and South Deep

Complex
WWTTP Feasibility Study near completion
Rand Uranium Limited (Rand
Uranium)
2009 CUP Cooke mining Complex CUP Feasibility Study near completion
Treatment of the Cooke

TSF for gold, uranium and sulfur.
Arising tailings would be deposited onto the Geluksdal TSF
located near the CTSF
Gold Fields and Rand Uranium Late 2009
Discussion of synergy of WWTTP and CUP -
combination of WWTTP and CUP
Evaluation of a combined project
Significant re-engineering and metallurgical test

work
required and the project was put on hold
Rand Uranium 2010 to 2012
Completed the CUP and the Cooke Optimization
Project (COP)
CUP and COP Feasibility Study completed Applications for authorizations partially complete
Gold One International Limited
(Gold One)
2012 Acquisition of Rand Uranium and Ezulwini
Revived the surface retreatment integration
discussions - update CUP DFS
Gold One JV with Gold Fields 2012 to 2013
JV to investigate economic potential

of
concurrently re-processing current arisings and
TSFs
TSFs and current arisings in the
Carletonville/Westonaria/Randfontein

region
Gold One/Gold Fields JV Scoping Study completed
end 2012
Gold Fields unbundled GFI
Mining South Africa
(Proprietary) Limited and
created Sibanye Gold Limited
Early 2013
Unbundling of the Kloof-Driefontein Complex and
Beatrix Gold Mines and listing of Sibanye Gold on
the JSE Limited and NYSE
Unbundling of the Kloof-Driefontein Complex and Beatrix
Gold Mines
Sibanye Gold Limited

2013
Acquisition from Gold One of the Rand Uranium
and Ezulwini assets
As a result of the transaction, Sibanye Gold held most

of the
surface resources in the region
Gold One/Gold Fields JV Scoping Study completed a
PFS
PFS showed significant opportunity to extract

value from
the surface resources
Sibanye Gold 2015
Study initiated for the original
Version 1 West Rand Tailings

Retreatment Project
(V1-WRTRP)
Treatment of the Driefontein

3 and 5 TSFs using Ezulwini
uranium process plant
DFS for the first phase of the
V1-WRTRP
Sibanye Gold
December
2015
Integrated study on Version

2 of the WRTRP (V2-
WRTRP)
Cooke, Driefontein 3, Driefontein

5 and Cooke 4 South TSFs
Integrated study for the production of

gold, uranium
and sulfuric acid - DFS for V2-WRTRP
DFS for V2 - WRTRP.

On completion of the DFS, the project
progressed to Front End Engineering Design (FEED) level of
accuracy whilst funding and permitting was sought
Sibanye Gold 2016 Decision to close Cooke No 4 shaft
DFS to determine economic viability of using
existing infrastructure including DP2 and Ezulwini
uranium process plant
DRDGOLD 2018
DRDGOLD acquired 100% of Sibanye Gold’s

SPV
(WRTRP) for a now 50.1% equity in DRDGOLD
Driefontein 3, Driefontein 4, Driefontein

5, Kloof 1, Libanon,
Venterspost North, Venterspost

South, TSFs, DP2 and land
for a RTSF and CPP
2017 Competent Persons Report, required

in terms
of Chapter 12 of the JSE listing requirements,
outlining category one transaction
DRDGOLD renamed the WRTRP to FWGR
Source:

DRDGOLD, 2022

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6.

GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT
Item 6 (i); (ii) and (iii)
6.1.

Regional Setting, Mineralization

and Deposit
The mineral assets

considered in this

TRS are the

tailings derived

through the mining

and processing of

the Driefontein, Kloof, Libanon

and Venterspost
mines of the

Witwatersrand Gold Fields. As

such the mineralization of

the mined material

which produced the

tailings, now being

processed by FWGR,
is described in this TRS. Whereas the

nature of the underlying geology is

not of direct relevance, an understanding of the scale and

nature of the gold
mineralization that was targeted in the historical mining operations provides insight into the structure and composition of the mineral assets.
The assets of FWGR are derived from the West Rand and Carletonville Goldfields of the gold-bearing, late Archaean (2.7Ga to 3.2Ga), Witwatersrand
Supergroup (Witwatersrand Basin). The Witwatersrand

Basin is the largest gold bearing metallogenic

province globally and is a roughly oval-shaped
sedimentary basin, elongated

in a northeast-southwest

direction. The major

north-south axis of

the basin is

approximately 160km

long, stretching
from Welkom to Johannesburg and where

the minor, east-west axis, spans approximately 80km. The

Witwatersrand Basin is filled

with approximately
14,000m

of

sedimentary

and

subordinate

volcanic

units,

of

which

only

small

portions

outcrop

to

the

south

and

west

of

Johannesburg.

The
Witwatersrand

Supergroup

overlies

an

Archaean

(>3.1Ga)

granite-greenstone

basement

and

the

3.08Ga

to

3.07Ga

Dominion

Group

and

is
subsequently uncomfortably overlain, by units of the Ventersdorp (~2.7Ga), Transvaal (~2.6Ga) and Karoo (~280Ma) Supergroups (Figure 9).
The basin hosts vast

auriferous and uraniferou

s

deposits which have been

grouped into geographically

distinct sub-basins or goldfields (Figure

10).
The

goldfields

are

separated

by

stratigraphy

where

no

economic

mineralization

has

been

discovered.

The

stratigraphy

of

the

Witwatersrand
Supergroup is broadly split into

two Groups, namely the Central Rand

and the West Rand

Groups, which in turn are split

into a series of subgroups,
formations and members (Figure 11). The stratigraphic structure of the Witwatersrand Supergroup is well understood at subgroup level, however at
formation level, correlation problems are encountered between the defined goldfields. The recognition

of basin-wide disconformities, can be used

as
a basis for stratigraphic correlation and thus permits the correlation of formations between the various goldfields to higher comfort levels (McCarthy and Rubidge, 2006). The principal economic reefs have been correlated across various goldfields and do not occur at the same stratigraphic level.
Recent studies consider

the deposition in

the Witwatersrand sediments to

have taken place along

the interface between

a fluvial system and

an inland
sea. Specifically, this body of water is considered to

be a retroarc-foreland basin which formed in response

to crustal thickening on the northern edge
of the Kaapvaal Craton, during a collision

with the Zimbabwe craton to the north.

The varying stratigraphic position of the

narrow, 0.1m to 2.0m thick
quartz-pebble conglomerate

reefs are

interpreted to

represent major,

diachronous, entry

points of

coarse-grained sediment

into the

basin. They
appear to be laterally coalesced fluvial braid-plains, where gold was concentrated within conglomerates which

developed, primarily along erosional
unconformities. The extent

of the development

of the various

unconformities is greatest

near the basin

margins and decreases

towards the more
distal areas.

Complex patterns

of syn-depositional faulting

and folding have

caused significant variations

in sediment thickness

and sub-vertical

to
over-folded reef structures are characteristic of the basin margins.
Structurally, the Witwatersrand Basin has experienced a long and complex history, affected by several superimposed structural events, differentiated as syn- and post-depositional deformations. Syn-depositional deformation played a key role in the original distribution

of sediments which controlled
the locality of

auriferous conglomerates and the thickness

of enclosing sedimentary

sequences. Later faulting and

folding of the sequence

determined
which parts of the Witwatersrand Basin remained buried, as well as the depth extent of mineable horizons, relative to the present-day surface.

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(Proprietary) Limited
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Figure 9: Regional Geological Setting of the Witwatersrand Supergroup
Source:

Sound Mining, 2022

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
48
6.2.

Local Geological Setting, Deposit and Minerali

zation
In terms of a more

local description, the FWGR assets comprise

of TSFs of tailings material

derived from the mining and

processing of ore from

the
Driefontein, Kloof,

Libanon and Venterspost

mining operations, located

in the West

Rand and Carletonville Goldfields, on

the north-western rim of
the Witwatersrand Basin (Figure 10).
Figure 10: Geology of the Witwatersrand Basin
Source:

Sound Mining, 2022

Depth (m)
Group
Subgroup
Formation
Lithology
Reefs
Age (Ma)
CENTRAL RAND
WEST RAND
Turffontein
Johannesburg
Jeppestown
Government
Hospital
Venterspost
Mondeor
Elsburg/ Eldorado
Kimberley
Booysens
Krugersdorp
Luipaardsvlei
Randfontein
Main
Blyvooruitzicht
Maraisburg
Roodepoort
Crown
Babrosco
Rietkuil
Koedoeslaagte
Afrikander
Elandslaagte
Palmietfontein
Tusschenin
Coronation
Promise
Bonanza
Brixton
Parktown
Orange Grove
2,000
1,000
0
1,000
2,000
3,000
4,000
5,000
Ventersdorp Contact Reef
South Deep
Bastard, EA, Upper Elsberg
Denny's, Beatrix, Composite
Crystalkop, A, Kalkoenkrans, B, Kimberley
Basal, Steyn, Vaal, Saaiplas, Leader, Monarch, Bird
Livingstone
Middelvlei
North, Main, South, Carbon Leader, Commonage
Ada May, Beisa
Veldskoen, Inner Basin Reefs
M
Buffelsdoorn, Outer Basin Reefs
Government
M
Rivas Reef
Coronation
M, D
D
Bonanza
M
M
M
M
2,714 ± 8 Ma
>2,780 ± 3 Ma
<2,849 ± 18 Ma
<2,840 ± 3 Ma
<2,872 ± 6 Ma
<2,822 ± 6 Ma
<2,902 ± 13 Ma
2,914 ± 8 Ma
<2,931 ± 8 Ma
<2,985 ± 14 Ma
M Magnetic shale
D Diamictite
Reef
Conglomerate
Sandstone
Shale
Lava
SOUND MINING

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These operations exploit the

Ventersdorp Contact

Reef (VCR) located

at the top

of the Central Rand

Group, the Carbon Leader

Reef (CLR) near the
base of the Central Rand Group and the Middelvlei Reef, which stratigraphically occurs 50m to 75m above the Carbon Leader. Additional minor reefs including the Kloof,

Elsburg, Kimberley and

Libanon Reefs

are exploited

at some

operations (Figure

11). The

Central Rand Group,

is dominated

by
course-grained siliciclastic metasedimentary

facies with subordinate

fine grained (mudstone)

facies. Its depositional

environment is

interpreted as
alluvial deltas and braided streams

which formed at the fluvial

- shallow marine interface. The

proximal, high energy,

facies are directly linked

with
the

concentration

of

detrital

gold,

pyrite

and

uraninite

and

thus

the

Central

Rand

Group

accounts

for

95%

of

the

gold

production

from

the
Witwatersrand Basin.
Figure 11: Witwatersrand Supergroup Stratigraphic Section
Source:

Frimmel et al, 2005

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The gold bearing reefs are fundamentally distinguished

by their association with quartz-pebble

conglomerates, which are confined by a basal

angular
unconformity and an upper planar bedding

surface separating it from

an overlying quartz wacke

or siltstone unit. The extent

of the unconformable
surfaces is

typically greatest at

the basin

margins and decreases

towards the distal

areas of the

basin. The

Witwatersrand Supergroup is poorly

exposed
in outcrop due to the overlying, younger cover

sequences. The surface geology of the mining

area comprises outliers of Karoo Supergroup shales and
sandstones,

followed

by

Pretoria

Group

sediments

and

the

Chuniespoort

Group

dolomites

of

the

Transvaal

Supergroup.

In

the

center

of

the
Witwatersrand Basin,

units of the

Witwatersrand Supergroup

have been

upturned and exposed

in the Vredefort

meteorite impact crater

which is
dated at 2,023Ma.
The region is

structurally complicated

with a major

structural fault,

the West

Rand Fault, separating

the West

Rand Goldfield operations

from the
South Deep

Gold Mine

to the east

(Figure 10). Additional

horst structures are

superimposed upon

the southeast

plunging West Rand Syncline

including
the Bank Fault (Figure 10), a

large west dipping fault with a

down-throw to the west. The structural

features affect the preservation, depth and length
of the economic reefs. In the area east of the Bank Fault

the majority of mining exploits the VCR, with minor contributions from the Middelvlei Reef and the Kloof

Reefs (Gold

Fields). West

of the

Bank Break

the CLR

is generally

a high-grade

reef and

represents the

major source

of Run-of-Mine
(RoM) with minor contributions from the VCR and Middelvlei Reef.
6.3.

Property Geology,

Deposit and Mineralization
FWGR TSFs are located on

two mining rights (Figure 12) within the

West Rand and Carletonville Goldfields. As

stated above, they are the processed
waste derived from the

mining and processing

of auriferous and

uraniferous ores from Driefontein, Kloof, Libanon

and Venterspost mining operations.
The mining operations targeted different reefs, namely:
● the Driefontein TSFs comprise primarily processed VCR, CLR and Middelvlei Reef;
● the Kloof TSF comprises primarily processed VCR, Middelvlei Reef and the Kloof Reef;
● the Venterspost TSFs comprise primarily processed Middelvlei Reef and VCR; and
● the Libanon TSF comprises material from the VCR, Libanon Reef, Kloof Reef and Middelvlei Reef.
The composition of

a TSF

depends on the

geochemical make-up

of the material

being mined and

the chemicals used

in the mining

and extraction
process. In addition

to the

internal structure,

the TSF

reflects the

mining strategy

and depositional methodologies

employed at

each operation.

A
single TSF can have portions of different

composition and specific gravity (SG) due to changes

in underlying orebody contribution, the deposition of
tailings arising from different operations and differing depositional strategies.
The bulk density of tailings material

is a critical factor

in the accurate estimation

of quantities and thus an investigation

into the lateral and

vertical
variation was conducted. These factors can result in a considerable variation in gold content and distribution throughout a TSF where such variation has an impact on final recoveries and projected revenues

for the operation. Various exploration

programs and subsequent geological modelling has
enabled the classification of FWGR TSFs as Mineral Resources with a bulk density ranging from 1.40g/cm
3

to 1.45g/cm
3
.
In

addition,

secondary

processes

such

as

metal

re-mobilization,

erosion,

weathering,

leaching

and

acid

mine

drainage

can

further

affect

the
geochemical characteristics of

a TSF.

These processes tend to

progress faster

in a TSF

compared to a

primary ore body as

weathering, erosion and
oxidation are accelerated by the fine particle

size of the material, and leaching

together with acid mine drainage occur

due the large amount of water
associated with TSFs. Gold can undergo mobilization within the TSF with time and hence may exhibit areas of re-concentration and even be present in the

sub-structure soil.

The geochemical

characteristics

of the

footprint

geology,

such as

dolomites, granites,

quartzites, has

a bearing

on the
mobilization dynamics of

a TSF.

Hence, depending on

several factors

such as

footprint, age

of deposition, beneficiation

and primary reef

origin of
slimes, a TSF may exhibit areas/layers of differing

grade profiles. The modelled dumps show vertical and lateral variation in gold grade and although
exceptions occur,

in general,

the grade

tends to

increase towards

the bottom

of the dump

and into

the footwall.

Detailed exploration

results and
geological modelling is outlined in Item 7 and Item 11 respectively.

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
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Figure 12: Property Geology
Source:

Sound Mining,

2022

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Document No: PR/SMI/1203/22
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7.

EXPLORATION
Item 7 (i); (ii); (iii); (iv); (v) and (vi)
7.1.

Methods and Databases
The extent, morphology

and structure of

the TSFs is relatively

simple when compared

to conventional mineral deposits.

Consequently, the exploration
programs are also simple and straightforward. Exploration of the FWGR’s assets comprised:
● auger drilling programs to permit sampling for gold content and mapping of the gold distribution undertaken in drilling campaigns by Gold Fields in 2007, 2008 and 2009 for the Driefontein, Kloof, Libanon and Venterspost TSFs;
●
surveying

of

the

borehole

collars

undertaken

by

Gold

Fields

in-house

surveyors

to

determine

physical

dimensions

and

volumes

verified
independently by Light Detection and Ranging (LIDAR) consultants;
●
metallurgical and flow

sheet development test

work including historical

studies by SGS

South Africa (Proprietary)

Limited (SGS) and

recent test
work by Mintek; and
●
tailings toxicity tests and SG determination - undertaken by SLR

Consulting (Africa) (Proprietary) Limited and The

RVN Group (Proprietary) Limited
(The RVN Group).
7.2.

Geophysical Characterization
No geophysical investigation of the TSFs has been undertaken as part of the exploration programs.
7.3.

Geo-hydrological Characteri

zation
A geohydrological investigation of

the TSFs did not form part of

the exploration programs. It is not

required for the determination and classification
of FWGR’s Mineral Resources. The handling of surface water is described in the mining and processing Items (Item 13 and Item 14). Hydrological and geohydrological considerations for the Leeudoorn TSF and RTSF are discussed in Item 15.1.1 and Item 15.2.1.
7.4.

Geotechnical Characterization
A geotechnical

investigation of

the TSFs

did not

form part

of the

exploration programs.

It is

not required

for hydro

-mining of

the unconsolidated
tailings material. The slope angles and bench

widths do not pose a risk to

the mine design (Item 13.1). Geotechnical assessments

were performed for
the design of the Leeudoorn TSF and RTSF (Item 15.1.1 and Item 15.2.1). The auger drilling method performed during exploration does not allow for the orientation of samples. Geotechnical characterization is not applicable to the determination and classification of FWGR’s Mineral Resources.
7.5.

LIDAR and Surveying
A detailed

helicopter-based LIDAR

survey was

undertaken by

Gold Fields in

late 2008.

The survey

was conducted

by Southern

Mapping Company
(Proprietary) Limited

and the total

area surveyed

was approximately

44,000ha. The

aerial survey was

conducted using

an aircraft

mounted LIDAR
system which scanned the ground

below with a 70kHz laser.

Digital color images were also gathered

to produce color orthophotos. The survey was
conducted at a

height of 1,100m

above datum with

an image

pixel size

of 15cm. The

vertical accuracy was

10cm and

the horizontal

accuracy was
20cm. The survey was calculated

in Hartebeesthoek94, LO27 projection with

ellipsoidal heights. The data was

supplied to Gold Fields in CAPE

LO27
with orthometric heights. The LIDAR survey provided surface data from which three-dimensional (3D) models of the TSFs were constructed.

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The Driefontein 5 TSF and Driefontein 3 TSFs were surveyed

in 2004 and 2006 respectively

by Gold Fields, using differential Global

Positioning System
(GPS) methodology.

In all

instances it

was found

that the

vertical positioning

of the

drillhole collars

were offset

from the

surface of

the TSFs

as
determined from the LIDAR

survey. The offset ranges from approximately 0.5m

to several metres. It

was assumed that the

LIDAR survey was the

more
accurate of the two surveys and the drillhole positions were moved to intersect the top of the TSF wireframes.
7.6.

Drilling
Historical exploration programs and Mineral Resource estimates that have contributed to the overall exploration database include:
● a Mineral Resource estimate (Minxcon 2008); and
●
Gold Fields

(2007) undertook

an initial

drilling campaign

on Driefontein

3 TSF

and Driefontein

5 TSF.

The Mineral

Resources were

reported in
Minxcon (Proprietary) Limited

(Minxcon) report R2008-14

(2008). The drilling continued

in 2008 to

cover 13 TSFs

in the Kloof,

Driefontein, and
Venterspost areas.
The

drilling

was

done

on

either

a

100m-by-100m

or

a

200m-by-200m

grid.

All

drillholes

were

vertical

and

downhole surveys

were

considered
unnecessary as the drillholes were

shallow,

generally <70m deep. The

drillhole grid and downhole sampling

density are sufficient to

establish both
grade and geological continuity.
The drilling was undertaken using a fully

portable hydraulic drill rig comprising a rotating spiral auger drill encased in a stainless-steel core barrel/rod.
The rod comprises a 50mm nominal bore

drill rod and inner spiral,

with the inner spiral rotating

in the opposite direction to

the outer casing whilst
advancing

into

the tailings

material.

The

drilling is

performed dry

and

due

to

the nature

of

the drilling

the

resultant

samples are

not

oriented.
Orientation is not relevant to mining methodologies of the TSFs.
Samples have been described and assayed appropriately to support a Mineral Resource estimation.
Two drilling contractors were utilized, namely

Dump and Dune

Drillers (Proprietary) Limited and

Gold Mine Sands

and Slime Dam Drillers

(Proprietary)
Limited. Both companies have experience in the drilling of tailings material and comply with industry practices.
Auger and sonic drilling

of tailings material

by its nature

is intrinsically open to

contamination and therefore

requires particular care

to ensure the
results are adequate for use

in a Mineral Resource estimate. The

drilling programs were supervised by

in-house qualified geologists and

a high degree
of corporate governance is evident. The drilling methodologies were independently audited by SRK Consulting (Proprietary) Limited (SRK) in

2008 for
Driefontein 3 TSF,

Driefontein 5 TSF, Kloof 1 TSF,

Libanon TSF, Venterspost

North TSF and Venterspost South TSF.
Drilling

logs

were

kept

by

the

drilling

foreman

but

no

sample

photographs

were

kept.

Given

the

drilling

methodology,

this

is

not

considered
inappropriate.
Overall conclusions for each drilling campaign suggest that the drilling and sampling programs were conducted to industry standards and suitable for incorporation into a Mineral Resource estimate.
The location of

the drillhole collars

for the

TSFs are

shown in Figure

13 to

Figure 18. The

total number

of drill holes

is 1,180

with an approximate
length of 72km.
7.7.

Exploration Budget
Numerous historical exploration activities

now contribute to the

FWGR’s overall

exploration database and it

is anticipated that FWGR

will continue
to conduct exploration activities which are

necessary to keep ahead of

recoveries and to update knowledge of the

content within the TSFs. Provisions
for future exploration are included in the DCF model.

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8.

SAMPLE PREPARATION,

ANALYSIS AND SECURITY
Item 8 (i); (ii); (iii); (iv) and (v)
8.1.

Sampling Method
Auger Drilling:
the auger drill comprises

a rotating spiral auger drill bit

encased in a stainless-steel core barrel. The

core barrel comprises a 50mm drill
rod and inner spiral, with

the inner spiral rotating

in the opposite direction to

the outer casing as

the tailings material is penetrated.

The extension
rods and spiral augers have

three lengths; namely 1.5m, 3.0m and

4.5m. The typical drilling cycle comprised the following

sequence, repeated until
the floor of the TSF was intersected:
● an initial sample was drilled with a 1.5m spiral auger/sample tube, after which the first sample was extracted;
● the subsequent sample was drilled with a 3.0m auger/sample tube and the 1.5m sample extracted;
● thereafter, a 4.5m spiral auger/sample tube was used and the sample extracted; and
● the succeeding samples were extracted from the 4.5m spiral auger plus a 1.5m extension rod, followed by a 3.0m extension rod and then a 4.5m drill rod.
The first two samples were extracted directly

into new sample bags by

using the drill rig to

reverse the rotation of the spiral within

the 1.5m and 3.0m
auger/sample tubes. The sample bag was

placed over the end of the

tube to collect the sample following

which the spiral auger and

interior of the
barrel were cleaned by using a cloth and a steel brush to remove the tailings material.
Subsequent samples were extracted by removing the spiral auger and the sample collected in a rubber trough. The first 10cm to 15cm of the sample were discarded as they would be the most likely

to have contamination and the remainder of the sample was

transferred into the bag at the

end of
the rubber trough. The sample

bag was then closed,

placed in sequence and the

tickets added. The sample at the

floor of the TSF is collected

into two
separate bags containing the soil/footprint sample and the lowermost tailings sample.
The entire sample

was collected and

consequently the full

length of the

TSF was

sampled, ensuring representivity.

No relationship exists

between
sample recovery and

grade as

the material

is fine grained

and the entire

sample was collected

so no preferential

loss of fines

is anticipated.

Each
resulting sampled

weighed between 2kg

and 4kg and

is considered suitable

for the fine

grain size of the

tailings. No selective

sampling was

undertaken.
The drilling sites

were visited

by independent

consultants who

concluded the

sampling and

management of

samples by

the drillers

was of

a high
quality, well controlled and from the evaluation of the quality control data, the number of errors made by the drillers was very small.
The samples were not geologically nor geotechnically logged as these criteria cannot be obtained from an auger sample.
8.2.

Sample Security
The database used for the Mineral Resource estimation was thoroughly reviewed and found to be reliable.
8.3.

Analytical Laboratories
Four independent laboratories were used for sample analysis, namely SGS, Set Point Laboratories (Set Point), ALS

Chemex South Africa (Proprietary)
Limited (ALS)

and Performance Laboratories

(Proprietary) Limited (Performance

Laboratories). All except

for Performance Laboratories,

are accredited
by the South African

National Accreditation System (SANAS) for gold

assay. At the time of work, Performance Laboratories

did meet the requirements
of ISO/IEC 17025:2005 for gold assay which accreditation was valid until February 2015.
Set Point

and

ALS were

independently inspected

and

found

to

follow

best

practice

principles of

quality management.

They have

procedures of
chemical

analysis

and

assay

that

meet

the

requirements

for

code

compliance.

They

use

sample

preparation

equipment

that

complies

with
international accepted

practices and

laboratory information

management systems

with sample

tracking. Quality

management systems

exist with
quality checks throughout the entire assay and analytical process.
8.4.

Analytical Procedures
Gold analysis was undertaken using standard fire assay methodology with gravimetric finish which is considered entirely appropriate for the sample type.

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The

laboratory

sample

preparation

was

standard

for

auger

drill

samples

and

included

drying,

jaw

crushing

to

a

nominal

10mm

if

compacted,
pulverizing with a

disc pulverizer

and manual homogenization.

The final sample

size submitted

for assay

was 500g

and the likelihood

the samples
being non-representative is low.
8.5.

Bulk Density
In general, the conversion from volume to quantity

in the case of mineral deposits

is undertaken by the application of a

density or the SG determined
experimentally on dry samples. Density is the mass per unit volume e.g., t/m
3
, whilst SG is the ratio of the density of a

substance to the density of a
reference substance (usually water); and

is a unitless

ratio of the mass of

a substance to the

mass of a reference substance

for the same given

volume.
Wet density measurements can be undertaken for samples with moisture content.
Bulk density, however is defined as the dry weight of a material per unit volume of that material. Bulk density considers both the solids and the pore space; whereas, density and SG consider only the solids.
The density throughout the various TSFs will vary marginally depending on the original reefs mined. An average

density of 1.40t/m
3

was used in the
2018 Mineral Resource estimate but this

Mineral Resource has now been updated

using a density of 1.42t/m
3

because of data subsequently

available
to FWGR from the current

operations and from recent test

work performed by The RVN

Group. This compares favorably with

the average densities
reported by other companies in the business of retreating Witwatersrand tailings (Table 3).
Table 3: Dry Densities used by Other Re-treatment Companies for the Witwatersrand Operations
Company TSF
Dry Density
(t/m
3
)
Rand Uranium West Rand Operations 1.45
Anglo Gold Ashanti Vaal River Operations 1.45
Ergo Mining (Proprietary) Limited Elsburg Tailings Complex 1.42
Mintails SA West Rand Projects 1.40
Source:

Sound Mining,

2022
The QP has therefore assumed a consistent density of 1.42t/m
3

for the Mineral Resource estimate as at 30 June 2022.
The use of a dry density in the estimation

of an in situ Mineral Resource is

standard best practice and the dry

density value has been applied to the
Mineral Resource estimate.
8.6.

Concluding Comments
The QP considers

the sampling method

and preparation

adequate for

this type of

mineralization. Sample

security is considered

adequate and the
resulting database

reliable. Standard

analytical processes

were used

for sample

grade determination

with Quality

Assurance and

Quality Control
(QA/QC) (Item 9) providing confidence in the results.

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9.

DATA

VERIFICATION
Item 9 (i); (ii) and (iii)
9.1.

Quality Assurance and Quality Control (QA/QC)
The internal laboratory standards and blanks (between two and four per fifty) were inserted in every batch. Internal standards with a blind standard
were used on all instruments. The laboratories undertake regular evaluation of overall performance by statistical evaluation of all QC data.
The laboratory internal checking processes were independently checked and found to be standard

and reliable. Several checks were undertaken

on
the importation of data into the Mineral Resource estimation software with no issues highlighted.
Laboratory reports

suggest that

blanks and

Certified Reference

Materials (CRM)

were included

for every

100 samples.

The CRMs

submitted were
African Mineral

Standards (AMIS)

AMS0046 at

0.67g/t Au;

AMIS AMS0080

at 1.14g/t

Au and

accredited blank

AMIS AMS0069

<0.002g/t Au.

The
spread of gold grades

in the CRM is appropriate

and the review of

the quality control and quality

assurance data concluded that

13.7% of the total
population of samples (13,000 samples) were outside of the two standard deviation limits allowed and were re-analyzed.
9.2.

Independent Verification
The TSFs

exploration programs

were

conducted during

2007 to

2009 with

independent oversight

and review

provided by

Minxcon

(Proprietary)
Limited, with

auditing of

the results

by SRK

Consulting (Proprietary)

Limited. The

overall conclusions

for each

drilling campaign

suggests that

the
drilling and sampling

programs were

conducted to industry

standards and

are acceptable for

a Mineral

Resource estimate.

The TSF

volumes were
independently verified by Southern Mapping Company Limited.
Sound Mining has since completed an independent

review of the available information and a verification of the data used for the

LoM plan to exploit
FWGR’s assets. This involved

integrity checks on

the capturing of

data and interviews

with the specialists

involved in the

original exploration programs.
The QP

is satisfied

with the

accuracy and

integrity of

the Mineral

Resource estimate.

The QP

is further

comforted by

the fact

that mining

of the
Driefontein 5 TSF (December 2018 to current) has confirmed both the volume and grade estimates of the TSF.
It should also

be noted

that the type

and style of

mineralization of

the original reefs

exploited during

the establishment of

the TSF

assets are not
relevant to the Mineral Resource estimate.

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10.

MINERAL PROCESSING AND METALLURGICAL TESTING
Item 10 (i); (ii); (iii); (iv) and (v)
10.1.

Metallurgical Test

Work
The test work described here under relates to understanding recoveries applicable to the TSF mineral deposits. The metallurgical characterization of the TSFs in the area have been covered

by numerous techno-economic studies from 2000 to date. These have ranged from Scoping Studies through
PFS work to DFS levels of accuracy. The metallurgical test work covered various processing options including direct leach,

grinding, ultra-fine grinding
and flotation.
Metallurgical test work, on the FWGR’s TSFs, was completed by three independent laboratories, namely SGS Lakefield (SA), Mintek, and Patterson

&
Cooke. Results were independently review by ENC Minerals (Proprietary) Limited and are considered acceptable by the QP. These laboratories are all accredited by

the SANAS

for gold

assay.

All three

laboratories were

independently inspected. They

follow conventional

best practice

principles of
quality management and have procedures of

chemical analysis and assay that are accepted as

fulfilling the requirements of compliancy demanded

of
modern mining

companies. They

use sample

preparation equipment

that complies

with international

accepted practice.

They have

installed well
developed laboratory information management systems with sample tracking. They have evolved quality management systems in place with quality
checks through the entire assay and analytical process.
Test

work has

been performed

on Driefontein

3 TSF,

Driefontein 5

TSF,

Libanon TSF,

Kloof 1

TSF and

Venterspost

North TSF.

Less test

work was
performed on the

Venterspost South TSF. The diagnostic leach results as

well as gold deportment

per size fraction of

the Driefontein TSFs are included
in Table 4, Table

5 and Table 6.
Table 4: Full Diagnostic Leach Results on Un-milled Feed Samples
Diagnostic Results Un-Milled Feed Sample Association
Driefontein 3 TSF Driefontein 5 TSF
(g/t Au) (% Au) (g/t Au) (% Au)
Gold Available to Direct Cyanidation 0.24 54.7 0.22 52.4
Gold that is Preg-robbed Carbon-in-Leach (CIL) 0.02 3.5 0.00 0.0
Gold Associated with GCI Digestible Minerals 0.06 14.9 0.05 11.4
Gold Associated with HNO₃

Digestible Minerals
0.03 6.9 0.04 10.3
Gold Associated with Carbonaceous Matter 0.02 4.1 0.00 0.0
Gold Associated with Quartz (balance) 0.07 16.0 0.11 25.9
Total 0.43 100.0 0.41 100.0
Source:

Mintek, 2015
Table 5: Driefontein 5 TSF Feed Sample Assay by Size
Particle Size
(µm)
Mass
(%)
Cumulative
Mass
(% mass)
Discrete
Grade Au
(g/t)
Discrete Distribution
(%)
Cumulative Distribution
(%)
Au U
3
O
8
S
2
Au U
3
O
8
S
2
150 5.5 94.5 1.13 15.2 4.1 0.9 100.0 100.0 100.0
106 10.8 83.6 0.62 16.3 4.8 1.9 84.8 95.9 99.1
75 15.1 68.5 0.34 12.4 7.9 6.1 68.6 91.0 97.2
53 10.6 58.0 0.27 6.9 6.3 11.9 56.1 83.2 91.1
38 8.7 49.3 0.32 6.7 6.4 16.1 49.2 76.9 79.2
25 9.0 40.3 0.31 6.8 7.9 17.6 42.5 70.5 63.1
15 22.0 18.3 0.23 12.3 36.9 33.6 35.7 62.6 45.5
-15 18.3 0.53 23.4 25.7 11.9 23.4 25.7 11.9
Total 100.0 100.0 100.0 100.0
Head Grade (calculated) 0.41
Head Grade (measured) 0.41
Variance 0.70%
Source:

Mintek, 2015

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Table 6: Driefontein 3 TSF Feed Sample Assay by Size
Particle Size
(µm)
Mass
(%)
Cumulative
Mass
(% mass)
Discrete
Grade Au
(g/t)
Discrete Distribution
(%)
Cumulative Distribution
(%)
Au U
3
O
8
S
2
Au U
3
O
8
S
2
150 5.0 95.0 1.48 18.0 5.5 0.08 100.0 100.0 100.0
106 12.9 82.0 0.39 12.2 5.9 1.8 82.0 94.5 99.2
75 17.0 65.0 0.37 15.3 8.9 7.9 69.8 88.6 97.5
53 10.5 54.6 0.34 8.6 6.8 12.6 54.5 79.8 89.5
38 8.4 46.2 0.34 6.9 6.3 16.1 45.9 72.9 76.9
25 7.8 38.4 0.27 5.1 6.1 14.7 38.9 66.7 60.7
15 24.9 13.5 0.29 17.5 40.2 38.8 33.8 60.5 46.1
-15 13.5 0.50 16.3 20.3 7.3 16.3 20.3 7.3
Total 100.0 100.0 100.0 100.0
Head Grade (calculated) 0.41
Head Grade (measured) 0.43
Variance 4.10%
Source:

Mintek, 2015
The presence of preg-robbers in the tailings material can be ascertained from the above results. Preg-robbing is the phenomenon whereby the gold cyanide complex, Au(CN)
2
, is removed from solution by the constituents of the ore. The preg-robbing components may be the carbonaceous matter
present in the ore, such as wood chips, organic carbon, or other impurities, such as elemental carbon.
The actual content

of the preg-robbers

in the samples

seems to vary

from 0% up

to 10% in

certain samples. This pattern

is consistent with

results
from similar operations and is a function of the nature of the material being re-mined. In particular, areas on a TSF which contain organic matter and plants (i.e., side walls, reed beds etc.) will have elevated preg-robbing content. It is therefore an established practice to design a plant with a Carbon-
in-Leach (CIL) system and not a

Carbon-in-Pulp (CIP) system. The process design

does allow for CIL to mitigate the

impact of preg-robbers on recovery
potential.
The recoveries in Table 7 are underpinned by test work

and records from the currently throughput of Driefontein 5

at the DP2. FWGR also actively

try
to

liberate

addition

gold

locked

in

silicates

through

additional fine

grinding

at

DP2

to

enhance overall

recoveries.

This

possibility

for

improved
recoveries is

supported by

the fact

that approximately

30% of

the contained

gold is

found in

the coarse

fractions (>106µm).

Historically the

most
favorable liberation

on Witwatersrand Basin

gold bearing ores have

been achieved at grind

sizes of <75µm.

Both the diagnostic leach and

assay by
size results confirm the need to mill the coarse fractions in order to improve recovery.
Based on the test

work, Sound Mining’s

QP is comfortable

that the following

processing recoveries are

achievable on the

various TSF feed

sources
(Table 7).
Table 7: Summary of Process Recovery Potential
TSF
Process Recovery
(%)
Driefontein 5 49.8
Driefontein 3 56.6
Kloof 1 50.5
Libanon 47.2
Venterspost North 54.7
Venterspost South 62.5
Source:

Sound Mining,

2022; and FWGR, 2020
10.2.

Concluding Comments
The initial

metallurgical test

work, sampling

and bulk

sample trials

used to

support the

Mineral Resource

estimates and

feasibility study

work is
considered by

the QP

to reasonably

represent the

deposit as

a whole.

The processing

of the

Driefontein

5 TSF

has provided

the QP

with further
confidence in that the actual metallurgical recoveries have been consistent with the initial forecast.

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11.

MINERAL RESOURCE ESTIMATES
Item 11 (i); (ii); (iii); (iv); (v); (vi) and (vii)
The original

Mineral Resource

estimates of

2009 were

confirmed by

Sound Mining

in 2020.

Sound Mining

independently reviewed

the database,
geological models, estimation methodology and

classification criteria. Sound Mining concluded

that the estimations are based on

a suitable database
of reliable information and that no material

issues were found which could affect

the overall estimate. The density assumption used for

the various
TSFs

in the

2018 Mineral

Resources

estimate was

1.40t/m
3
. It

has since

been revised

to 1.42t/m
3

following FWGRs

data from

the mining

of the
Driefontein 5 TSF. Geological losses are not

applied because the

entire volume of a TSF

will be processed

once included into FWGR’s Mineral Resource
base for future exploitation.
11.1.

Geological Models and Interpretation
TSFs constructed from the tailings of Witwatersrand

gold mining operations have been successfully and economically exploited for decades and the
geotechnical and geometallurgical

characteristics are well

understood from

experience and test

work on the

FWGR assets themselves.

Apart from
the potential risks identified in Item 12.1,

no factors of a geotechnical or

geometallurgical nature have been identified that would

have a significant
effect on the prospects for eventual economic extraction.
The exploration

database has

been demonstrated

to comprise

analytical data

obtained from

reliable laboratory

assays on

samples obtained from
sampling and drilling programs based on industry best practice. The drillhole grid spacing is comparatively close for typical TSF drilling programs and the entire depth of each

TSF was sampled. The data density

is therefore considered sufficient to assure continuity of

mineralization and structure and
provides an adequate basis for estimation.
The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported

data. The samples

for Driefontein

3 TSF

and Driefontein 5

TSFs represent

3.0m composite samples

and not 1.5m

composites. The
samples from all

of the other

TSFs were

1.5m in length.

The end of

the drillhole sample, where

it contained footwall

material, was

separated into
tailings and footwall material and treated separately by the laboratory.
Three dimensional

wireframes

were constructed

from surveyed

data and

drillhole information.

The top

wireframe

surface for

the Driefontein

3,
Driefontein 5, Kloof 1, Libanon, Venterspost North and South

TSFs were constructed from LIDAR data. The base/footprint wireframe was constructed from the soil

intercept depths from

the drillhole data

and the footprint

perimeter. The wireframes comprised simple

3D representations of

the volume
of the TSFs and as such are not open to alternative interpretations.
11.2.

Estimation Methodology
Ordinary Kriging was undertaken for

the gold grade estimation which allows

for testing of the accuracy

and efficiency of the estimation. Due

to the
construction of the TSFs

and potential gold

remobilization, a spatial

grade distribution was

anticipated and since

Kriging is based

on modelling the
spatial variances within an orebody, this method was considered the most reliable and accurate.
The capping of anomalously high-grade values was

only applied to Driefontein 5 TSF and Kloof 1 TSF These

capping values were determined from the
probability plots generated for

each TSF.

Capping in the variography

stage of the estimation

limits the excessive

variances of the anomalously high
grade from skewing

the distribution away

from the representative

variance of the

data distribution. Capping

in the Kriging stage

limits the zone

of
influence that the ultrahigh grades have on the estimation of the surrounding areas. This is considered an appropriate method of data handling.
The following parameters were applied in the Kriging process:
●
50m-by-50m-by-3m

block

size

as

derived

from

100m-by-100m

drillhole

spacing

and

1.5m

sample

lengths

for

Driefontein

5,
Driefontein 3, Kloof 1, Libanon, Venterspost North and South TSFs;
● sub-cells employed at a minimum of 10m-by-10m (X and Y) for each TSF;
● first search volume (SVOL1):

X and Y at approximately the variogram range;

Z search volume

was in general

the downhole variogram

range equating to

a search of

6m. Given the

stratified nature of the

TSFs an excessive
search in the vertical direction could result in smearing of grades vertically;

minimum of 12 samples within the search volume one (SVOL1); and

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maximum of 40 samples within the search volume one (SVOL1).
● second search volume (SVOL2):

approximately 1.5 times the first search volume;

minimum of four samples within the search volume; and

maximum of 40 samples within the search volume.
The

spatial

relationships

of

the

sample

grades

were

investigated

with

variograms.

Both

downhole

and

planar

variograms

were

calculated

and
modelled. The aim

of the downhole

variograms was

to determine a

nugget value and

the applicable vertical

range of

continuity,

whilst the planar
variogram used the nugget value determined from the downhole variogram. The anisotropy (the difference, when measured along different axes, in
a

material's

physical

or mechanical

properties) for

gold

in each

TSF

was

investigated.

The

variograms

were

deemed best

represented

by

omni-
directional models and the variogram parameters are shown in Table 9.
The vertical

(i.e., Z)

range

of the

planar variogram

model is

replaced by

the range

determined from

the downhole

variogram.

Where

necessary
(Driefontein 5 TSF and Kloof 1 TSF) both the downhole and planar variograms were conducted using top-cuts, determined from the probability plots generated for each element for each TSF.
11.3.

Mineral Resource Classification
The applied Mineral Resource classification is

a function of the confidence of

the asset tenure and consideration

of the entire process from

drilling,
sampling, geological

understanding and

geostatistical relationships.

FWGR’s

legal tenure

is secured

through the

necessary permitting

required to
access

and

exploit

the

moveable

assets.

The

drilling,

sampling,

analytical

processes

and

governance

of

the

exploration

programs

have

been
appropriate and in-line with industry best

practice and are considered to be

of high confidence. The density used in the

conversion from volume to
tonnage has been determined from

both in situ measured values

and empirical data and

is considered reliable. In

addition, the following statistical
criteria were applied to the Mineral Resource classification:
● number of samples used to estimate a specific block:

Measured - at least four drillholes within the variogram range and minimum of twenty 1.5m composited samples;

Indicated - at least three drillholes within the variogram range and a minimum of twelve 1.5m composite samples;

Inferred - less than three drillholes within the variogram range.
● distance to sample (variogram range):

Measured - within at least 60% of variogram range;

Indicated - within variogram range;

Inferred - further than variogram range.
● lower confidence limit (blocks):

Measured - less than 20% from mean (80% confidence);

Indicated - 20% to 40% from mean (80% to 60% confidence);

Inferred - more than 40% (less than 60% confidence).
● Kriging efficiency:

Measured - more than 40%;

Indicated - 20% to 40%;

Inferred - less than 20%.
● Kriged variance - a relative parameter used in conjunction with the other criteria.
● deviation from lower 90% confidence limit (data distribution within the Mineral Resource area considered for classification):

Measured - less than 10% deviation from the mean;

Indicated - 10% to 20%;

Inferred - more than 20%.
In accordance with the criteria noted above all of the TSF Mineral Resources were classified as Measured Mineral Resources.

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11.4.

Mineral Resource Verification
The following data was received, interrogated, and verified by Sound Mining (Table 8).
Table 8: Data Interrogated per TSF
TSF
De-surveyed DataMine
TM
Borehole File
Final Block Model Report
Driefontein 5 compall1_au_u_s.dm dr5_krig_all fin.dm Minxcon 2009 updated by Sound Mining 30 June 2022
Driefontein 3 compall.dm drth_krig_allfinal2b.dm Minxcon 2009
Kloof 1 compall.dm kl1_krig_all_final3c.dm Minxcon 2009
Libanon compall1.dm lib_krigall1_2010c.dm Minxcon 2009
Venterspost North BHA.dm vn_krig_all1_fin2d.dm Minxcon 2009
Venterspost South COMPALL1.dm vs_krig_all1_final2c.dm Minxcon 2009
Source:

Sound Mining, 2022
No original laboratory assay reports were received for the TSFs for verification of the assay results; however, it must be noted that head grade assays of the

Driefontein

5 TSF

correspond with

that expected

from the

Mineral Resource

model. An

interrogation

of the

stated

modelling parameters
yielded acceptable

results

and

demonstrate

that the

variography

and

parameters

used in

the Kriging

process are

reasonable (Table

9).

The

QP
concludes that the

reported Mineral

Resource estimation methodologies

and interpretations

are reasonable and

can be relied

upon to reflect

the
Mineral Resource base for FWGR.
Table 9: Variogram

Parameters
TSF Parameter Domain Sill Nugget Sill 1 X1 Range
Driefontein 5 Au 1 0.029 0.180 68.51 124
Driefontein 3 Au 1 0.024 0.280 91.47 134
Kloof 1 Au 1 0.008 0.560 82.82 120
Libanon Au 1 0.018 0.450 91.59 130
Venterspost North Au 1 0.025 0.290 90.98 123
Venterspost South Au 1 0.020 0.290 75.80 117
TSF Y1 Range Z1 Range Sill 2 X2 Range Y2 Range Z2 Range
Driefontein 5 124 6 100 545 545 6
Driefontein 3 134 6 100 655 655 6
Kloof 1 120 6 100 406 406 6
Libanon 130 10 100 522 522 10
Venterspost North 123 10 100 385 385 10
Venterspost South 117 6 100 272 272 6
Source:

Minxcon, 2009
11.5.

Cross-sections and Grade Distribution
Cross-sections and

grade

distribution through

each TSF

are provided

in

Figure 13

to Figure

18. The

Driefontein

5 TSF

has been

reclaimed since
December

2018

and

the

cross-section

presents

the

depleted

TSF

as

at

30

June

2022.

The

other

TSFs

have

not

yet

been

reclaimed.
Driefontein

5

TSF

and

Driefontein

3

TSFs

have

the

highest

average

grade

of

0.47g/t

Au,

with

isolated

sections

up

to

0.80g/t

Au

to
1.05g/t Au. Driefontein 3 TSF

and Venterspost North

TSF show a clear

trend where grade increases

with depth, whilst Driefontein

5 TSF appears to
have no such pattern. Kloof 1

TSF and Libanon TSF show a

slight increase in grade with depth, whilst

the opposite is the case for

Venterspost South
TSF where grades

increase quite markedly

towards the surface.

Libanon TSF and

Venterspost North

TSF display the

lowest average

grades but are
both fairly large deposits of 74.3Mt and 55.3Mt respectively.

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 13: Cross-sections and Grade Distribution - Driefontein 5 TSF
Source:

Sound Mining,

2022

N
E
N
S
W
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 14: Cross-sections and Grade Distribution - Driefontein 3 TSF
Source:

Sound Mining,

2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 15: Cross-sections and Grade Distribution - Kloof 1 TSF
Source:

Sound Mining,

2022

N
N
W
E
S
W
E
S
N
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 16: Cross-sections and Grade Distribution - Libanon TSF
Source:

Sound Mining,

2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 17: Cross-sections and Grade Distribution - Venterspost North TSF
Source:

Sound Mining,

2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 18: Cross-sections and Grade Distributions - Venterspost South TSF
Source:

Sound Mining,

2022

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11.6.

Reasonable and Realistic Prospects

for Economic Extraction
Both Mineral Resources and Mineral Reserves for FWGR are determined by the average grade of a TSF which must be above or equal to a plant feed cut-off grade.

The assumptions

on a

Mineral Resource

cut-off include

working costs,

the average

plant recovery,

the expected

residue grade,

the
required yield based on working cost and gold price.
The cut-off assumptions for FWGR (Item 13.2)

have been based on the

experience of FWGR from its current

(i.e., Phase 1) operations. The capital

and
operational costs

of the

infrastructure and

mining equipment have

been estimated at

a PFS

level of accuracy

and all

services including water

and
power are current and appropriately priced.
A real gold price of ZAR914,294/kg was used

in the estimation of the Mineral Resources and Mineral Reserves as of June 2022. The QP is comfortable
with this price assumption in

the context of

the long-term consensus pricing

used by FWGR for

its LoM and annual business

planning. These prices
are based on information received from various independent sources.
The economic assessment provided in this TRS

demonstrates positive margins and

confirms reasonable prospects for eventual

economic extraction
for all FWGRs TSFs at an

average cut-off grade

of 0.15g/t. The average grades of the TSFs

included in the Mineral Resource statement

are therefore
all above 0.15g/t. This means that the

Mineral Resources when stated

exclusive of Mineral

Reserves will amount to

zero because all of

the Mineral
Resources will be exploited and converted to Mineral Reserves.
The QP is of the opinion that reasonable technical and economic factors have been considered and that there are reasonable and realistic prospects
for economic extraction of the Mineral Resources as at 30 June 2022.
There are no permitting risks in relation to mineral title with regard to eventual extraction. Security of tenure for eventual extraction is premised on
common law

ownership and

EAs. Access

to the

moveable assets

has been

provided in

the “Use

and Access

Agreement” with

Sibanye Gold.

The
granting of the necessary environmental authorizations and permits to continue operations are in place.

11.7.

Mineral Resource Estimation
FWGR currently owns six

TSF assets totaling

229.4Mt with a total

gold content of

76.39t. All Mineral Resources

estimates fall within

the Measured
Mineral Resource category. Table

10 presents the Mineral Resource estimate for FWGR as at 30 June 2022.

Table 10: Mineral Resource Estimate for FWGR as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.31 0.27 15.16 487
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Resource Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining, 2022
Notes:

Apparent computational errors

due to rounding

All of these Mineral Resources

are above the cut-off grade of 0.15g/t

These Mineral Resources are stated

inclusive of Mineral Reserves

Mineral Resources, if stated

exclusive of Mineral Reserves,

would equate to zero

In situ Mineral Resource estimate

reported according to S-K 1300 requirements

No geological losses applied
The Mineral Resources in Table 10 are inclusive of Mineral Reserves. As the entire TSF is mined, Mineral Resources exclusive of Mineral Reserves will be zero. It accounts

for the revised bulk

density of 1.42t/m
3

and caters for the

depletion of the

Driefontein 5 TSF through

hydro-mining from December
2018 until 30 June 2022.

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11.8.

Additional Mineral Resources
Once decommissioned, FWGR is contractually entitled to receive the Driefontein 1, Driefontein 2 and Kloof 2 TSFs from Sibanye Gold as a part of the
2018 Exchange Agreement. These represent growth options available for FWGR to extend the LoM, but do not form part of FWGR’s

current Mineral
Resource. In addition to these currently available TSFs, the area hosts other potentially available TSFs.
11.9.

Concluding Comments
Upon interrogation of

borehole and production

data, Sound Mining

observes the continuation of

gold grade

beyond the TSF

material and into

the
footwall. This grade does not form part of the Mineral Resource estimation.
No geological losses have been applied as the entire volume of the TSF will be mined.
The initial TSF

Mineral Resources were

estimated by Minxcon

2009, confirmed by

Sound Mining through

remodeling of the

TSFs in

2018 and then
updated and now

restated in 2022.

The Driefontein 5

TSF has been

depleted through reclamation

and Sound Mining

has updated the

Mineral Resource
estimate as at 30 June 2022.
The QP is of the opinion that there are no material risks which are expected to hinder the prospects for reasonable and realistic economic extraction of the Mineral Resources.

Both the actual recoveries

and grades may

differ to those

used for the Mineral

Resource estimate during

exploitation of
the TSFs, but experience from the reclamation of the Driefontein 5 TSF suggests that in that these variations are unlikely to be material. The QP also notes that the underlying geology from which the TSFs are comprised, is similar and does not expect significant variation.

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12.

MINERAL RESERVE ESTIMATES
Item 12 (i); (ii); (iii); (iv); (v) and (vi)
The Mineral Reserves were prepared in accordance with the requirements of S-K 1300 (Table 11) and at a real gold price of ZAR914,294/kg.
The QP is comfortable with the use of this long-term pricing assumption of FWGR which it has used for both LoM and annual business planning. The
forecast price

assumption is based

on information

provided by

various independent

institutions that do

commodity forecasting.

ZAR914,294/kg is
considered

a

reasonable

representation

of

the

price

to

be

expected

over

the

20-year

LoM

in

real

30

June

2022

terms.

The

operation

remains
economically viable above a gold price of ZAR721,264/kg (Item 16.1).
A LoM plan

and mining schedule

was developed by

FWGR and modified

by Sound Mining,

as outlined

Item 13.2. The

LoM plan was

tested for economic
viability in the DCF model which indicated a positive cashflow through to the end of LoM.
No mining

losses or

dilution are

applied in

determining the

Mineral Reserve

estimates

because the

TSFs

are re-mined

and re-processed

in their
entirety. All other modifying factors are captured in

the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.
FWGR’s six TSF assets convert to a total Mineral Reserve of 229.4Mt with a gold content of 76.39t.
Table 11: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.32 0.27 15.16 487
Total Proved Mineral Reserve 152,461 1.42 216.49 0.33 72.15 2,320
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Probable Mineral Reserve 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Reserve Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining, 2022
Notes:

Apparent computational errors

due to rounding and are not considered

significant

Mineral Reserves are reported using

a dry density of 1.42t/m
3

and at the head grade on delivery to the plant

The Mineral Reserves constitute

the feed to the gold plants

The Mineral Reserves are stated

at a price of ZAR914,294/kg

A cut-off grade of 0.15g/t is applicable to the

FWGR LoM plan

Although stated separately,

the Mineral Resources are inclusive

of Mineral Reserves

Venterspost South

TSF is classified as a Probable Mineral Reserve

due the level of uncertainty regarding

the processing recovery

Uranium has been excluded in the Mineral

Reserve estimate as it is not being recovered

by FWGR

Grade and quantity measurements are

reported in metric units (Mt) rounded

to two decimal places

The input studies are to a PFS level

of accuracy

The

Mineral

Reserve

estimates

contained

herein

may

be

subject

to

legal,

political,

environmental

or

other

risks

that

could

materially

affect

the

potential
development of such

Mineral Reserves
12.1.

Risk to the Mineral Reserve Estimate
Uncertainties associated with the FWGR

operations, and therefore the Mineral Resource and Mineral Reserve estimates, are can be mitigated. Sound
Mining has not

exposed any fatal

flaws or

technical risks to

the successful execution

of the LoM

plan and the

QP does not

anticipate any

material
changes to the associated modifying factors.

The uncertainties requiring comment in the context of their impact on these estimates are:
● Mining:

whilst the mining method and practices are well established and conducted by experienced hydro-miners,

throughput could be affected
by a variety of issues, including, but not limited to availability of electricity and water.

●
Quality of the

Mineral Assets:
the six TSFs

that comprise the

Mineral Reserve have

all been adequately

drilled, their likely

content adequately
assessed and recovery test work satisfactorily completed. The actual recoveries will be influenced by the actual RoM grade entering DP2 and the
amount of carbon (elemental and/or organic) in the RoM. This risk could be managed by blending material from different TSFs’, where possible.

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● Plant Performance:
the management of the

risk of a lower-than-expected overall throughput

recovery can be mitigated by ensuring

optimal grind
sizes at the DP2 facility.

●
RTSF Design

Risk:
the QP considers

the main design

risk of the

RTSF to

be the effectiveness

of the proposed

scavenger well

system to

contain
future groundwater plumes. This system replaces the use of a synthetic liner,

installed at the base of the RTSF to create a

third ‘perched’ aquifer
above the

current weathered

zone

aquifer.

It provides

an elegant

solution to

pollution containment

and has

been demonstrated

to

operate
successfully on other South African TSFs.
●
Delayed Commissioning of Key

Infrastructure:

any delays to

the scheduled commissioning of the

Leeudoorn TSF,

RTSF or expanded processing
capacity of DP2 will impact on the proposed production forecast and anticipated revenues. Sound Mining is of the opinion, with the exception of the permitting

and licensing

process currently underway

for the RTSF, that in

the absence

of unforeseen circumstances,

delays to key infrastructure
are unlikely and notes that the current LoM plan only requires the RTSF by 2030.
●
Water

Supply:

South Africa

is a

relatively dry

area and

predictions are

that dry

conditions will

escalate. Mining

is heavily

reliant on

water

to
transport material over large distances and for processing. FWGR uses potable water for potable usage and not mining operations. Process water is secured through a combination

of harvested return water from the treated tailings

and dewatering from local shaft systems and local

wellfields.
● Power Supply:

power is provided

by the

national power supplier,

Eskom. The

national power supply

and distribution infrastructure

is severely
destressed and this results in frequent disruptions to the power delivered to the South African mining industry. There is a curtailment agreement in place with Eskom which requires

that during black-outs electricity

use is to be curtailed, which

is typically achieved by shutting down

the milling
section. Diesel generators are used to restart the plant.
Sound Mining

understands that

no alternative

power supply

arrangements are

currently in

place at

FWGR and

as such

consider the

threat of
production losses resulting from power disruption to represent a significant production risk.
●
Grave

Relocation:
the process

of grave

relocation

is well

understood

in the

South African

mining industry

and

supported by

comprehensive
statutory

guidelines. It

will

be

managed

by

FWGR

specialists who

will

ensure

that

full

consultation

with

next

of

kin

is

undertaken

and

that
appropriate compensation is realized.
● Long-term Sustainability:

the RTSF design and

capacity caters for

the long-term sustainability of

FWGR which includes the

potential increase in
production rates above 1.2Mtpm. Continued production beyond the current LoM plan and Mineral Reserve estimate relies on available TSFs that can be brought on line in

the future. There is ample time

for additional sampling and resource modelling

to confirm their extent and content prior
to production

and the

three currently

available TSFs

envisaged by

FWGR’s

long-term operational

aspirations, are

controlled by

Sibanye Gold.
Sound Mining do not envisage any future security of tenure complications arising from the inclusion of these TSFs in the overall LoM plan.
● Extreme Weather:

As a result of

climate change, extreme

weather events such as

droughts, extreme rainfall

and high wind volumes

are on the
increase. Specifically, the

increase in intensity of events,

such as thunderstorms on

the Highveld, where the

operations are situated, will

impact
operations. Major property, infrastructure

and/or environmental damage as well as

loss of human life could also be caused by

extreme weather
events.
●
Rising

Costs:

The

global

economic

environment,

geopolitical

tensions

and

inflationary

pressures

world-wide

have

led

to

above

inflationary
increases in production costs as well as an unavailability of critical material such as reagents and critical equipment which effects production and operating costs. FWGR remains a relatively low-cost operation however a pro-longed period of high inflation will erode financial value over time.
● Gold Price:

FWGR takes full exposure to the gold price,

and therefore a reduction in the price of

gold may erode margins or lead to the

operations
making a loss.

For additional information regarding the Company’s risks, see Item 3D of the Form 20-F.

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13.

MINING METHOD
Item 13 (i); (ii); (iii); (iv) and (v)
The mining

method is

hydro-mining (or hydraulic mining),

which uses high-pressure

water monitors to

deliver a high-pressure

water jet to

hydraulically
repulp and mobilize

tailings material within

the TSFs. The water

from the monitors mixes

with the tailings

and forms a slurry

with a high

solids content.
The slurry flows under gravity along channels

at the base of the dump to a collection

sump at the lowest elevation of the bench being

mined. Screens
are installed to remove debris, which must be cleaned regularly to prevent an impact on the pumping operations.
The monitors comprise

of 200mm self-propelled

track monitor guns

(Photograph 1),

each with production rates

of up to

300ktpm. They discharge
approximately 500m
3
/hr of water at pressures up to 30bar through a variable sized nozzle depending on the hardness of the material being slurried, and can be controlled remotely by the operator. In order to minimize hydraulic pressure losses and poor reclamation gun efficiencies, water pressure
is designed to reach the monitor guns at a minimum pressure of 25bar.
Photograph 1: Monitor Gun
Source:

FWGR, 2020
The prerequisites for hydro mining are limited to

the infrastructure discussed in Item 14 and Item 15. Pre-stripping and backfilling processes are not
applicable to this mining method.
Early forms of hydraulic mining were adapted from methods developed in the United Kingdom for the mining of primary kaolin deposits. These early attempts used a high-pressure monitor located at the base of the TSF to wash material from the base of the slope. A disadvantage of this approach is
that by directing the

water jet at

the base of the

slope, the slope is undercut

and can become unstable,

leading to uncontrolled slope

failure. With
sufficient off-set distance between the slope and

the monitor and/or monitor operator,

this is not necessarily a problem, however,

given that many
of the tailings

dams that are

available for

reprocessing are

located in urban

locations, a safer

system of

monitor operation has

subsequently been
developed.

The

majority

of

tailings

dams

that

have

been

mined

in

the

last
20 years have utilized

a monitor located on

the upper bench of the

tailings dam, directing a water

jet downwards to cut

a stable slope surface

into
the face

of the

TSF.

This approach

has been successfully

applied within densely

populated urban

areas. It

is considered

safer

and allows

for rapid
changes in slope angles to cope with

any operational variances that may

be encountered. The resulting slopes

usually consists of a 15m

high bench
with a

45º to

50º slope angle.

High faces

with consistent

slope angles can

be formed

using the

top-down hydraulic

mining technique as

shown in
Figure 19 and Figure 20.

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Figure 19: Mining Methodology
Source:

Sound Mining, 2022
Figure 20: Mining Widths
Source:

Sound Mining, 2022
Increased production

is achieved

by

the inclusion

of additional

units and

this modular

approach provides

a high

degree of

flexibility that

allows
simultaneous mining at a number of points over a wide range of production rates and consequently, grade blending is readily achievable if required.
The slurry density produced by the monitors is controlled by the operator.

Actively moving the monitor and consistently cutting the face results in a slurry with relatively

high solids

content. Experience

from FWGR’s

ongoing operations

has demonstrated

that slurries

with 35%

to 50%

solids can
consistently be achieved. The monitor guns seek to maintain optimal slurry densities in the region of 1.42t/m
3
.
The TSFs

consist of fine

tailings material,

with a typical

particle size

of 70% <75µm.

Relatively flat flow

channels will develop

with gradients

in the
order of 1:100m. The position of the sump will change as mining proceeds along a bench,

to limit the distance between the monitor and the sump. If
too far from the active face, tailings material may drop out of suspension and reduce the solids content of the slurry pumped to the plant. However,
the slurry

tends to flow

at a natural

beaching angle which

is generally self-correcting.

If the slope

gets too steep,

flow velocities increase

in the channels
causing erosion until

the equilibrium slope

is attained.

If the

slope is

too flat

the solids settle

out reducing

the height of

the mining

face until

the
equilibrium slope is achieved (Figure 20). A monitor gun dislodges the in situ material which washes into slurry channels

(Photograph 2).

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Photograph 2: Monitor Gun in Operation
Source:

FWGR, 2022
The slurry flows through the

channel and passes through screens

to remove debris which

may cause blockages in

the pipeline. After screening, the
slurry collects in the sump and is pumped to the plant for processing. Slurry densities are maintained at approximately 1.42t/m
3
, for optimal pipeline
performance.
13.1.

Mining Plan and Layout
Hydro-mining and the re-deposition of tailings is a specialized activity and is accordingly outsourced by FWGR to competent and experienced service providers. The hydro-mining performance assumptions used are based on the current operations where the method has been

successfully “tried and
tested”. The equipment requirements, manning complements and necessary supporting infrastructure, in terms of water and power supply, are well understood and have been accurately planned by both FWGR and their current service provider.

No untested technical assumptions with regards to
the mining have been made.
Monitors remove the

tailings material from

the top of

a TSF to

the natural ground

level in 15m

layers. The monitor

is positioned on the

top of the
working bench to direct the water jet down into the TSF. It will work the face in one direction along the front edge of the dam before returning in the opposite direction when

it reaches

the far

end of

the dam.

As the

mining faces

advance, slurry is

directed via

launders to

a pit

pump which

then
transfers the slurry to a fixed transfer pump station that includes a vibrating trash screen.
A stepped

bench approach

is adopted

to most

efficiently reclaim

the TSF

while maintaining

slope stability.

Horizontal benches

of 100m

to 200m,
inclusive of the face angle,

are created to maintain safe working distances between

simultaneous operations at different bench elevations. The

layout
is illustrated in a schematic cross-section (Figure 21).

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Figure 21: Mining Sequencing
Source:

Sound Mining, 2022
The top and second layers progress simultaneously until a safe distance (~200m) for the third 15m layer is reached, and so forth until ground level is reached and the entire TSF is reclaimed. As mining progresses and the footprint is exposed, the final layer is cleared, prepared and rehabilitated.
13.2.

Modifying Factors and Mining Schedule
No mining

losses or

dilution are

applied in

determining the

Mineral Reserve

estimates because

the TSFs

are re-mined

and re-processed

in their
entirety. All other modifying factors are captured in

the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.
However, the QP has observed

from on-site inspections

of the mining

process that FWGR also

reclaims footwall material, where

deemed economically
viable. This practice could

imply the application of an

appropriate modifying factor in the

derivation of Mineral Reserves when not

part of the Mineral
Resource estimate. FWGR are keeping suitable records to assess the materiality of this practice on the Mineral

Reserve estimate and if material may
be included in future mineral Reserve estimates.

Table 12 reports the production as

scheduled from the FWGR’s owned TSFs.

It reveals a total recovered RoM

quantity of 229.37Mt at

an average head
grade of 0.33g/t. Table 12 also presents the average metallurgical recovery anticipated from each TSF.
Table 12: Scheduled RoM Production
TSF Mineral Resource Category
RoM Quantity
(Mt)
In situ Grade
(g/t Au)
Recovery
(%)
Driefontein 5 Measured
8.07
0.48 49.9
Driefontein 3 Measured
50.47
0.47 56.6
Kloof 1 Measured
28.30
0.33 50.5
Libanon Measured
74.34
0.27 47.2
Venterspost North Measured
55.32
0.27 54.7
Venterspost South Measured 12.88 0.33 62.5
Total

229.37 0.33 -
Source:

Sound Mining,

2022; and FWGR, 2020
The reclamation sequencing was designed in line with FWGR’s phased approach to increase production (Graph 1).

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0
1,000
2,000
3,000
4,000
5,000
6,000
0
2
4
6
8
10
12
14
16
2023 2025 2027 2029 2031 2033 2035 2037 2039 2041
Financial Year
Gold Content (kg)
Production (Mt)
Financial Year
Driefontein No 5 Dump Driefontein No 3 Dump Kloof 1 Libanon
Venterspost North Venterspost South

Gold Content
0
2
4
6
8
10
12
14
16
2023 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 2051
Production (Mt)
Financial Year
Driefontein No 5 Dump Driefontein No 3 Dump Kloof 1 Libanon Venterspost North Venterspost South Available TSFs
Graph 1: LoM Production Forecast
Source:

Sound Mining, 2022
Graph 2 demonstrates

an the Available

TSFs which are

included in

FWGR’s longer-term growth strategy and

which justifies

the envisaged RTSF capacity
and planned DP2 upgrade.
Graph 2: Potential LoM Production Forecast
Source:

Sound Mining, 2022
13.3.

Cut-off Grade
A cut-off grade has been computed for each of FWGR’s TSFs considering the assumed gold price,

anticipated recovery through the planned plant and
the expected operating costs. The results are presented in Table 13.

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Table 13: Calculated Cut-off Grades
TSF
Cut-off Grade
(g/t)
Driefontein 5 0.19
Driefontein 3 0.16
Kloof 1 0.18
Libanon 0.20
Venterspost North 0.17
Venterspost South 0.15
Source:

Sound Mining, 2022
The cut-off grades for

the respective dumps range from

0.15g/t to 0.20g/t with an average of 0.18g/t. A cut-off grade of 0.15g/t is applicable to the
FWGR LoM plan.
13.4.

Mining Contractor
The cost and

maintenance of the

mining equipment at

reclamation sites, employees

and other

operational resources are

for the operating

contractor’s
account. They are the subject of contractual agreements with FWGR. Initial capital is not required for the mining. The equipment (i.e., monitor guns)
supplied by the contractor is shown in Table 14.
Table 14: Mining Equipment Planned for each TSF
TSF
Steady State Production
(ktpm)
Required Units
(Number)
Driefontein 5 520 2
Driefontein 3 600 2
Kloof 1 600 2
Libanon 600 2
Venterspost North 600 2
Venterspost South 600 2
Source:

Sound Mining, 2022
The mining contractor currently relies on two active mining units with a third unit in transit to the next planned set-up position.
The operating cost estimate for the mining and re-deposition of tailings is supported by actual operational figures. They are presented in the working
cost estimates as “contractor costs”.
The capital expenditure estimates for the pipeline and pumping design to move the RoM material to the respective plants for processing and for the return of the processed material (new arisings) for re-deposition, is provided in Item 18.
13.5.

Concluding Comments
Hydro-mining is an

existing “tried and

tested” process which

is well understood.

The contractor is

entitled to decide

on various operational

alternatives
and to deploy capital equipment

and manage costs. The QP has checked the

integrity of the mine design

and associated costs and is satisfied

with the
level of detail and accuracy of the study work completed. The selective mining of portions of a TSFs is not considered an option by Sound Mining.
From a

health and safety

perspective, hydro-mining

does not create,

but rather

ameliorates the

airborne dust problem

often associated

with fine
tailings material. Safe bench

heights are governed by the

material’s strength which is influenced by the

phreatic surface within a

TSF. These have been
dormant for many years and the

phreatic surface is expected to

be well below the surface of the dumps.

The drilling program to define the

Mineral
Resource did not encounter saturated zones or phreatic surfaces and so the risk of slope failure or liquefaction is

considered to be low. Slope stability
is however

managed and

the hydrological

aspects affecting

the TSFs

are not

considered significant

to the

operation. There

is a

clean/dirty water
separation system with

emergency paddocks to

prevent any

spillage or run-off

from the facilities.

These assist in

preventing chocked screens

from
vegetation or heavy rainstorm events, where the runoff needs to be contained prior being pumped through the circuit back to the TSF.

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0
100,000
200,000
300,000
400,000
500,000
600,000
700,000
Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22
Production (tpm)
Month
Production (FY 2022) Production (FY 2021) Production (FY 2020) Capacity
14.

PROCESS AND RECOVERY METHODS
Item 14 (i); (ii); (iii) and (iv)
An expansion

of the

currently operating

DP2 processing

plant is

planned to

facilitate

an increase

in processing

throughput from

the current

TSF
Mineral Reserve inventory.
14.1.

Existing DP2 Processing Facility
Phase 1 of FWGR’s

long-term growth strategy required

that the original Driefontein Plant

2 (DP2) be modified and refurbished

to accommodate up
to 600ktpm of

RoM slime from

the TSFs.

This has been

accomplished but with a

throughput constraint

of approximately

500ktpm imposed by

the
maximum deposition rate for new arisings onto the Driefontein 4 TSF.

Based on current deposition rates, this TSF is due to reach its storage capacity at the end of 2025.

The Phase 1 work

on the plant included

a refurbishment of the conventional CIL plant

and modifications to the

milling and cyclone
circuits to ensure the production of a finer grind for gold liberation as suggested by metallurgical test work. The existing primary ball mill design was
modified to incorporate an overflow discharge rather than the grate discharge and the use of a 30mm ball charge instead of the 50mm ball size that was included in the original mill

design. This improved contact between grinding media and

gold ore particles for increased grinding efficiency in

gold
liberation. A new

45m diameter hi-rate

thickener was also

installed. The achievable

grind of 70% <75µm

proved to be

satisfactory for current

gold
recoveries, however,

closed circuit

milling with

cyclones was

introduced for

an improved

grind of

between 75%

and 80%

<75µm to

improve the
liberation of gold locked within

coarser silicates. Further revisions to the

process flow have since included

a copper elution step on the

loaded carbon,
which delivers a higher-grade gold bar and an improved

efficiency of gold removal from cathodes, by

improving the gold to copper ratio in

the RoM
feed.
Graph

3

and

Graph

4

show

actual

DP2

plant

production

capacity

and

plant

recoveries

over

the

period

FY2020

to

FY2022.

DP2

Plant

capacity
improvements over the period

analyzed show a gradual improvement

of 4.2% when

comparing FY2021 (average of

513ktpm) against FY2022 (average
of 506ktpm). Plant metallurgical

recoveries over the period

FY2021 to FY2022 range between

49.0% to 49.8% and

report lower than metallurgical test
work forecasts. However, it should be noted that the metallurgical plant recoveries will be materially affected by plant head grade feed.
Graph 3: Actual Production Capacity of DP2 for FY2020, FY2021 and FY2022
Source:

FWGR, 2022

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0%
10%
20%
30%
40%
50%
60%
70%
Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22
Plant Recovery (%)
Month
Actual Recovery Forecast Recovery
Graph 4: Actual Plant Recovery for DP2 versus Forecast Recovery for FY2020, FY2021 and FY2022
Source:

FWGR, 2022
The process flow is now as follows:
●
the slurry

from the

hydro-mining operation

is pumped

to a

surge tank

via a

25m
2

linear trash

screen (800μm).

Lime, sourced

from a

contract
supplier as milk of lime, is added directly into a receiving tank for pH control;
●
from the

receiving surge

tank, the

slurry is

pumped to

the milling

and classification

section from

where the

cyclone overflow

reports to

the
thickener for thickening to 1.45t/m
3

before being pumped to the CIL plant;
●
the CIL section comprises seven tank stages of

1,600m
3

per tank combining to approximately twelve hours residence time. Each tank is fitted with
carbon retaining screens and a recessed impeller vertical spindle carbon transfer pump. Sodium cyanide solution is added to CIL Tank

1 and Tank
2 in order to maintain the required concentration for

the leach reaction. Slurry flows downstream through the screens and via launders from CIL
Tank 1 to CIL Tank

7 from where it exits to the 25m
2

tailings linear screen. Fine carbon is recovered from the screen overflow while the underflow is pumped by the CIL tailings pump to the tailings tank at the slurry receiving area;
●
loaded carbon flows upstream from

CIL Tank

7 to CIL Tank

1 and is recovered

daily from the CIL

tank 1 by batch

transferring of carbon

slurry to
the loaded carbon screen and into a holding tank for transfer to the elution circuit after undergoing copper elution;
● loaded carbon is batch processed through a 9t elution circuit for gold stripping with the stripped solution reporting to 128m
3

holding tanks;
● the solution is passed through an electrowinning circuit for cleaning. The sludge is then calcined and smelted into doré bars;
● the doré bars are dispatched to Rand Refinery Limited for final refining;
● the eluted carbon is thermally regenerated in a horizontal kiln at 700°C and returned to DP2 for re-use in the CIL circuit. Fresh carbon is added to the circuit as required; and
●
CIL tailings

and oversize

waste from

the incoming

TSF re-mined

slurry is stored

in a

mechanically agitated

surge tank

and pumped

by the

final
tailings pumps to the Driefontein 4 TSF.
14.2.

Planned Expansion of DP2
The latest LoM plan requires an expansion of DP2 rather than the construction of a CPP facility which had been a part of FWGR’s strategic plans. DP2 will be expanded from its

current production capacity of 600ktpm

to a higher throughput rate

of 1.2Mtpm, while the CPP

will remain an option for
future strategic planning.

The DP2 expansion scheduled

to occur during FY2025

and FY2026, although the

plant will only be

required to treat 750ktpm
until January 2030 when the new

RTSF is planned to

be fully commissioned and operational.

The design approach to

the DP2 expansion design has
been to modify

existing ball

milling capacity and

duplicate existing

processing circuits. The

process flow

block plan shown

in Figure

22 depicts the
changed DP2 plant layout planned from the plant expansion.
Figure 22: DP2 Revised Block Plan

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Source:

DRA, 2022
Historically achievable plant gold recoveries are expected to be realized from the expanded DP2 plant with gold

recoveries being principally driven by
the plant feed head grade.
A provision of

ZAR1,283.20M (excluding contingencies)

has been included

in the LoM

plan for this

expansion. The principal

areas of capital

expenditure
covered by this provision are:

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●
Slurry Receiving and Trash Screening

(ZAR64.19 M):
the hydraulically mined material

is pumped over trash

screens before entering the respective
receiving tanks. Lime can

be added in the receiving

tank for pH

correction. From the

slurry receiving tanks the material

is pumped either to

the
classification and milling circuit or can be bypassed directly to the CIL or pre-leach thickeners.
The provision addresses process design

screen changes and the tank

volume adjustments necessary to

address the increased production capacity.
● Milling and Thickening (ZAR146.81 M):
prior to milling the material passes through

a primary classification stage, via

cycloning, where after the
coarser material is closed circuit milled and the finer material from the milling circuit directed to the pre-leach thickeners. Thickener underflow is pumped to a second set of trash linear screens prior to CIL.
The provision addresses the newly designed cyclone cluster installations, the new 45m diameter thickener circuit,

along with all the adjustments
and modifications necessary to the current ball milling circuit.
● Leach and Adsorption (ZAR231.70 M):
reclamation slurry is either pumped directly

to the CIL or first passes through the classification,

milling and
thickening circuits

before passing

through the

CIL trash

screens and

into the

CIL. Each

circuit consists

of one

stage of

pre-oxidation and

seven
stages of CIL where

gold is leached and

adsorbed onto activated carbon,

which flows counter-currently

to gold-bearing slurry.

Loaded carbon is
directed to elutriation and elution circuits while tailings pass over carbon safety screens before being pumped to the final tailings tank.
The provision provides for the installation of a new CIL section which will duplicate the currently installed capacity.
●
Tailings Disposal

(ZAR86.70 M):
CIL tails gravitate

through to carbon safety

screens. The screen oversize

is pumped to the

fine carbon handling
circuit ensuring that any

carbon passing through the

CIL circuit is recovered.

The screen undersize

is sampled before being

collected in the final
tailings tank and then pumped to the TSF.
The

provision

recognizes

the

requirement

for

additional

pumping

infrastructure

to

deliver

the

increased

throughput

capacity

to

the

future
identified TSF sites at Leeudoorn and the RTSF.
●
Services and Distribution (ZAR193.01

M):
this provision considers all

of the supporting bulk

services

required

for the plant expansion and

includes
the necessary road access construction for the expanded plant site.
● Water and Air Services (ZAR57.97 M):
the requirements for process water and compressed air

services at the increased production capacity are
covered by this provision.
● Reagents (ZAR52.14 M): this provision covers the infrastructure necessary to ensure correct reagent dosage in the duplicated processing circuits.
●
Elution and

Carbon Handling

(ZAR175.09 M):
loaded carbon from

the CIL

circuit is

elutriated to

remove any

foreign particles

prior to

elution.
Adsorbed gold will be eluted from the activated carbon by means of a heated solution of sodium cyanide and caustic soda. This elution process is
followed by rinsing and cooling stages. Barren carbon from

the batch elution process will be directed to carbon

regeneration while the pregnant
leach solution will be routed to pregnant solution tanks for zinc precipitation.

The barren carbon from the elution circuits passes through carbon regeneration kilns to volatilize

off impurities and reactivate

the carbon where after

it is acid washed and transferred

back to the last CIL

tank of
each circuit. Regenerated carbon

is pumped into an acid wash

hopper where it undergoes acid

wash to remove precipitated

material (inorganic
and organic) to restore additional carbon activity prior to being pumped back to the respective CIL circuit.
The provision

addresses the requirement

for the installation

of a new

elution and

carbon handling

circuit which will

duplicate the currently

installed
capacity.
● Zinc Precipitation and Smelting (ZAR81.42 M): Gold in solution from the elution circuit will be recovered by zinc precipitation in plate and frame filters.
The provision addresses the requirement

for the installation of a

new zinc precipitation and smelting

circuit which will enable the production

of
doré to match the currently installed capacity.
● Indirect Capital (194.16):
which is comprised of Construction Costs (ZAR4.79

M), First Fill Consumables (ZAR0.18 M),

Commissioning and Spares
(ZAR10.96 M) and Project Services (ZAR178.23 M).
14.3.

Concluding Comments
The current DP2

process performance

and subsequent modifications

to the

original DP2 plant

circuit, along with

the supporting metallurgical

test
work have indicated that the forecast DP2 expansion will be capable of meeting the expected financial forecasting.

Driefontein 4 TSF
Driefontein 3 TSF
Driefontein 1 TSF
Driefontein 2 TSF
501
Driefontein 5 TSF
Driefontein 10 Shaft
DP2
Driefontein Mining Rights
Depositional TSF
Owned TSF
Available TSF
Slurry Pipelines
Return Water Pipelines
Shafts
Surface Plants
10km
N
SOUND MINING

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15.

INFRASTRUCTURE
Item 15 (i); (ii); (iii); (iv); (v); (vi); (vii); (viii); (ix) and

(x)
Phase 1 capital expenditure

on surface infrastructure

was mostly on pump

stations, pipelines and a

cyclone deposition system

at the Driefontein

4
TSF to facilitate the storage

of tailings derived from the initial reclamation and processing of the Driefontein 5 TSF.

The Driefontein 4 TSF provides a
current depositional capacity of

500ktpm. Phase 1 capital expenditure

on surface infrastructure was mostly on

pump stations, pipelines and a

cyclone
deposition system at the Driefontein 4 TSF to facilitate the storage of tailings derived from the initial reclamation and processing of the Driefontein 5
TSF. The Driefontein 4 TSF provides a current depositional capacity of 500ktpm, which will reduce to

250ktpm from December 2025, when additional
depositional capacity of

500ktpm at the Leeudoorn

TSF will become available in

terms of an in-principle

agreement with Sibanye Gold.

The Leeudoorn
TSF will

be converted

from a

day-wall design

to a

cyclone deposition design

and the processing

at DP2

is planned to

increase in

to 750ktpm.

This
depositional arrangement is scheduled to

carry on until January 2030

when the RTSF is planned

to be operational at

a deposition rate of

1.2Mtpm.
Figure 23 shows the locality of the existing Driefontein 4 TSF and the DP2 plant.
Figure 23: Driefontein 4 TSF Location and Infrastructure
Source:

FWGR,

2020
15.1.

Leeudoorn Facility
The Leeudoorn TSF is

located 7km north-east of

Fochville on the

West Rand,

Gauteng Province. Sibanye

Gold have, after

a detailed, joint

technical
review, agreed in principle that FWGR

may, with effect

from January 2026, deposit up to 500ktm of tailings onto the Leeudoorn TSF provided FWGR paid the capital cost to convert the TSF

to cyclone depositioning.

FWGR intends to use

this TSF for a

period of four

years, until the RTSF is

constructed.

The TSF incorporates two independent

and active compartments
namely the western (lower) compartment and the eastern (upper) compartment.

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A return water dam (RWD) and storm water dam (SWD) are located to the west of the lower TSF compartment. The upper and lower compartments were

commissioned

in

1991

and

1990

respectively.

The

TSF

footprint

is

189ha

with

a

lower

compartment

footprint

of

108ha

and

an

upper
compartment footprint of 81ha. Underdrains are

installed at the base of the

TSF which discharge into an unlined

solution trench. Sibanye Gold, the
current TSF operator are presently installing two floating penstocks on the lower and upper compartments.
Water from

the TSFs is

diverted to the RWD

through the unlined solution trench.

A spillway links

water from the

RWD to the SWD

with a pumping
system which returns water

back to the TSF compartments. A further spillway allows the release of water from the SWD into the environment. Both
TSF compartments are unlined. Figure 24 shows the current layout of the Leeudoorn TSF.
Figure 24: Leeudoorn TSF Layout
Source:

Geo Tail, 2022

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Table 15 presents a summary of the design criteria and assumptions used for the Leeudoorn TSF design.
Table 15: Design Criteria and Assumptions
Description Value/Output Source
General
Topographical Survey A Lidar survey dated May 2021 Sibanye Gold
Residue Materials Gold tailings FWGR
Legal Framework South Africa and benchmarking against good practice international standards i.e., GISTM FWGR
Process Criteria
Tailings Deposition Rate Deposition strategy FWGR
Slurry Density Average Relative Density = 1.38 FWGR
Design Life Deposition strategy FWGR
Water Management
Objectives
•
Minimize usage
•
Encourage drying and consolidation of the tailings
•
Separate clean run-off from potentially contaminated process water
•
Prevent uncontrolled dirty surface water discharge to the environment
GTSA
Principles
•
Divert clean storm water run-off away from the facility
•
Minimize the storage of water on the facility
•
Contain and re-use the water emanating from the facility
•
Discharge excess water from the facility to the environment only if the structural stability of the facility is compromised
GTSA
Water Balance A continuous daily time step water balance (GoldSim) iLanda
Climatic Data
MAP = 624 mm
MAE: 1,670 mm (S-Pan)
iLanda
Storm Event
1 in 50-year, 24-hour = 119 mm
1 in 10,000-year, 24-hour,

or PMP = 248 mm
iLanda
Decant Rate
•
Decant slurry water daily to ensure that the average pool volume is maintained as small as possible
•
Transfer the design storm from the storage facility basin to the return water dam within an acceptable period
GTSA
Water Storage and Return
Pumping Capacity
•
The objective will be to create adequate water storage and water return pumping capacity to prevent uncontrolled discharge of dirty surface water to the environment. The water balance will confirm the frequency for controlled discharges, if necessary
•
The return water pumping system will be designed to return 100% of the process demand from the return water dam to the process
GTSA
Lining Requirement No lining required FWGR
Structural Stability
Objective
To create a safe and stable tailings storage complex and to minimize the risk to human lives, health, and property
GTSA
Design Storm
1 in 50-year, 24-hour (minimum)
1 in 10,000-year, 24-hour (maximum)
GTSA
Freeboard Target
The minimum freeboard target will be to accommodate the 1 in 50-year, 24-hour storm volume plus
0.8m dry freeboard on top of the normal operating level (excluding decant return) or the 1 in 10,000-
year, 24-hour storm volume on top of the normal operating level (excluding decant return). The most conservative storm event will be utilized for freeboard analysis
GTSA
Side Slope Stability
•
The minimum factor of safety will be 1.5 for drained conditions at peak strength
•
The minimum factor of safety will be 1.1 for seismic loading (drained analysis)
•
The minimum factor of safety will be 1.3 for undrained conditions at peak strength
•
The minimum factor of safety will be 1.1 for undrained conditions at residual strength
GTSA
Source:

Geo Tail, 2022
15.1.1.

Geotechnical, Hydrological and Geohydrological Considerations
The area to be covered by the TSF overlies mostly an andesitic volcanic intrusive with typically fine and expansive soil profiles. While the weathering profiles are

highly variable within

this host formation,

no dolomite has

been identified within

the TSF

footprint. There is

a
single north-south striking linear structural feature (possible dyke or fault) located east of the upper compartment.
It is noted

from geotechnical

observations that

the TSF

comprises sand and

silty sand grading

to clay

and silty

sand within the

middle
region of the TSF profile and

clay along the base. Clayey and silty

layers occur within the upper

regions as thin cohesive lenses,

associated
with a reduction in the cone

resistance. The tailings appear to be stiff across

both compartments of the TSF and

the underlying basement
materials also exhibit very

stiff consistencies.

Overall, the observations

made along the surface

of each section

on both the

Upper and
Lower Compartments presents evidence of cementation and densification of tailings materials with depth.

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A geo-hydrological

study was

completed in

2019 regarding

the impact

of the

Leeudoorn RWD

and the

Leeudoorn TSF

on the

ground
water.

The TSF contributes the majority of the contamination to the ground water,

with the rest being from the Leeudoorn RWD. When
using sulphate as an

indicator leachate concentration in the pollution

plume are in the

order of 50,000m
3
/month from the Leeudoorn

TSF
and only 60m
3
/month Leeudoorn RWD.
An independent risk assessment was completed on the possibility of a dam breach using a

2020 as-built survey. The most critical failure
scenario recorded was a

rainy-day cascade failure

at the western

wall of the lower

compartment, with an estimated

Population at Risk
(PAR) of 2,570 people and

a Potential Loss of Life

(PLL) of between 13

and 400 people and

when classified by the

Global Industry Standard
for Tailings Management (GISTM) Classification system, was reported as an Extreme Consequence Classification.

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15.1.2.

Leeudoorn Design
Figure 25 shows the final layout for the Leeudoorn TSF.
Figure 25: Final Layout of Airspace Model
Source:

Geo Tail, 2022
The elements of the proposed Leeudoorn design are described further:
Transport

System:
A booster

pump station

located

at

the existing

Leeudoorn Process

plant will

pump slurry

to the

cyclone delivery
stations located on the TSF.

The supernatant water will decant

via the existing gravity

penstock systems to

the new silt traps which will
overflow to

the solution

trench. The

solution trench

reports to

the return

water

dam from

where the

water

will be

pumped to

the
operating plant for re-use in the process. Excess water from the return water dam will spill to the SWD.
Elevated Filter Drain:
The elevated filter drains

will be installed during

the operation ahead of

the development of the

underflow wall.
The outflow collection

system must

be pre-installed

as part

of the construction

works. The

drain outflow

collection system

comprises
HDPE manholes at the

end of the outlet pipes

from the filter drains.

These are located on

the newly formed step-in.

Outlet pipes from
the manholes will divert the water down the side slope to the solution trench.
Figure 26 shows the position of the elevated drain filter.

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Figure 26: Position of the Elevated Drain Filter
Source

Geo Tail, 2022
Cyclone Set-up: The cyclone layouts for the two compartments are shown in Figure 27.
Figure 27: Cyclone Layout
Source:

Geo Tail, 2022
Engineered Benches:
Engineered benches will collect surface run-off

and silt load. Bench penstocks will be

utilized to divert excess water
to the solution trench from where

the flow will be diverted

to the RWD. The in-line bench

penstocks will be linked with a single

downpipe
with a

maximum of

five bench

penstocks feeding

into each

downpipe. Run-off

will be

temporarily stored

on the

benches during high
rainfall events and to accommodate this, benches will be sloped inwards and a bund wall will be constructed.
Wall Development:
The 250mm, 30tph, cyclones

will be 24m

apart along the

complete perimeter.

There will be

no disconnecting and
relocating of cyclones

from one point

to another on

the wall with

every cyclone being

required to

develop a 24m

section of wall.

The
cyclone is used to create a trapezoidal wall cross-section with anticipated approximate 1v:3h side slopes and a 1.0m to 1.5m wide crest.
The outcome of the cyclone deposition

operation must be a smooth consistent

outer profile, conforming to

the specified profile with a
level crest.
The TSF

Contractor shall

regularly take

feed,

under and

overflow density

measurements to

calculate the

cyclone split.

In addition,

a
monthly survey shall be conducted to

allow a volumetric reconciliation and

calculation of under/overflow split to

be determined at the
same time checking the wall geometry and freeboard.
Pool and

Decant Management:

Routine rotation

of deposition

around the

perimeter should

maintain the

pool around

the penstock
intakes.

Given the

high deposition

rate

and the

expected increased

vertical freeboard,

the pool

will be

larger than

with the

day wall

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operation and likely to be

permanent. Decanting will be continuous with no

stacking of night rings. The decant

return should always be
maximized to ensure minimum storage of supernatant and storm water with excess water only being temporarily stored in the TSF basin during high rainfall periods.
Silt Trap:
The elevated penstocks

discharge directly into

the new lined silt

traps before it

overflows into the

solution trench. Discharge
into the silt traps should be regularly stopped to allow the silt to settle and be measured.
15.1.3.

Conclusions
A Leeudoorn TSF design has been completed to enable the conversion of the current day wall TSF to a cyclone-based deposition system.
The design has been developed

to accommodate the required deposition

plan. It has been benchmarked

against other similar conversion
projects and has been found to be within proven operational practice and acceptable risk levels.
The stability assessment of the proposed

conversion has demonstrated factors

of safety which exceed

the design targets and therefore
considered satisfactory for normal

operating conditions. This assumes that

the TSF operation will be

properly managed and that

all the
identified critical parameters will be monitored.
A water balance has been developed for the proposed changes to the current conventional TSF design.
This water

balance demonstrates

the expected

improvements in

water recovery

resulting from

the increased

rate of

rise and

greater
water recovery efficiency of the cyclone system.
The forecast returns

from the Leeudoorn TSF

are expected to

be approximately 50%

of slurry water.

Modelling has demonstrated

that
the current penstock arrangement on both compartments is adequate to maintain pool control within both basins.
In order to ensure compliance with the Government Notice

(GN) 704 (Regulations on Use of Mining and Related

Activities Aimed at the
Protection of Water Resources - published

in the Government Gazette 20119) the

RWD will require a capacity

of 56,000m
3

between 2026
and 2029 (period of high deposition

rate) and a capacity of 107,000m
3

from post 2030 (period of low deposition

rate). The water balance
indicates that during storm conditions up to 90% of the slurry water is likely to be returned to the system.
15.2.

Regional Tailings

Storage Facility
The LoM planning by FWGR includes the establishment of a RTSF on a site 10km east of Fochville.
The RTSF

site consists of

an area

of approximately

1,000ha. It

is located

between two

water courses,

the Leeuspruit to

the north east

and an

un-
named ephemeral stream/wetland to

the south west, both

merging south east of

the site. FWGR

owns most of the

land on which the

RTSF will be
constructed, with the balance covered by way of an option agreement. Topographically this creates a slightly convex spur. Elevations in the area vary between around

1,540mamsl along

the northern extremity

to around

1,500mamsl in

the south

east over

a distance

of some

6km. This

results in
typically gentle slopes of around 0.7% with some localized variations in gradient.
FWGR has a development plan for the RTSF which incorporates the following changes to the WUL as originally approved:
● the inclusion of an alternative barrier system to the previously proposed synthetic barrier for groundwater protection; and
● the submission of a detailed design to the Department of Water and Sanitation (DWS) for approval.

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Table 16 outlines the main

differences between the earlier

RTSF design and the

revised design. These differences

include a significantly

larger capacity
of 800Mt compared to

an earlier 290Mt, along with

a correspondingly higher disposal rate

which is ramped up

in phases to 2.4Mtpm

compared to
1.4Mtpm. In

the revised

design, the

overall percentage

of slurry

solids is

reduced to

a 50%

segregating

slurry compared

to an

earlier 65%

non-
segregating slurry.
Table 16: Changes in Parameters
Criteria/Parameter Sibanye Gold FS FWGR FS
LoM Phase 1 only - 17 years Complete life 25 years
Processing Plant Au, U, H
2
SO
4
, roaster Gold only
Total Disposal Quantity FS only 290Mt 800Mt
Disposal Rate 1.4Mtpm
1.2Mtpm, increasing to 1.8Mtpm,
then 2.4Mtpm
Slurry Delivery Single Pipe 2 to 5 pipes
Slurry Percentage Solids 65% - non-segregating 50% - segregating
Surface Water Management Treat and discharge Collect and re-cycle
Ground Water Protection Synthetic barrier Scavenger wells
Tailings Dam Development Method Untried spigotting of a non-segregating slurry at <3m/yr Proven on-wall cyclones at 4m/yr to 6m/yr
Source:

Beric Robertson Tailings,

2020
Coupled to the deployment of this lower density slurry is the use of proven on-wall cyclones. The water treatment approach for the revised design is to consider

a closed

circuit, which

collects and

re-cycles the

water load.

FWGR proposed

amended designed

provides that

groundwater is

to be
managed by way of a network of interception scavenger wells positioned to capture and recycle the pollution plume. It is proposed that this replaces
the previously considered method of a

synthetic barrier.

It is noted that the impact

of adopting a disposal method which generates

a higher rate of
rise per annum is to promote a smaller environmental footprint.
The approach

to the

RTSF

design and

disposal policy

has been

guided by

the FWGR

policy,

the objective

of which

is “to

develop an

indefinitely
sustainable landscape that, at worst, has a benign, but preferably positive socio-environmental impact”.
The following has been referenced in developing the RTSF design:
● the Chamber of Mines Guide to the Design of Metalliferous Tailings Dams 1972, as revised; and
● SABS 0286; Mine Residue standard (now SANS 10286) (1998).
Following

the

headline

TSF

failures

in

Brazil

at

Samarco

(2015)

and

Brumadinho

(2019)

a

number

of

initiatives

have

been

promulgated

in

the
international

mining

community.

The

International

Council

for

Mining

and

Minerals

(ICMM)

developed

a

Global

Industry

Standard

for

Tailings
Management (GISTM) (2020). The

GISTM is a guide

with no regulatory jurisdiction outside

of the membership articles

of the ICMM and

consists of
fifteen principles which can be adopted voluntarily by mining companies. In March 2020, the International Council for Large Dams (ICOLD) published a draft bulletin on Tailings Dam Safety.

The RTSF

design adopted

by FWGR

has taken

reference

from SANS

10286 and

all other

relevant

South African

legislation including

the National
Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA), the NWA, the MHSA and their associated regulations. All of this work has been undertaken in the context of the FWGR Tailings Disposal Policy.
The RTSF

design approach

has undertaken

a rigorous

iterative examination

of an

appropriate tailing

disposal method,

for the

class, quantity

and
quality of tailings under

consideration. Throughout the design process,

cognizance has been taken of the

potentiality of catastrophic or consequential
failure resulting from the following two most commonly responsible mechanisms:
● hydraulic over topping leading to erosion of the containment wall with consequent collapse; and
● geotechnical instability as a result of insufficient shear strength resulting in a collapse of a portion of the outer wall.
The iterative examination process has considered the following environmental and engineering elements (Table 17 and Table

18).
Table 17: Environmental Elements under Consideration for RTSF Design and Disposal Method
Criteria/Parameter Description
Topography i.e., Mountainous, hilly or planar
Climate i.e., Arid, semi-arid, temperate, sub-tropical, tropical, monsoon

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Seismicity Low, medium or high
Geochemistry Low, moderate, severe
Tailings SG High, average, low
Source:

Beric Robertson Tailings,

2020
Table 18: Engineering Elements under Consideration for RTSF Design and Disposal Method
Criteria/Parameter Description
Disposal Wet or Dry
Generation Type 1st, 2nd, 3rd or 4th
PSD CC, FC, CF or FF*
Slurry Density Low, Ave, High (up to paste)
Wall Development Method Downstream, centerline or upstream
Deposition Method Open-end, spigot, on-wall cyclones
Decant System Gravity, pumped, siphon
Ground Water Protection Synthetic liner or scavenger wells
Air and Surface Water quality Protection Various options
Post-closure Options Various approaches
Source:

Beric Robertson Tailings,

2020
Note:

* C=coarse, F=fine
Based on the above criteria, the design for the RTSF includes the following attributes (Table 19):
Table 19: RTSF Design Criteria
Design Criteria
A 4th generation TSF
Low density slurry feed to an on wall upstream ring dyke dam
A pumped decant system
The abstraction containment of the leachate plume
The progressive cladding and vegetation of the outer slopes
Post closure water treatment designed for a non-consumable agricultural product farming business
Source:

Beric Robertson Tailings,

2020
The proposed RTSF will cover an area of approximately 1,000ha with a final surface top area of around 600ha. The RTSF has been planned within the original demarcated and authorised site area.
15.2.1.

Geotechnical, Hydrological and Geohydrological Considerations
Geotechnical investigations have confirmed that there are

no related fatal flaws. They

demonstrate that the RTSF site is suitable

for the
construction of

a RTSF and

its related infrastructure.

The natural material

available on site

is suitable, both

qualitatively and quantitatively,
for the construction of the various structures including embankments, canals, foundations, roadways,

compacted clay liners and for use
as cover placement. In areas with collapsible topsoil

an allowance was made to excavate and use this material for general compacted fill, and to use an impact roller to compact the remaining material from surface in order to reduce its collapse potential to acceptable levels
thereby forming a suitable foundation in these areas.
The current legislation contains mechanisms for the

classification of processed tailings, which

in the case of the approved RTSF, called for
the use of

a liner (Class

C barrier or

equivalent). This legislation

has been reviewed

by the legislature

to address various

shortcomings
with

one

material

change

being

that

the

remediation

requirements

will

be

informed

by

the

outcome

of

a

comprehensive

hazard
identification and risk assessment approach, subject to final approval of this legislation. The latest design of the RTSF is aligned with the
requirements of the pending changes to the legislation.
Hydrological studies have assessed the impact of the RTSF on the hydrology of the local area. Mean average rainfall of around 600mm is
noted. The

area has

exceptionally high

evaporation rates

of around

2,000mm and

this will

assist in

removing water

content from

the
tailings which will aid tailings stability. It is expected that climate change impacts are unlikely to be material over the next decade.
A consequence of

the ring dyke dam design

and the hydrological setting is

that surface water will tend

to flow away from the

RTSF surface
footprint. As a consequence, the RTSF has no direct riverine impact being well above the 1:100-year flood lines as confirmed in the most recent hydrological assessment.

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RTSF run-off impacts will be managed

through the progressive soil cladding

and grassing of the slopes with

clear water run-off forecast
after some four years from commissioning.
Overall water management has

been assessed

through the use

of a dynamic

water simulation model

over the LoM.

The model as

expected
confirms low averag

e

monthly returns as

the return water

pumping rate

is controlled. This

results in seasonal

fluctuations in the

RTSF
pond volume driven principally by reduced winter evaporation. The model outcomes imply that due to the relatively high basin capacity of the RTSF, the risk of over topping due to hydro-meteorological events and operational practices is considered to be low.
Storm

water

management

on

the

RTSF

slopes

between

the

crest

of

the

basin

and

the

perimeter

toe

is

managed

through

the
implementation of the following design approach:
● the slope is divided into 400m wide segments around the perimeter;
● each 400m wide segment has a centrally located outlet down the slope consisting of precast concrete chutes;
●
the cross-section comprises a series of 10m high, 35m wide scallops forming a 1.6m high (but could be reduced to 1.4m) bund along
the lower edge of each;
● the scallops temporary buffer create capacity for run-off prior to discharge down the chutes; and
● the scalloped benches are divided into paddocks by cross-walls or bunds with hydraulic links to control flow between paddocks.
The concrete chute system has been successfully used at other TSFs.
The geo-hydrological impacts of the RTSF will be managed through the installation of a network of abstraction wells. The regional water
table is found

at relatively shallow depths

across the RTSF site

of 3m to

8m. The impact

of tailings deposition

will be that a

phreatic surface
will merge between the

original water table

setting and the

TSF.

Seepage modelling has been used

to analyze

the impacts on the

geo-
hydrology. Input

requirements into this modelling include,

the site geological structure

and the topology of all

the materials in the TSF.
Each material type or zone is assigned appropriate

permeability properties along with other factors such as slurry water inflow, rainfall,
evaporation and

run-off rates.

Further modelling

describes the proposed

zoning of

the under

and overflow

from the

cyclone disposal
positions during the TSF operation.
The seepage modelling has confirmed that the stability of the RTSF can be enhanced through the construction of filter drains integrated
into the underflow tailings

walls which protrude into

the basin of the

RTSF.

These underflow curtains which are

described as similar to
the “fins of a radiator”, draw down the phreatic surface of the underflow which contributes to the enhancement of the wall stability.
Post closure modelling indicates

that drain flows of

up to 700m
3
/d may need will need

to be treated through

a small sustainable water
treatment facility.
The primary purpose

of the ground water modelling

has been to validate the use

of a scavenger well network to

control pollution impacts
on the

local aquifer

system.

This modelling

has been

developed from

calibrating existing

boreholes and

using an

historical database
established by the earlier investigators.
The geo-hydrological regime at the RTSF site consists of the stacking of a weathered aquifer over a deeper fractured aquifer (Figure 28).
Figure 28: Geo-hydrological Regime at the RTSF Site

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Source:

Beric Robinson Tailings,

2020
The water table approximates the topography at

a depth of 3m to

8m and the general ground

water flow is from north

west to south east
with local

south and

eastward

flows to

the adjacent

streams. Earlier

studies promoted

the use

of a

synthetic

liner for

ground water
protection. The use of a synthetic

liner, installed at

the base of the RTSF would

be to create a third

‘perched’ aquifer above the current
weathered zone

aquifer.

Installing such

a barrier over

a 1,000ha

footprint could

result in a

design which will

ultimately end

up with

a
compromised liner integrity,

requiring the eventual

implementation of a

well system

to contain the

contaminant plume. In

addition to
this, the inclusion of a liner in the design significantly raises RTSF geotechnical risk.
The scavenger

well system

generates a

hydraulic barrier

around the

RTSF by

directing ground

water flow

towards the

RTSF footprint
(Figure 29).
Figure 29: Geo-hydrological Effects of Scavenger Wells beneath the RTSF
Source:

Beric Robinson Tailings,

2020
The deeper fractured aquifer exhibits

low permeability characteristics which promote the

flow of the contaminated

plume towards the
peripheral abstraction wells which

recover the polluted ground

water and contain

the plume dispersion. All

the dirty water from

these
scavenger wells accumulates

in large concrete

sumps before

being pumped back

into the operational

circuit whilst operating

and post
closure will be treated for either disposal or utilization.
Ground water

modelling was

carried out

in an

appropriate software

package

and confirmed

the effectiveness

of the

abstraction well
system methodology. Numerous modelling iterations were carried out to identify optimal borehole spacing and localities. The modelling has indicated that

a series of

abstraction wells drilled

into the weathered

aquifer to a depth

of around 20m,

arranged in three

rows around
the perimeter should effectively prevent the lateral spread of any contaminant plume. Vertical containment is effectively achieved at the base of the weathered aquifer, the underlying fractured aquifer exhibiting low permeability characteristics.

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A

critical feature

of the

implementation

of the

scavenger

well

system

methodology will

be the

practice of

systematic

water

quality
sampling and it is proposed that 25% of all wells are tested on a monthly basis. This will be used for the regular updating and calibrating
of the ground water model which will enable, where necessary, practical interventions into the well field design to be implemented.
15.2.2.

The RTSF Design
The RTSF design has been configured by assembling the following components or design elements:
Toe Wall Embankment and Cladding Stockpile: the perimeter boundary of the RTSF is defined by a single Toe Wall (3m high by 6m wide).
This serves as a containment barrier and as

a perimeter access road. The tailings placement has been

planned to fill within 1.5 to 2.0m of
the

Toe

Wall

crest.

Compacted

material

for

the

Toe

Wall

will

be

borrowed

from

a

2m

deep

trench

excavated

within

the

Toe

Wall
perimeter.

This trench

will form

a paddock for

tailings run-off

material at

the toe of

the slope.

A temporary

cladding stockpile

will be
formed outside the Toe Wall.
Heel Wall

Embankment: in the

case of RTSF,

an upstream cyclone

dam, the containment

wall formed from

the underflow needs to

be
established

on

a

stable

platform

for

the

tailings

placement

to

be

ultimately

stable.

The

overflow

is

therefore

contained

behind

an
embankment upstream

of the intended

wall footprint

and is

called a

Heel Wall.

The Heel

Wall therefore

defines the initial

division or
separation of the under and overflow with the overflow area termed the Basin.
The height of the Heel Wall changes progressively as the dam is developed and is determined from the availability of underflow and the
relative rates

of rise of

the over and

underflow. The determination

of the expected

height and position of

the Heel Wall

is an iterative
process of trial and optimization with

the base of the wall being typically selected

at approximately one third

of the horizontal distance
of the base length of the final slope.
Heel Wall structure

on a dam

the size of

the RTSF represents

a substantial embankment

structure with a

correspondingly high level

of
material requirements. This material has been sourced within the RTSF footprint which reduces further environmental degradation from
external borrow pits and reduces haul distance costs. A further feature to assist construction material placement is the incorporation of access ramps onto the Heel Wall at 400m centers. Geotechnical site investigations have verified the suitability and availability of material
excavated from within the RTSF footprint for Heel Wall construction.
Miscellaneous Embankments: in order to control the run-off harvested between the Heel Wall and Toe Wall on the low south side of the
RTSF and prevent an overtopping of

the Toe Wall, it is necessary to construct a

series of radial cross walls at

approximately 400m centers.
These compartments serve to spread the containment of run-off material over a broader area and reduce the depth of material around
the RTSF perimeter.
Where necessary, low

embankments will be constructed to

correct the gradients of

filter drains. The decant

pumping arrangement will
require an embankment on which the pumps can stand, which will also provide an access road facility.
Filter Drain System: the

beneficial reduction of pore water pressure

in the underflow results in a

lowering of the phreatic surface

levels
and improved tailings

strength development,

along with a reduction

in the risk

of slope undercutting

at the slope

toe. This is

achieved
through the use

of a filter

drain network which promotes

high permeability conducts

which evacuates pore water while

holding back solid
particles. The

impact of

an effective

drainage system

is to

activate

the radial

flow of

water

towards

the drain

centers. Various

drain
configurations have been incorporated into the RTSF design. These variations have been optimised through iterative stages of numerical seepage analysis.
Scavenger Well System: the scavenger well system is

a viable alternative to

managing the inherent

geotechnical risks and financial

burden
of a synthetic barrier. The system

exploits the existing geo-hydrological regime beneath the proposed RTSF,

which consists of an aquifer
comprising of two horizons;

the upper 20m to

30m a weathered

aquifer and an

underlying fractured aquifer.

The transmissivity of the
fractured aquifer is limited to

discontinuities in the rock mass.

This confines ground water flow

almost entirely to the upper

weathered
aquifer.
A well system

of three rows

of scavenger wells

is envisaged, consisting

of an outer

row along the Toe

Wall of

the facility,

the Toe

Wall
Scavenger Wells

(TWSWs), a middle

row along the line

of the Heel Wall

Scavenger Wells

(HWSWs) and an

inner third row to

be drilled
after the fourth bench of the RTSF.

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The HWSW and

TWSW wells would

be installed from

the outset, with

the TWSW wells

being used initially as

monitoring wells. As

and
where necessary, additional boreholes will be established downstream for additional scavenger well purposes.
Deposition System:

on-wall cyclones will

be used to

deposit the tailings

pumped from the

DP2 Plant some

46km to

the RTSF

through
500mm high-density polyethylene (HDPE) lined steel pipelines. A relatively low target slurry density

of 1.38t/m
3

has been stipulated for
the RTSF.
The slurry is pumped in

trains of 600ktpm per pipeline,

starting with two pipelines to accommodate the

production rate of 1.2Mtpm. The
pipe servitude enters the RTSF

site from the north-east where

the pipes will be taken

through the pre-cast box

culverts to the inside of
the Toe Wall. One pipe will continue straight onto the dam

with the pipe being extended up the side of the dam, suitably profiled across the benches,

as the

dam develops

in height.

Two

of the

slurry pipes

will be

directed clockwise

along the

inside of

the Toe

Wall, one
extending 20% and the second 40% around the perimeter. The other two slurry pipes will be similarly routed, but anti-clockwise.
For the first three years of operation, 250mm cyclones will be deployed so as to ensure a maximum split of underflow during the period
when underflow demand is greatest

due to wall construction

requirements. This cyclone

arrangement has been

deployed in the South
African tailings environment since the 1980s.
A 600ktpm slurry stream will require

some 20 to 25 cyclones to deposit

material based on a cyclone throughput

of 40tph to 45tph. The
eventual layout of cyclones will consider

some 37 to 41 cyclones

per dam sector of

around 1,000m to 1,100m. This

is estimated to service
approximately 25% to 30% of the dam perimeter with

all five slurry streams operating (5% to 6% per pipeline).

This is expected to deliver
a deposition to drying ratio of 1.3 to 1.4 which is considered acceptable for sustainable underflow consolidation.
Once the underflow

wall has been established,

consideration may be given to

changing from the Multiple

Deposition Point (MDP) 250mm
cyclones to the less efficient, but more economic Single Deposition Point (SDP) system, in this case in the form of Self-Propelled

Cyclone
Units (SPCUs). This system has been successfully deployed on an East Rand TSF for the last eight years.
Decant System: the decanting system

handles the clear water from the deposited slurry which separates into clear water and saturated
solids on the TSF. The clear water accumulates in a supernatant pond or pool in the basin which becomes available for decanting and re-
cycling through

the process.

The selected decant

system is

a series of

pumps which

are commonly

used globally.

In the

South African
mining space, gravity

penstocks predominate in decanting

solutions, however this would

not provide the optimal

solution for the RTSF
case.
The pumping system to be deployed at the basin pond at RTSF will consist of a skid-mounted land-based pump with ancillary power and control equipment which

will be intermittently

moved across the

basin from south

east to the

middle and raised

vertically as the

dam
develops.
Return Water System:

the water recovered from the RTSF will be

returned to DP2 and any other

sites that may require water. The return
water system comprises a decant water receiving stilling chamber that overflows into twin concrete lined silt traps that in turn spill over
into twin HDPE lined RWDs. Return water pumps at the RWDs, pump water back to DP2 through twin overland pipes following the same servitude as the slurry delivery pipes.
Other Supporting

Infrastructure: power

will be

delivered to

the RTSF

complex via

a 10km

33kV overhead

powerlines from

Kloof.

The
power is first stepped to 11kV prior

to transmission to required locations via overhead

bundled lines. Numerous pole transformers step
down the power to

3.3kV for distribution to

the scavenger wells. Diesel

back-up power generators are placed to

sustain critical operability
of seepage recycling as well as

alternate powering of the decant

pumps and return water pumps.

Solar energy will be utilized

to power
the administrative buildings and external ergonomic lighting.
For security against theft and destruction

against infrastructure, the entire RTSF complex will be surrounded by a 2.1m tall shotcrete wall
with razor coil on the top. Tamper sensors will be placed on the wall that are wirelessly linked to a permanently manned security control room.

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Figure 30 shows the layout of the RTSF.
Figure 30: RTSF Layout
Source:

Beric Robertson Tailings,

2020
The revised

design of the

RTSF was

undertaken by

Beric Robinson

Tailings

for the

current configuration

of the

FWGR operations.

This
study was independently reviewed by a Sound Mining appointed specialists who concluded that there are no fatal flaws in the design.
15.2.3.

Concluding Comments
Sound Mining has reviewed the Far West

Gold Recoveries Regional Tailings

Dam Report prepared by Beric Robinson Tailings

(2020) and
has concluded that the report provides a solid basis for

the future development of a safe RTSF.

Sound Mining believes that by following
the principles and design strategy

outlined in the report, the

chances of a TSF

failure will be unlikely.

However,

cognizance needs to be
taken of the uncertainties discussed subjectively below.

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There are concept risks associated with the

recommended RTSF tailings disposal solution which

proposes the implementation of a fourth
Generation, unlined, ring-dyke, upstream, on-wall cyclone dam with a pumped decant system, on a site with poor to moderate soils and a high-water table. Furthermore, for

risk analysis purposes it is noted that

there is an absence of water

courses over the intended RTSF
site area and that the operation of the on-wall cyclone disposal method will initially be relatively labor intensive.
Based on the proposed RTSF solution, the following inherent risks are apparent:
● the stability of upstream development;
● the sufficiency of underflow to form an adequate wall around the perimeter ring dyke;
● the capability of the management and labor force to perform as required;
● the ability of a pumped system to decant adequately; and
● undue impacts on the environment.
The proposed solution has been

operated on a number of South

African TSFs over the last three to

four decades. Each TSF has performed
as expected, demonstrating stability with the underflow arisings. All these TSFs have and in some cases still operate without evidence of overtopping with

pumped decants.

In these

cases, while

water contaminant

plumes have

been generated,

their impact has

not been
shown to be significant.
The RTSF

design has

been undertaken

by a

team of

assembled experts

who are

familiar with

the application

of an

upstream cyclone
method

delivering

relatively

uniform

sized

tailings

in

the

South

African

context.

The

lead

RTSF

designer

has

over
30 years’

experience in similar

local installations

and operations.

The design

work has

also been independently

reviewed by

two local
tailings engineering specialists.
The effectiveness

of the proposed

RTSF is

dependent on the

delivery of

acceptable underflow particle

quality and

quantity. Failure

to
deliver on either of

these parameters will compromise wall development

and stability. Historical observations of a number

of similar TSFs
have shown that TSF development has progressed adequately with no significant design risks realized.
Underflow demand is high during the initial development phase and increases as the dam elevation is increased and the dam perimeter is subsequently

decreased. This

has

been accommodated

in the

RTSF

design with

the decision

to deploy

the

more efficient

250mm
cyclones during the start-up period.
It is noted that the RTSF design is based on underflow splits currently achieved at the Driefontein 4 TSF.

Although in the early years, the
RTSF design underflow demand is close to these levels, this demand drops in the later years proving an acceptable error margin.
Hydrological risk is managed through

the provision of a substantial

freeboard over the LoM and

the verification through modelling that
the storm water capacity of the dam is in

excess of 20Mm
3

which compares to a Probable Maximum Precipitation (PMP) event of around
1,600Mm
3
.
The requirement for

the management of

tailings disposal operations

is stipulated in

SANS 10286 which

was initially published

in 1998.
Recent initiatives through ICMM and ICOLD have provided guidelines for corporate management. Despite this,

it is a recognized fact that
most TSF disasters have been attributable to management failures.
FWGR’s

approach to

the management

of surface

mining risk has

been to

adopt a

pro-active strategy,

whereby maintenance

and risk-
reducing activities

are carried out

timeously. This operating philosophy

is now being

formalized and outlined

in their management

system.
Effective operational

performance will deliver

into the

achievement of the

necessary targets of

appropriate underflow

characteristics,
wall geometry

and consistently acceptable

freeboard. For

this risk to

be managed

it is imperative

that all

involved operational

parties
including specialist support services and equipment

suppliers, are appointed on

the basis of their appropriate

experience, capacity and
competency.
Based on FWGR’s

extensive history

of operational

experience in surface

mining and tailings

disposal, it is

Sound Mining’s

opinion that
operational risks can be adequately controlled.

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The current DP2 deposition at Driefontein

4 TSF (0.5Mtpm) can only continue

until 31 December 2025, at current

deposition rates. The
commissioning

of

the

RTSF

has

been

delayed

until

January

2030

while

approval

for

the

amended

design

is

being

sought

from

the
authorities.

Due

to

this

delay,

the

Leeudoorn

TSF

has

to

be

converted

to

a

cyclone

depositioning

system

to

accommodate

FWGR
deposition

requirement

between

January

2026

and

December

2029.

Any

delay

in

the

RTSF

commissioning

may

result

in

reduced
production until such time as full capacity of the RTSF is available.

Sound Mining is of the

opinion that the selected

site is appropriate for the intended construction

and operation of the RTSF and endorses
the proposed scavenger well solution

for ground water as this

can provide a sustainable solution

to the RTSF’s future plume management
requirements.
15.2.4.

Technical Studies - Water
Water is required

for the hydro

-mining of the TSF’s

and for the processing

of the reclaimed material.

FWGR commissioned an external
assessment of

the water

requirement for

an expanded

operation in

2020. The

work involved

modelling the

waterflows to

establish a
water balance for the operation at steady state. The inputs to the model were examined by Sound Mining and found to be appropriate.
The planned water supply will primarily be from the RTSF return water and from underground water sources (Figure 31).

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Figure 31: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts
Source:

Sound Mining, 2022
Kloof

10

shaft,

which

is

located

at

the

Libanon

TSF,

will

supply

make-up

water

for

the

hydro-mining

of

Kloof

1

TSF,

Libanon

TSF,
Venterspost North

TSF and Venterspost

South TSF.

Two WULs

have been granted

for the Kloof

and Driefontein

operating areas, which
permit the pumping of water from nearby underground workings as presented in Table 20.
Table 20: Underground Water Sources
Facility
Permitted Quantity
(m
3
/a)
Kloof 10 Shaft 9,487,500
Driefontein 10 Shaft 2,555,000
Source:

Sound Mining,

2022; and FWGR, 2020
Return water from Driefontein

4 TSF is currently re-used

for the reclamation of the Driefontein

5 TSF and associated processing at

DP2.
Make-up water is sourced from Driefontein 10 shaft (~6,000m
3
/d).
Water from DP2, the Leeudoorn TSF,

RTSF and Kloof 10 shaft will be pumped to a Central Water

Facility (CWF). There are currently four
water

tanks

at

the

CWF

used for

water

storage.

Water

will

be

pumped from

the

CWF

to

the

necessary sites

for

hydro-mining

and
processing.
Water and slurry from the hydro-mining of distal TSFs

will be pumped to the pumping stations closer to the hydro-mining sites to piggy-
back off these sites to avoid having to use

additional Booster Pump Stations (BPS). The water pumps

at DP2 supply sufficient pressure for
the Driefontein 5 TSF hydro-mining operation.

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High-pressure water

pumps will

be placed

at the

various TSFs

(i.e., excluding

Driefontein 3

TSF) to

avoid having

high-pressure water
pipelines between the

hydro-mining sites and the processing

plant. They will be

utilized in series to deliver

the required pressure of 25bar
to 30bar, for hydro

-mining.
The mining operation

will pump approximately 42,000m
3
/d of water from

the various mining

sites to feed the

DP2 expansion facility. Each
production unit (or

monitor) requires in the

order of 10,500m
3
/d for the hydro-mining of

TSF material and each

site will have two

monitor
units running

and one

on standby

during steady

state operations.

Water

will be

recovered from

the various

deposition

facilities and
returned to the system.
Make-up water (i.e.,

30% - 40%

of the total water

requirement) will be

required to compensate

after accounting for

losses and rainfall
(~18,000m
3
/d), with Kloof 10 shaft alone, having ample available capacity (~36,000m
3
/d).

15.2.4.1.

Concluding Comments
The available water supply more

than adequately meets the

FWGR requirements including the make-up water

during the dry season.

The
supply from Driefontein 10 shaft and Kloof 10 shaft do not exceed the permissible pumping rates approved in the WULs.
According to the

WULs the return

water will be

treated in an

advanced water treatment facility

and discharged into

Leeuspruit or disposed
to dust

suppression. Instead

of this

open configuration

FWGR has

opted for

a closed

water system

throughout the

LoM so

no water
treatment or discharge into the surface water courses will occur. The final water still in use at the point of closure will be deposited onto the RTSF for evaporation,

or an alternative water treatment and use will be considered.
15.2.5.

Technical Studies - Power
The power

supply and

Point of

Delivery (PoD)

for the

operations has

been determined

by independent

specialists. These

have been
reviewed and are deemed appropriate for the operation. Power is currently supplied to transformers at the various sites (Table 21) from
Eskom’s 132kV and 44kV grid, where the voltage is reduced to 6.6kV.
Table 21: Power Requirements for FWGR Operations
Site
Installed

(kVA)
Used

(kVA)
Available

(kVA)
Comments
Driefontein 8 Shaft 20,000 11,000 9,000
Sufficient for reclamation operations
Driefontein 13 Shaft 10,000 6,600 3,400
DP2 40,000 - 40,000 18,000kVA required by DP2 at 1.2Mtpm capacity
Libanon 40,000 22,000 18,000 Sufficient for reclamation operations
Kloof 4 Shaft 80,000 64,000 16,000
3,500kVA required by RTSF
Kloof Main Complex 140,000 81,000 59,000
Leeudoorn Shaft 100,000 61,000 39,000 2,500kVA required by Leeudoorn TSF
Total 430,000 245,600 184,400
Source:

FWGR, 2022; and Sound Mining, 2022
The capital estimates take account of

the available equipment at the respective substations and routing from the substations. The PoDs
feeding the substations are shown in Table 22.

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Table 22: Eskom Points of Delivery
Eskom PoD NMD
Maximum Utilized
NMD
Transformer Size Comments
Driefontein 8 Shaft 14.0MVA 11.0MVA 4 by 5MVA
Driefontein 13 Shaft 4.3MVA 6.6MVA 4 by 5MVA There are sufficient transformers
Kloof 1 Shaft (132kV) 81MVA 81MVA 7 by 20MVA
Libanon Shaft 5.2MVA 6.92MVA 1 by 20MVA FWGR to install 1 by 20MVA transformer
Libanon Gold 22MVA 19.3MVA 2 by 20MVA
Source:

FWGR, 2022; and Sound Mining,

2022
Suitable PoDs have been

identified for the FWGR operations,

as shown in Figure

31. Eskom will be

notified of the

increased load - Nominal
Maximum Demand (NMD) to be catered for within the existing

contracts - at the appropriate

time. Overhead lines will be utilized as far
as possible

to reduce

the installation

costs and

reduce the

risk of

cable theft.

The aggregate

load requirement

has been

based on

a
conservative diversity factor of 0.8 for the low voltage loads, which represents a relatively flat load profile.
The current Eskom

supply is stable

in that it

is linked

to the main

ring feed.

There is a

curtailment agreement in

place and only

under
severe power disruption, would

the area lose supply.

In this case there

is still sufficient capacity

to run the vital

plant areas by shutting
down the milling section

and using diesel generators which will

provide enough emergency power to ensure

that selected critical process
plant equipment is able to re-start immediately in the event of a power failure.
15.2.5.1.

Concluding Comment
It is

noted by

Sound Mining

that the

power estimates

determined are

considered appropriate

for the

planned operations. The

power
requirement to the various components of the FWGR operation is within the spare capacity available to the related ongoing and current underground mining and

processing operations. Management

will need to

ensure timely modifications

to the agreements

with Eskom
and sufficient allowance for the rising cost of power.
15.2.6.

Technical Studies - Pipelines and Pumping
FWGR’s

expansion planning

requires a

network of

slurry pipelines

from

the TSF

sites to

DP2,

and tailings

pipelines from

DP2 to

the
Leeudoorn TSF and to the RTSF.

Low-pressure return water pipelines will be required from the RTSF to the CWF and from the CWF back
to the TSF sites. High

pressure pumps will provide the

mining operations with the pressures

they require (25bar to 30bar).

This eliminates
having to install high-pressure pipelines from the processing plants to the TSF sites.
FWGR worked with

specialists on the design

and cost estimates for

the pipelines. Cognizance was

also taken of the

environment, mine
owned land and already disturbed areas.

The pipeline layout has been designed

to make use of

the shortest possible routes, while also
using existing mine servitudes as far as possible. Use was made of the road servitudes to prevent additional impacts associated with the clearing and construction of the pipelines, and to ensure that the pipelines are easily accessed for maintenance. Alternative routes were also considered to avoid wetland

areas; and existing impacted land,

in the context of the

effect on operating costs

due to the influence
of topographical and pumping costs. A summary of the current pipeline and pumping infrastructure Figure 31, is provided in Table 23.

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Table 23: Existing Pipeline and Pumping Infrastructure
Existing Pipeline and Pumping Infrastructure Approvals
Pre-screening and Slurry Pumping Reclamation Station at Driefontein 5 TSF
Hydraulic Mining Site
Approved EA and Environmental Management Plan
(EMP)
Fine Screening and Slurry Transfer Pump Station at Mining Site Approved EA and EMP
Slurry Pipeline between Driefontein 5 TSF and DP2 Approved EA and EMP
Tailings Pipeline from DP2 to Driefontein 4 TSF Approved EA and EMP
Return Water Dam at Driefontein 4 TSF and Process Water Supply to DP2 Approved EA and EMP
Process Water Make-up Storage and Pump Station at Driefontein 10 Shaft
Approved EA, Integrated Water Use Licenses (IWUL)
and EMP
Process Water from Driefontein 10 Shaft to DP2 Approved EA, IWUL and EMP
Source:

Sound Mining, 2022
A summary of the additional piping requirements is presented in Table 24.
Table 24: Phase 2 Pipeline and Pumping Infrastructure
Planned Pipeline and Pumping Infrastructure Approvals
Pre-screening and Slurry Pumping Reclamation Stations at Driefontein 3 TSF Approved EA and EMP
Pre-screening and Slurry Pumping Reclamation Stations at Kloof 1 TSF Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation Stations at Libanon TSF Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation Stations at Venterspost North TSF Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation Stations at Venterspost South TSF Approved IEA and EMP
Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP
Slurry Pipeline from Venterspost South TSF to Libanon TSF Approved IEA and EMP
Slurry Pipeline from Kloof 1 TSF to DP2 Approved IEA and EMP
Return Water Pipeline from CWF to DP2 Approved IEA and EMP
Water Pipeline from DP2 to Driefontein 3 TSF Approved EA and EMP
Return Water Pipeline from CWF to Libanon TSF Approved IEA and EMP
Return Water Pipeline from CWF to Venterspost South TSF Approved IEA and EMP
Process Water Make-up Storage and Pump Station at Kloof 10 Shaft Approved IEA, IWUL and EMP
Process Water from Kloof 10 Shaft to DP2 Approved IEA, IWUL and EMP
Slurry Pipeline from DP2 to the RTSF Approved IEA and EMP
Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP
Source:

Sound Mining, 2022
The civil infrastructure requirements for pipeline

crossings of road/rail, pipe jack

culverts, open/minor culverts have been

considered and
amount to around 65 installations.
15.2.6.1.

Concluding Comments
The QP considers the pipeline infrastructure design to be well-engineered and underpinned by practical experience. There appear to be
no fatal flaws

in the thinking behind amendments to

various EIAs and EMPs

to accommodate the changes to

the pipeline and pumping
infrastructure.

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800

1,000

1,200

1,400

1,600

1,800

2,000

2,200

2,400
Jun-17 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22
Gold Price (USD/oz)
Gold's Monthly Closing Price Trendline Upper and Lower Standard Deviation Bands
16.

GOLD MARKET
Item 16 (i) and (ii)
All gold produced is delivered to the Rand Refinery for

refining with no restrictions on the quantity or time frame.

DRDGOLD has a long-standing off
take agreement with the Rand Refinery according

to which gold is sold

on the prevailing spot in

South African Rands. When applying

the 30 June 2022
spot exchange rate (ZAR16.29/USD) to the associated gold price of USD1,819.06/oz Au, a real gold price of ZAR952,721.20/kg is computed.
Gold is a precious metal,

refined and sold as bullion

on the international market. It is traded

on the global financial markets and

has traditionally been
used for jewelry, bartering or storing wealth. Aside from the gold holdings of central banks, current uses of gold include jewelry, private investment, dentistry, medicine and technology (Table 25).
Table 25: Above Ground Gold Stocks in 2021
Description
Quantity
(t)
Contribution
(%)
Jewelry 94,464.0 46%
Private Investment 45,456.0 22%
Bank Holdings 34,592.3 17%
Other 30,726.0 15%
Source:

GoldHub, 2022
The largest use of gold is in jewelry, accounting for approximately 46% of the above-ground gold. Gold does not follow the usual supply and demand logic because it is virtually indestructible and can easily be recycled. In addition, gold stored in the vaults of banks

is relatively illiquid and subject to
the vagaries of global economies. These characteristics of the gold market make it challenging to forecast the gold price.
16.1.

Gold Price Trends
The QP

considered a

five-year period

of historical

analysis to

form an

opinion of

the gold

price and

exchange rate

to be

expected going

forward
because the QP

is of

the opinion

that a

five-year period

sufficiently covers

the market

volatility seen

in the

international gold

market. This

is also
consistent with the five-year period of consensus

pricing relied on for the price

forecast. The gold price increased in 2020 due

to uncertainties related
to the outbreak of Covid-19.

It then steadily declined to

a spot price of ~ZAR945,295/kg

(i.e., USD1,806.89/oz at ZAR16.27/USD) as at

30 June 2022
(Graph 5).
Graph 5: Gold Price Historical Trendline
Source:

Sound Mining, 2022
The linear trendline indicates robust gold price potential over the near to medium-term.
16.2.

Exchange Rate Forecast

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10

11

12

13

14

15

16

17

18

19
Jun-17 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22
Exchange Rate (ZAR/USD)
Monthly Closing USD/ZAR Rate Trendline Upper and Lower Standard Deviation Bands
The ZAR

to USD

exchange

rate

saw record

breaking highs

in the

second quarter

of 2020

(ZAR19.35/USD) but

has subsequently

dropped back

to
ZAR16.27/USD as at 30 June 2022. A factor

in the deterioration of the local

currency in 2020 was the lockdowns

and economic volatility brought on
by Covid-19.
The spot exchange rate of ZAR16.27/USD compares well with the six-year historical trendline as visually displayed in Graph 6.
Graph 6: Exchange Rate Historical Trendline
Source:

Sound Mining, 2022
Various service providers and financial institutions are consulted to determine consensus forecasts of the gold price (Table 26).
Table 26: Long Term

Consensus Forecasts in Nominal Terms
Description
Year 1
(FY2023)
Year 2
(FY2024)
Year 3
(FY2025)
Year 4
(FY2026)
Year 5
(FY2027)
Gold Price (USD/oz) 1,823 1,799 1,751 1,724 1,496
Exchange Rate (ZAR/USD) 15.60 15.74 15.77 15.79 15.20
Gold Price (ZAR/kg) 914,294 910,051 888,083 875,474 731,081
Source:

DRDGOLD, 2022
The economic assessment for the

Mineral Reserve estimate

relies on a real

price of ZAR914,294/kg (i.e., USD1,823/oz

at ZAR15.60/USD) in 30 June
2022 terms as provided by FWGR. The QP has considered the consensus forecasts supplied by FWGR against linear trends in the demand and supply of gold as recorded over the period from 2012 to 2021 to examine whether these forecasts are reasonable.

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0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021
Quantity (t)

Year
4,100
4,200
4,300
4,400
4,500
4,600
4,700
4,800
4,900
5,000
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021
Quantity (t)

Year
16.3.

Global Demand
Graph 7 reveals a gradual reduction in demand (~14.2%) over the past ten years (2012 to 2021).
Graph 7: Global Gold Demand from 2012 to 2021
Source:

GoldHub, 2022
16.4.

Global Supply
The global gold supply from mining and recycling activities over the same period is presented in Graph 8.
Graph 8: Global Gold Supply from 2012

to 2021
Source:

GoldHub, 2022
While the graph suggests an overall

upward trend from 2012

to 2021 (~2.6%), the supply generally levelled

out over the past five

years. The supply
from mining satisfied some 76% of the demand in 2021, with the balance met by recycled gold.

Gold supply from mining increased by approximately 106t during 2021 (3,582t) when compared with 2020 (3,476t) despite an overall drop in supply since 2019 (GoldHub, 2022). Below are the top ten gold producing countries in 2021 Table 27.

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Table 27: Global Gold Production
Rank Country
Production
(t)
2016 2017 2018 2019 2020 2021
1 China 464 429 404 383 368 332
2 Russia 262 281 295 330 331 331
3 Australia 288 293 313 325 328 315
4 Canada 163 171 189 183 171 193
5 United States of America 229 236 225 200 190 187
6 Ghana 131 133 149 142 139 129
7 Peru 166 167 163 143 98 127
8 Mexico 131 120 118 109 102 125
9 Indonesia 118 118 153 92 101 118
10 South Africa 163 154 128 111 99 114
Source:

GoldHub,

2022
Even though China has

experienced five years

of consecutive decline

in annual gold production,

it remains the

largest producer of gold (~10%

of global
gold production in 2021).
16.5.

Concluding Comments
The QP notes a short term

up-tick despite the long-term reduction in demand

together with an essentially constant

supply over the past five

years.
These trends are not inconsistent with the forecast price trend in Table 25. The QP is satisfied that a real 30 June 2022 gold price of ZAR914,294/kg is
a reasonably conservative assumption for examining the economic viability of the Mineral Reserve estimate.

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17.

ENVIRONMENTAL STUDIES, PERMITTING, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS
Item 17 (i); (ii); (iii); (iv); (v); (vi) and (vii)
A

review

of

the

environmental

status

was

undertaken

by

Sound

Mining.

It

relies

on

information

provided

by

DRDGOLD

and

FWGR.

The

key
environmental aspects are

discussed below,

along with any

associated liabilities and

risks. Risks or

liabilities, that would

generally be addressed

in
terms of accepted environmental practice and which do not have significant cost implications, have not been discussed.
17.1.

Permitting Status
The environmental and

social compliance

status in relation

to South

African legislation

is summarised

in Item 21.

The following expands

on the relevant
authorizations or permits required.
17.1.1.

The National Environmental Management Act (NEMA)
EAs have been granted in terms of NEMA and the Environmental Impact Assessment (EIA) Regulations of 2014 as described below.
Driefontein

Mining

Right

Area:

in

March

2016,

Sibanye

Gold

Limited

submitted

an

application

for

an

IEA

including

a
Waste

Management

License

(WML)

for

the

proposed

activities

on

the

Driefontein

Mining

Right

area

(DMRE

Ref.

No.:
GP 30/5/1/2/2 (51) MR. The DMRE granted the EA Ref. No.: GP 30/5/1/2/3/2/1 (51) EM on 11 May 2018.
The Driefontein

MR and

EA are

in good

legal standing.

Sibanye Gold

applied for

a Section

102 amendment

to the

MR to

include the
Driefontein 4 TSF,

which has been granted. FWGR has submitted an

application to the DMRE for the transfer

of the existing Driefontein
EA (Ref. No.: GP 30/5/1/2/3/2/1 (51) EM) as well as the

inclusion of related activities covered by the existing Driefontein EMP relevant to the FWGR operation. The amendment was for the following:
● the transfer of the Driefontein EA to FWGR;
● a modification to scope of how the Phase 1 operations are currently being executed; and
● to include DP2, DP3 and Driefontein 4 TSF.
Permission for depositing

onto the Driefontein

4 TSF

is contained

in the original

Driefontein EMP

associated with the

MR. This EMP

is
needed for the operation’s

waste management obligations. The pipelines fall

within the scope of the existing infrastructure

recorded in
the current EA and EMP.

Table 28 summarizes the current environmental legal standing for the Driefontein mining area.

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Table 28: Required Environmental Legislation and the Status for the Driefontein Mining Area
Act, Regulation or By-Law Requirements
Status
Driefontein Area
MPRDA, 2002 (Act No. 28 of 2002) Mining Right This is currently in place.
Social and Labor Plan (SLP)
FWGR has an internally signed-off SLP, however,

an SLP is
not required for FWGR.
NEMA, 1998 (Act No. 107 of 1998):
Environmental Impact Assessment
Regulations 2014 (GNR 982)
EA This is currently in place; an application has been submitted for a name change to FWGR and for the inclusion of the
Driefontein 4 TSF.
EMPr/EIA Forms part of the Driefontein EMPr/EIA.
The Rehabilitation and Closure Cost plan
must be annually adjusted.
This is guaranteed through a Guardrisk Cell Captive.
National Environmental
Management: Air Quality Act, 2004
(Act No. 39 of 2004) (NEM:AQA)
An Atmospheric Emissions License (AEL) is
required for any listed activity within this
Act.
N/A
NEM:WA, 2008 (Act No. 59 of
2008)
A WML is required for any listed activities
within the Act.
There is an EA in place for Driefontein. The TSFs are
currently managed under Sibanye Gold’s existing EMPs
which were in operation prior to the legislation coming into effect.
National Heritage Resources Act,
1999 (Act No. 25 of 1999) (NHRA)
Permission from SAHRA is required for
the removal of graves.
This area is currently operational, and all correct process
have been followed.
NWA,

1998 (Act No. 36 of 1998)
Any abstraction, storage, diversion, flow
reduction and disposal of water and
effluent requires an IWUL.
This is included in the IWUL. An application was submitted
for a name change and the transfer of applicable water uses
to FWGR.
The application to change the name from WRTRP to FWGR
has been approved.
Source:

FWGR, 2020; and Sound Mining,

2022
Kloof Mining Right Area: in March 2016, Sibanye Gold submitted an application for an IEA including a WML for the proposed

activities on
the Kloof Mining Right area

(DMRE Ref.

No.: GP 30/5/1/2/2 (66) MR). The

DMRE granted the IEA

(Ref. No.:

GP 30/5/1/2/3/2/1 (66) EM
on 11 May 2018.

Table 28 summarizes the current

environmental legal standing of the

Kloof mining area which

includes the

new pipelines
and the RTSF.
The

Kloof

MR

is

in

good

legal

standing

and

its

IEA

has

been

transferred

to

FWGR.

Sibanye

Gold

has

applied

for

two

Section

102
amendments to the

Kloof MR for

the inclusion of

the Venterspost

North and South

TSFs as

well as land

for the

RTSF.

The Section 102
amendment

for

Venterspost

North

and

Venterspost

South

TSFs

was

granted

at

the

end

of

2021.

The

RTSF
Section 102 amendment was granted but has not been executed by Sibanye Gold as yet.
17.1.2.

National Environmental Waste Management

Act (NEM:WA)
FWGR has confirmed that their

TSFs have an approved Code of Practice (CoP)

on Mine Residue Deposits in

terms of the MPRDA. The

TSFs
on the

Driefontein MR

and Kloof

MR are

covered under

this CoP.

For Phase

2, the

following waste

management activities

have been
granted in terms of

GNR 921 of 13 November

2013 (as amended) under the NEM:WA,

2008 (Act No. 59 of 2008)

(Table 29). The

DMRE
granted the

IEA Ref.

No.: GP

30/5/1/2/3/2/1 (66)

EM on

11 May

2018. The

waste management

activities in

Table

30 allow

FWGR to
construct the RTSF and associated infrastructure. The requirements under NEM:WA have been covered.
Table 29: Activities for Phase 2 Requiring a Waste Management License (WML)
Number of the Relevant
Government Notice
Listed Activity Number
Authorised
Description of Activity
GNR 921 Activity B (1) Construction and operation of the RTSF and the sewage treatment plant
GNR 921 Activity B (7) Operation of RTSF
GNR 921 Activity B (11) Establishment of the RTSF
Source:

FWGR, 2020

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17.1.3.

National Water Act (NWA)
FWGR

is

operating

under

two

authorised

IWUL,

FWGR

License

No.:

10/C22B/ACFGI/4976

and

Driefontein

License

No.:
10/C23E/ACEFGJ4527 both issued 9 March 2017. The

FWGR IWUL is valid for a period

of twenty years from the date of issuance and may
be reviewed at intervals of

not more than five

years. The Driefontein IWUL is valid

for a period of

fourteen years from the date of

issuance
and may

be reviewed at

intervals of

not more than

five years.

An application to

transfer the

applicable Driefontein

uses to

FWGR has
been submitted.
Compliance is also required with the general provisions of the regulations on the use of water for mining and related activities published under the NWA in GN 704 of 1999. Storm water needs to be managed in line with GN 704 of 1999.
FWGR has proposed an amendment to the conditions of the WUL based on a design that includes a network of intercept wells, in lieu of a synthetic liner, and will apply for approval in terms of the Dam Safety Regulations (GNR 139 of 24 February 2012). This approval will be required before FWGR can construct

the RTSF and approval for this has to

date, not been forthcoming. It is in this context

that the LoM
plans now include interim

deposition onto the Leeudoorn TSF,

to allow time to

obtain the requisite amendment

of the Leeudoorn TSF,
incorporated, to reduce the load on the Driefontein 4 TSF and to allow more time for this approval to be obtained.
17.2.

Environmental Considerations
The EIAs

for the

Kloof and

Driefontein operation

areas state

that the

TSFs are

permanent sources

of pollution.

Dust from

the TSFs

impact on the
ambient air quality, the surrounding

soils and the wetlands and surface water

resources. Ground water is also

significantly affected by leaching and
the seepage of pollutants from the TSFs that are located over dolomitic aquifers. Any seepage from the Driefontein 3 TSF,

Driefontein 4 TSF, Libanon
TSF,

Venterspost

North TSF,

Venterspost

South TSF

and Driefontein

5 TSF

is expected

to migrate

downwards into

the aquifers.

Monitoring

data
indicates elevated concentrations of sulphate, total dissolved solids

(TDS) and nitrate in the groundwater which are all

typical constituents associated
with contamination emanating from gold mining areas.

The pH ranges from 4.1 to 8.0 and

is indicative of acid mine

drainage, which is associated with
seepage from existing tailings and surface mining facilities.
Underground

mining

in

these

areas

have

significantly

dewatered

the

dolomitic

systems

which

have

resulted

in

numerous

sinkhole

formations.
Dewatering reduces pressure within the dolomite and this encourages drainage from the overlying TSFs. The removal of these TSFs in the region will result in long-term

positive benefits to

the region. It

is expected that

the removal

of the TSFs

off the underlying

dolomite will improve

the ground
water quality near the TSFs. There is

no dolomitic risk in the area of the RTSF.

The RTSF site is underlain by Transvaal

Supergroup Strubenkop shale,
Daspoort quartzite and Silverton

shale units. The baseline

groundwater quality is

good. However,

there will be

contamination of the

ground water
quality in

the area.

The

main

elements of

concern are

sulphate

and

manganese,

and

to

a

lesser extent

arsenic,

uranium

and

iron.

These could
potentially impact private boreholes

and the Leeuspruit or its

tributary. TSFs

will be relocated to

the new RTSF

which is more suitably

located with
respect to

ground water.

New environmental

impacts and

risks associated

with the

RTSF

will need

to be

adequately mitigated

and appropriate
measures implemented.
Dust measurements from the TSFs

are generally within the

limits specified by the National Dust

Control Regulations. However,

the EIA found some
sites to be a problem during the dry winter months.
Land is used in the

region for mining

activities, the cultivation of crops,

and for grazing.

The pipeline routes will utilize

existing servitudes and mine
owned land.
Prior to final rehabilitation of reclaimed TSFs, and any subsequent development thereafter, a radiation assessment will be completed to determine if any

radioactive

hotspots

exist

on

the

site.

Should

any

exist,

they

will

be

excavated

and

taken

to

the

RTSF.

If

a

site

falls

within

the

clearance
requirements of the NNRs,

for the proposed

land use, a

report will need to

be submitted to

the NNR for

approval. Once approved,

the site will

be
rehabilitated with indigenous vegetation and handed back to the landowner.
The RTSF is planned on agricultural land over a small wetland area. The EA state that a wetland offset strategy must be implemented within one year of the wetland being

impacted. These impacts will be

mitigated through the correct

and careful stripping, stockpiling

and use of the

soil resources.
The impacts due to contaminated water

run-off and windblown dust, will be mitigated

through the use of wind breaks, concurrent

rehabilitation of
the RTSF and the installation of silt traps.
Clearing and grubbing

of the

vegetation for

construction will

leave the

soils open

to erosion

which could

lead to

sedimentation of

surface water,
wetlands, and the deterioration of aquatic habitats. These impacts will be mitigated through either silt curtains, cut off drains or siltation ponds.

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Fauna

and Flora

Impact Assessments

formed part

of the

EIAs.

The vegetation

comprises of

Carletonville

Dolomite Grassland

and Gauteng

Shale
Mountain Bushveld (both with

a vulnerable conservation status),

as well as

Rand Highveld Grassland (Endangered)

and Soweto Highveld

Grassland
(Endangered). There is also other vegetation namely: grasslands, ridges and wetland vegetation of high-ecological importance due to their influence on the overall ecosystem. They are seen to be valuable to maintain the biodiversity balance and therefore, should be conservation priorities.
Fauna expected to occur within the

area include mammals, birds, reptiles, amphibians

and invertebrates. Fauna species of importance are the

White-
Tailed Mouse (Endangered) and Rough Haired Golden

Mole (Vulnerable). Some thirty-seven bird species

were identified with some of

them being the
“Listed Red Data” bird

species. However,

the Grass Owl (Vulnerable) is

expected to occur within the wetland

habitats. Red Data reptile

species that
have a low

probability of occurring within

the operation area

include the Giant Girdled

Lizard (Vulnerable)

and the Striped Harlequin

Snake (Rare).
None of the identified amphibians are of concern. Red Data butterfly species expected to occur on site are the Marsh sylph, Roodepoort Copper and
Highveld Blue.
A consolidated Heritage Resources Management process

was completed in 2016 for

the Driefontein and Kloof Mining

Right areas. No fatal flaws were
identified despite the fact that the operation is situated within a sensitive cultural landscape. An environmental compliance audit of the 2019 EA and
the Driefontein

EMPr

in September

2020

recorded

no major

issues with

an

overall

compliance of

88%.

Construction on

the Kloof

area

has

not
commenced, and so environmental compliance audits are not available.
17.3.

Social and Political Considerations
The operation is located in the vicinity of the following four local municipalities: Mogale City, Westonaria,

Randfontein and Merafong City.

The RTSF
is in

the Westonaria

and Merafong

City Local Municipalities.

Local towns

include Fochville,

Carletonville, Westonaria

and Venterspost.

The land

is
used for mining, agriculture,

residential and businesses. Agriculture covers

the largest portion of

the area, followed

by mining and residential uses.
Human settlements are relatively scattered due to the mining activities and impact of dolomite. Two thirds of the local GDP is from finance, personal services and government

services.

The Westonaria

and Merafong

City economies

are more

dependent on

the mining

industry than the

district in
general. Merafong City has

an unemployment rate of over

21%, while the Westonaria

unemployment rate exceeds 42%.

The expansion is expected
to improve

the socio-economic

status

with new

jobs

will be

created

during construction.

Capital

investment

and

contributions to

the GDP

as

a
consequence of the FWGR

operations, and the obvious

multiplier effect, will have

a positive impact in the

area. Employment opportunities include
direct employment

by the

operation, indirect

employment will

be created

by procuring

local goods

and services,

induced employment generated
through

spending

and

associated

job

creation

in

the

economy.

Operation

related

employment

has

the

potential

to

considerably

improve

the
livelihoods and income stability of employees and their dependents.
17.3.1.

Discussions with Local Individuals or Groups
Interested and Affected Parties

(I&APs) raised concerns during the public participation phase of the Kloof EIA process. A

petition of 793
signatories was compiled in this regard

by the “No for Mega

Dump Forum” representing the community (farmers,

business owners and
residential areas). The concerns raised included:
● environmental impacts from the existing TSFs and whether the FWGR operation would worsen the conditions;
● dust being a major concern for health reasons;
● safety and security on surrounding farms;
● water quality;
● population influx; and
● reduced economic activity within the local community after the LoM.
Some of

the I&APs

acknowledged that the

FWGR operation

would have

a long-term

positive impact by

removing TSFs.

Other positive
impacts expected skills development, employment creation and the benefits of the multiplier effect where, local

procurement of goods
and services, as well as local and regional economic development would benefit.

Improved quality of life and increased

availabilities of land were also

cited as positive impacts. These

will be managed by the

FWGR Social
and Labor Plan.
The Social Impact Assessment (SIA)

revealed political and community expectations for sharing

in the benefits by local communities. Local
municipalities sometimes claim

that they

are disproportionally

benefiting, or

not benefitting

at all,

from mining

when compared

with
district municipalities and the provinces at large. It is not the responsibility of FWGR to control informal settlements or to provide public services and

facilities. However,

the existence

of informal

settlements near

the operations

poses a

risk to

the operation

in terms

of
political stability and

community relations/support. FWGR’s internal

controls

state that the

operation has a

shared responsibility (together

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with the relevant local authorities and key

stakeholders) to address operational

induced in-migration to affected communities. Farmers
in the area are more hostile towards the mining industry and they contribute to poor community relations.
A social and labor plan exists to address any negative social impacts of the operation on host communities. Potential positive impacts on host communities

will be

optimized

and enhanced

in a

sustainable manner.

Emphasis will

be placed

on skills

development and

local
economic development

as these aspects

would constitute the

foundation for enhancing

the operation’s social capital.

Moreover, negative
impacts, such as

increased pressure on

infrastructure and services,

and economic dependence

on FWGR can

be more effectively

mitigated
when the social

capital of the

operations are enhanced.

It is anticipated

that the consequence

and/or probability of

most negative impacts
can be reduced to acceptable levels and that the positive impacts of the operations will outweigh the negative effect.
17.4.

Environmental Closure

Liability Estimate
A review of the closure estimate and associated plans covers the following aspects:
● discussion of the methodology used to derive the costs for demolition, closure and rehabilitation; and
● comment on the adequacy of the financial provisions made for the operation.
17.4.1.

Basis of the Closure Liability Estimate
The closure cost assessment was conducted according to the requirements of NEMA as amended (refer to Section 13), by Digby Wells in
June 2022. The purpose of the financial provision assessment was to revise the existing estimate for closure and rehabilitation to reflect
current conditions as of June 2022.
17.4.2.

Quantum of the Closure Liability
The closure cost estimate is for the purpose of reporting the liability in the annual financial statements of FWGR.
NEMA as amended, requires the holder of a MR to make full financial provision for the rehabilitation of negative environmental impacts.
This liability is required to be updated annually and adjusted.
The closure costs are determined

on both an “unscheduled” and “scheduled” basis.

Scheduled costs assume that mining continues and
that

the

final

rehabilitation

will

be

confined

to

the

rehabilitation

of

the

TSF

footprints.

Unscheduled

costs

assume

the

immediate
termination of mining and

provide for rehabilitation

of the area in

its current condition. The

detailed closure cost

model calculates the
cost of demolishing, removing and rehabilitating each infrastructure component which may include (but is not limited to):
● rehabilitation of the pump station and pipeline footprints;
● generalized rehabilitation and vegetation management strategies;
● ensuring the reclaimed footprints are free draining;
● vegetating the TSFs that will remain post closure;
● radiation clearance for each rehabilitated footprint; and
● post-closure maintenance and monitoring costs.
● FWGR has provided for the quantum of the financial guarantees on an unscheduled estimate basis.

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Table 30 presents the closure cost estimates of the June 2022 Digby Wells Annual Financial Provision Assessment.
Table 30: Current Closure Cost Estimates for FWGR
Asset
Unscheduled Cost 2022
(ZAR M)
Scheduled Cost 2022
(ZAR M)
Driefontein 5 TSF 9.61 9.61
Driefontein 3 TSF 27.61 11.61
Kloof 1 TSF 14.71 11.87
Libanon TSF 21.03 14.84
Venterspost North TSF 23.59 12.33
Venterspost South TSF 6.87 4.82
DP2 14.36 14.36
DP3 11.54 11.54
Driefontein 4 TSF 19.87 20.38
Pipelines 3.35 3.35
Post Closure Aspects Driefontein 5 TSF 2.85 2.85
Post Closure Aspects Driefontein 3 TSF 9.17 3.62
Post Closure Aspects Kloof 1 TSF 24.45 3.70
Post Closure Aspects Libanon TSF 7.53 4.60
Post Closure Aspects Venterspost North TSF 41.16 3.84
Post Closure Aspects Venterspost South TSF 12.25 1.56
Post Closure Aspects DP2 2.42 2.42
Post Closure Aspects DP3 0.24 0.24
Post Closure Aspects Driefontein 4 TSF 14.34 6.35
Project Management 16.09 8.71
Contingency 26.82 14.51
Total 309.69 166.90
Source:

Digby Wells, 2022
Note: Apparent computational errors

due to rounding
As mining of the TSFs progress, the liability for

rehabilitation and closure will decrease from the current

unscheduled cost of ZAR309.69
M

to

a

final

scheduled

cost

of ZAR16

6.90

M.

FWGR

will make

appropriate

application

to

the DMRE

for

adjustments

to

the closure
obligation to cater for this decreasing liability.

Guardrisk Insurance Company Limited

(GICL) has issued

financial guarantees in favor of

the DMRE of

ZAR169.0 M. An amount

of ZAR444.1
M is also

invested in Guardrisk Cell

Captive under the

ring-fenced environmental rehabilitation insurance

policy. The funds are

ring-fenced
for the sole objective

of future rehabilitation

activities during and at

the end of the

LoM. The financial guarantees

and funds held with
the Guardrisk Cell Captive (30 June 2022) is sufficient to cover the 2022 estimated unscheduled liability of ZAR309.69 M as estimated for
the operation.
Table

31 shows the

closure liability for

the RTSF calculated

in the 2016

Digby Wells

EIA and Environmental

and Management Program
Report Under Regulation 7

of the NEMA Financial Provision

Regulations (2015) which states

that the financial provision is,

at any given
time, equal to the sum of the actual costs of implementing the plans for a period of at least ten years forthwith (this includes the annual rehabilitation, final, decommissioning and

closure plans). Sound Mining has

been informed by FWGR

that a ZAR169.0

M of the closure
cost estimate for

the RTSF has

been guaranteed by FWGR

through Guardrisk and satisfies

the IEA requirements.

The 2022 closure cost
estimate was normalized by inflating the 2016 estimate by 6%.
Table 31: Closure Cost Estimates from Kloof EIA and Guaranteed through Guardrisk
Asset
Unscheduled Costs after
One Year 2016
(ZAR M)
Scheduled Costs 2016
(ZAR M)
Unscheduled Costs
30 June 2022
(ZAR M)
Scheduled Costs
30 June 2022
(ZAR M)
RTSF 77.17 172.31 116.04 259.09
Source:

Digby Wells, 2016

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17.5.

Concluding Comments
The FWGR IWUL of 9 March

2017 provides for this facility to

be constructed on a synthetic liner.

FWGR is pursuing an amendment of

this condition
following its latest design specification.
It is noted that the SAHRA issued a Final Statutory Comment supporting the requirements and conditions contained in the HIA Reports.
It is the opinion

of the environmental specialist that

the FWGR operations have been

well planned and executed thus

far. The legislative requirements
have been identified and addressed

and where there are gaps

,

measures are being taken

to address them. The

identified risks are well

understood
by FWGR and at the time of this TRS are being addressed to avoid any significant impact to the operations. No fatal flaws were

identified during this
review.
An insurance policy through Guardrisk of

ZAR169.0 M, combined with the current

balance in the Guardrisk Cell Captive

of ZAR444.1 M (30 June 2022)
is sufficient to cover the 2022 unscheduled liability of ZAR309.69 M as estimated for the operation.
Cognizance needs to be taken of the following:
●
a risk assessment should be completed as per Government Gazette No.: GNR 1147 the NEMA

Financial Provision Regulations (2015) (as amended
January 2020) to determine any residual or latent costs to be included;
● FWGR has applied for amendments to the Driefontein EA, and is awaiting a response;
● FWGR is in the process of amending and transferring its Driefontein IWUL to FWGR;
●
FWGR is in the process of confirming the RTSF design, if it is not approved by Department of Water Affairs (DWA)

or if further amendment to the
FWGR’s IWUL or IEA are required it could impact the proposed timing of the operations;
● numerous heritage sites and grave sites have been identified across the scope of the operations, which require appropriate attention;
●
illegal mining activities,

and nearby informal

settlements may

encroach on the

operations. In terms

of the Extension

of Security of

Tenure

Act,
1997 (Act No.

62 of 1997)

(ESTA),

any illegal land

occupiers may

also be entitled

to certain tenure

rights, which could

prevent landowners

and
government from evicting them unless

the provisions of ESTA

have been met. This

may have been exacerbated

during the Covid-19 restrictions
as no evictions were allowed during this period;
●
dust resulting from the TSFs and the mining activities

needs to be managed; and
● the quality or quantity of water available to agricultural activities needs to be preserved.
These are being addressed according to the required timelines.

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18.

CAPITAL AND OPERATING

COSTS
Item 18 (i) and (ii)
The capital and

operating cost estimates

used to examine

the viability of

the estimated Mineral

Reserve were informed

by current operations

and
recent feasibility

study work

(i.e., 2020

and 2021)

on processing,

the RTSF

and associated

pumping and

piping infrastructure.

The operating

cost
estimates are supported by actual on mine invoices

received and paid, while the capital estimates

have been determined using unit rates

(obtained
from quotations or bench marked against recent installations) and design quantities.
Although the previous feasibility study work was

in most instances to a definitive level of accuracy, the estimates are no longer current and therefore deemed to be at

a preliminary feasibility level of

accuracy (i.e., +/-25%). Where

necessary estimates have been

appropriately inflated to

June 2022
real terms and Sound Mining has included a 15% contingency on all costs to reflect the confidence expected for a PFS level of study.
18.1.

Capital Expenditure
The capital expenditure is estimated

in 30 June 2022 real terms and is summarized in Table 32.
Table 32: Summary of Capital Expenditure
Description
June 2022
(ZAR M)
Property Purchases
Land (RTSF and Pipelines) 71
Total for Property Purchasing 71
DP2 Expansion
Equipment and Infrastructure 1,283
Total for DP2 Expansion 1,283
RTSF
RTSF Construction* 1,511
Total for RTSF 1,511
Pumping and Piping
RTSF 776
Driefontein 3 151
Kloof 1 444
Libanon 406
Venterspost South 462
Leeudoorn 525
Total for Pumping and Piping Capital Expenditure 2,765
Total Direct Capital Expenditure 5,630
Indirect Capital Expenditure
Rehabilitation Provision** -
Stay-in-Business (SiB) 254
Total Indirect Capital Expenditure 254
Contingency
Contingency (15%) 883
Total Capital Expenditure 6,767
Source:

Sound Mining,

2022; and FWGR, 2020
Note:

* RTSF Provision does not cater for

a liner which could amount to approximately

ZAR1.5 Billion

** This rehabilitation requirement is currently

exceeded by the provisions

in the associated trust fund

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0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
20232024202520262027202820292030203120322033203420352036203720382039204020412042
ZAR M
An annual Stay-in-Business (SiB) provision of ZAR8.7 M is considered until 2030 after which it is increased to ZAR16.0 M for the rest of the LoM. This
provision covers maintenance and the replacement of equipment across the operation. Sound Mining has noted that the Guardrisk Cell Captive is in
excess of the environmental

liability and therefore no

provision was included. Graph

9 illustrates the resulting

annual capital expenditure requirement
for the operation.
Graph 9: Capital Expenditure Forecast
Source:

Sound Mining, 2022
Early capital will be required to

access the Leeudoorn TSF,

whereafter, DP2

will be expanded (i.e., FY2025 and FY2026). The RTSF

is scheduled to be
constructed over four years (i.e., FY2027 to FY2030) with the remaining capital expenditure largely earmarked for piping and pumping infrastructure.
18.2.

Operating Costs
The DP2 operating cost estimate (Table 33) and forecast (Graph 10) are based on the actual costs being

incurred by the current operation. Economies
of scale were taken into consideration by applying a factor to the escalated budget as DP2 increases its throughput.
Table 33: Average DP2 Operating Cost over LoM
Description
Unit Costs
(ZAR/t)
Salaries and Wages 10.40
Contractors 8.89
Reagents 20.63
Other Engineering Stores 6.20
Electricity 15.56
Water 0.46
Machine Hire 1.51
Other 8.15
Other Corporate Costs 3.23
Contingency (15%) 10.20
DP2 Operating Costs 85.23
Source:

Sound Mining,

2022; and FWGR, 2022
A contingency of 15% was included for the assessment of economic viability.

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0
200
400
600
800
1,000
1,200
1,400
20232024202520262027202820292030203120322033203420352036203720382039204020412042
ZAR M
Financial Year
Graph 10: Operating Cost Forecast
Source:

Sound Mining, 2022
18.2.1.

Concluding Comments
The impact of a change in the pumping costs for longer average distances between the deposition sites, current TSFs, available

TSFs and
DP2, is not fully

captured in the operating

cost estimates over

the LoM. There is

a risk that the

operating costs may

prove to be

higher
over time, but these are not expected to be material.

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19.

ECONOMIC ASSESSMENT
Item 19 (i); (ii); (iii) and (iv)
A Discounted Cashflow

(DCF) modelling approach

was adopted to

assess the economic viability

of the Mineral

Reserves as stated.

Considering the
stage

of development

of the

operation

and the

uncertainties

of future

global economics,

as well

as

exchange

rate,

interest

rate

and gold

price
uncertainties, a real DCF model

is deemed more appropriate

than a nominal DCF model.

The DCF model was generated

in June 2022 South African
Rand (ZAR)

real terms

and is

based on

the revenue

forecast, associated

capital and

operating cost

forecasts,

and on

appropriate and

reasonable
economic assumptions (Table 34).
Table 34: Inputs to the DCF Model
Description Quantum Unit
Key Dates
Money Terms 30 June 2022
Phase Description
Phase 2 Includes:
DP2 Expansion Mtpm 1.2
LoM
Phase 2 Years 20
Contingencies
Contingency % 15%
Gold Price
ZAR/USD ZAR/USD 15.60
USD/oz Gold USD/oz 1,823
ZAR/kg Gold ZAR/kg 914,294
Source:

Sound Mining,

2022; and FWGR, 2022
These assumptions are based on information received from FWGR and from the various consultants who contributed to the Mineral Resources, LoM planning and technical

study work

that underpin this

Mineral Reserve estimate.

The economic assessment

assumes a 100%

equity-based business
and ignores the effect

of working capital changes.

The QP is satisfied

with the quality of this

information, including the revenue

and cost forecasts,
and

considers

the

inputs

to

the

DCF

model

to

constitute

an

overall

PFS

level

of

accuracy
(i.e., +/-25%).
19.1.

Revenue Forecast
The revenue forecast is a function of gold sales and the pricing assumptions used for the economic assessment. The following processing recoveries, which are supported by test work

and current plant performance data, were applied

to the material from the respective

TSFs to compute the amount
of gold sold:
● 49.8% for Driefontein 5 TSF material;
● 56.6% for Driefontein 3 TSF material;
● 50.5% for Kloof 1 TSF material;
● 47.2% Libanon TSF material;
● 62.5% for Venterspost South TSF material; and
● 54.7% for Venterspost North TSF material.
The expansion of DP2 facilitates an increase in gold sales over time (Graph 11).

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0
500
1,000
1,500
2,000
2,500
3,000
20232024202520262027202820292030203120322033203420352036203720382039204020412042
Gold Sold (kg)
Financial Year
-1,000
-500
0
500
1,000
1,500
2,000
2,500
20232024202520262027202820292030203120322033203420352036203720382039204020412042
NPV
10
(ZAR M)
Financial Year
Post Tax Discounted Cashflow Cumulative Cashflow
Graph 11: Gold Sales Forecast
Source:

Sound Mining, 2022
Processing throughput can continue after 2042 when the available TSFs are likely to be incorporated into

the operation. At this stage,

the economic
assessment has

only considered

the depletion

of the

TSFs

that comprise

the current

Mineral Reserves.

The gold

sold from

these TSFs

equate to
approximately 1.3Moz.
The real revenue forecast relies

on a gold price

of ZAR914,294 (i.e., USD1,823/oz

at ZAR15.60/USD). Taxes would be determined

using the gold mining
tax formula with all unredeemed capital taken into account. The assets are part of the ongoing business of FWGR, which fall outside the ambit of the provision of the MPRDA that would place an obligation to pay royalties on the proceeds of the operations.
19.2.

Cashflows
Graph 12 presents the post-tax cashflow for an operation that excludes the benefits that would eventually be derived from the Available TSFs.
Graph 12: Post-tax Discounted Cashflows
Source:

Sound Mining, 2022
The cumulative post-tax

cashflows over the

LoM remain positive.

When assuming a

discount rate of

10% the unleveraged

operation reflects

a Net
Present Value (NPV) of ZAR2.32 Billion.

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0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
80% 90% 100% 110% 120%
NPV
10
(ZAR M)
Net Revenue Capital Expenditure Operating Costs
19.3.

Sensitivities
The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond
the control of the company. Future cashflows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favorable. The

technical risks as identified by Sound Mining are

provided in Item 12.1. These and other environmental

risks can impact
the anticipated revenue and cost forecasts and accordingly have been assessed against upside or downside changes of between -20% and +20%. The consequential potential impacts are presented in Table 35 and is illustrated graphically in Graph 13.
Table 35: Sensitivity of Post-tax NPV
Variance
NPV
10
(ZAR Billion)
80% 90% 100% 110% 120%
Revenue (ZAR Billion) 0.12 1.23 2.32 3.36 4.41
Capital Expenditure (ZAR Billion) 3.11 2.71 2.32 1.92 1.53
Operating Costs (ZAR Billion) 3.81 3.06 2.32 1.57 0.83
Source:

Sound Mining, 2022
Graph 13 shows that changes to the revenue forecast will impact margins the most.
Graph 13: Sensitivity to Expected Revenue and Costs
Source:

Sound Mining, 2022
Table 36 shows the materiality of changes in the gold price.
Table 36: Sensitivity of Gold Price
Gold Price
ZAR/kg
700,000 800,000 900,000 1,000,000 1,100,000
NPV (ZAR Billion) (0.27) 0.96 2.15 3.30 4.45
Source:

Sound Mining, 2022
The operation is economically viable above

a gold price of ZAR721,264/kg. The

impact of changes to the

operating cost forecast is materially less, and
any variance in capital expenditure being relatively insensitive.
A sensitivity on the discount rate is displayed in Table 37.
Table 37: Sensitivity of the Discount Rate
Discount Rate 0% 5% 8% 10% 13%
NPV (ZAR Billion) 7.34 3.97 2.85 2.32 1.74
Source:

Sound Mining, 2022

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-1,000
-500
0
500
1,000
1,500
2,000
2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042
NPV
10
(ZAR M)
Financial Year
Post Tax Discounted Cashflow Cumulative Cashflow
As a final

sensitivity,

the QP has

tested the

impact of FWGR

having to

revert to

the use of

a liner

for the

RTSF as

opposed to the

design currently
included in the LoM plan. The impact of this expenditure on the discounted post-tax cashflows is shown in Graph 14.
Graph 14: Post-tax Discounted Cashflows (including liner)
Source:

Sound Mining, 2022
The NPV
10

still returns a positive number of ZAR1.58 Billion,

albeit the overall margins are reduced.
19.4.

Concluding Comments
The QP is satisfied that the Mineral Reserves as stated are all economically viable.

20.

ADJACENT PROPERTIES
Item 20 (i); (ii); (iii) and (iv)
A discussion of the

characteristics of adjacent properties is usually

relevant for in situ mineral deposits. The

TSF assets are independent from adjacent
properties with no correlation in mineralization.

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21.

OTHER RELEVANT DATA

AND INFORMATION
Item 21
Information relevant

to the

Mineral Resource

and Mineral

Reserve statements

will certainly

include the

prevailing legislative

framework in

South
Africa.
21.1.

South African Minerals Policy and Legislative

Framework
The South African

Government has an

extensive legal framework within

which mining, environmental

and social aspects

are managed. Inclusive

within
the framework are

international treaties and

protocols, and national

acts, regulations, standards,

and guidelines which

address international, national,
provincial and local management areas. The role of the Government and the relevant regulatory authorities can be summarised as follows:
● the custodian of environmental and mining legislation as a Constitutional imperative;
●
a conduit between

the public and

mining companies to

ensure that mineral

rights holders satisfy

the objectives

of transforming the mining

industry
by,

inter alia, increasing

the number of

black people in

the industry to

reflect the country’s

population demographics, to

empower and enable
them to meaningfully

participate in

and sustain the

growth of

the economy;

thereby ensuring transparency

to achieve

accelerated and

shared
economic growth;
● advocate of sustainable development, from a socio-economic and environmental management perspective; and
● ultimate custodian of historical mining legacies, inclusive of abandoned mines.
The Government

has significantly

reformed its

environmental legislation.

The driving force

behind this

is the

need to

support the

overall national
objective of sustainable

development. Most recently, in 2015, the

government published the National

Environmental Management Laws Amendment
Bill for public comment and the Draft

Revised Financial Provision Regulations were published in

General Notice No.: R1228 of 10 November 2017

in
Government Gazette No.: 41236 in respect of prospecting, exploration and mining or production operations. The applicable laws are listed below:
● The Constitution of South Africa (Act No. 108 of 1996);
● Mines and Works Act, 1956 (Act No. 27 of 1956);
● the Mine Health and Safety Act, 1996 (Act No. 29 of 1996);
● the National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA);
● National Water Act, 1998 (Act No. 36 of 1998) (NWA);
● National Nuclear Regulator Act, 1999 (Act No. 47 of 1999) (NNRA);
● National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004);
● National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004);
● National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA);
● the Competition Act, 1998 (Act No. 89 of 1998);
● the Companies Act, 2008 (Act No. 71 of 2008);
● Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002) (MPRDA);
● Mineral and Petroleum Resources Royalty Act, 2008 (Act No. 28 of 2008) (MPRRA);
● Mining Titles Registration Act, 1967 (Act No. 16 of 1967);
● Mining Titles Registration Amendment Act, 2003 (Act No. 24 of 2003);
● Broad-Based Socio-Economic Charter (and associated amendments, 2010), also known as the Mining Charter;
● National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA);
● National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA);
● National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004) (NEM:BA);
● National Forests Act, 1998 (Act No. 30 of 1998) (NFA);
● Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA);
● Explosives Act, 1956 (Act No. 25 of 1956);
●
National Road Traffic Act, 1993 (Act No. 93 of 1996) (NRTA);

and

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●
New Broad-Based Black-Economic Empowerment

Charter for the South

African Mining Industry

(also known as

the New Mining

Charter) published
in September 2018.
21.2.

South African Legislative Framework
South African legislation applicable

to mining related activities and

specifically with regard to environmental, social and

community impact issues are:
● The Constitution of South Africa Act, 1996 (Act No. 108 of 1996);
● Mineral and Petroleum Resources Development Act, 2008 (Act No. 28 of 2002) (MPRDA);
● National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA);
● National Water Act, 1998 (Act No. 36 of 1998) (NWA);
● National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA);
● National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004) (NEM:AQA);
● Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA);
● National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA);
● National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA);
● National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004); and
● National Forests Act, 1998 (Act No. 30 of 1998) (NFA).
A brief description of the above Acts is summarised below:
The Constitution of

South Africa Act,

1996 (Act No.

108 of 1996):

Mines must comply

with South African

constitutional and common

law by conducting
their operational and closure activities with due diligence and care for the rights of others.
Section 24(a) of the Constitution states that everyone has

the right to (a) an environment which is

not harmful to their health or well-being; and (b)
to have the environment protected, for the benefit of present and future generations, through reasonable legislative and other measures that:
● prevent pollution and ecological degradation;
● promote conservation; and
● secure ecologically sustainable development and use of natural resources.
while promoting justifiable economic and social development.
Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002) (MPRDA): The MPRDA provides a holistic cradle-to-grave approach to prospecting and mining by fully considering economic, social and environmental costs to achieve sustainable development of

South African Mineral
Resources.

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National Environmental

Management

Act,

1998

(Act

No.

107

of

1998)

(NEMA):

NEMA

was

promulgated

in

1998

to

replace

the

Environmental
Conservation Act, 1989 (Act No. 73 of 1989) (ECA) as the overarching national environmental legislative framework. NEMA was promulgated to give
effect to

the Environmental

Management Policy

(published in

2007), and

has been

subsequently amended,

including the

National Environmental
Management Amendment Act of 2003, and the National Environmental Management Second Amendment Act, 2004 (Act No. 8 of 2004).
The requirements for financial provisions

for rehabilitation and closure

are evolving. Historically,

closure and rehabilitation liability

calculations and
financial provisions

had to

be determined

and provided

for in

accordance with

Regulations 53

and 54

under the

MPRDA (GN

527, April

2004), a
guideline document for the evaluation of

the quantum of closure-related financial provisions

issued by the DMRE in 2004/5, and

a set of master rates
updated from time to time by the DMRE based on inflation.
Financial provision regulations (GNR

1147) were published on

November 2015 (as

amended January 2020) to

replace Regulations 53

and 54 under
the MPRDA. The new regulations require the following:
● annual rehabilitation, as reflected in an annual rehabilitation plan;
●
final

rehabilitation,

decommissioning

and

closure

of

the

prospecting,

exploration,

mining

or

production

operations

at

the

end

of

the

life

of
operations, as reflected in a final rehabilitation, decommissioning and mine closure plan; and
●
remediation of latent or

residual environmental impacts which

may become known in

the future, including

the pumping and

treatment of polluted
or extraneous water; as reflected in an environmental risk assessment report; and
●
The applicant or holder of a right or

permit must ensure that the financial provision is,

at any given time, equal to

the sum of the actual costs of
implementing the plans and report contemplated in regulation 6 and regulation 11 (1) for a period of at least 10 years forthwith.
The NEMA Section 24P (as amended in April 2014) also applies.

It requires:
● financial provisions to be made in the prescribed manner before an environmental authorization is issued by the DMRE;
● annual assessment of environmental liabilities; and
● annual “increase” of available financial provisions to the satisfaction of the Minister of Mineral Resources.
National Water Act,

1998 (Act No. 36

of 1998) (NWA):

The NWA

stipulates that a WUL

is required for

the abstraction, storage,

use, diversion, flow
reduction and disposal of water and effluent in terms of Section 21 of the Act.
Use of water for

mining and related activities is

also regulated through regulations

that were updated after

the promulgation of the NWA

in 1999 -
GN 704.

GN 704

addresses the regulations

on use

of water

for mining

and related

activities aimed at

the protection

of water

resources. Inclusive
within GNR 704 are the control measures for activities and its regulation of the sizing, control and monitoring of water management measures.
National Environmental Management: Waste Act, 2008 (Act No. 59 of

2008) (NEM:WA): Waste management activities listed in terms of the NEM:WA
(GN 921,

29 November 2013)

include: storage

of waste;

the reuse,

recycling and

recovery of

waste; treatment

of waste;

and disposal of

waste at
specified thresholds. Historically,

mine residues were

managed in accordance

with the MPRDA

and the NEMA. This

situation changed in 2014

with
the promulgation

of the

National Environmental

Management: Waste

Amendment Act

of 2014

and its

inclusion of

mine residue

as a

Category A
(hazardous) waste, as well as

the addition of

mine residue stockpiles and

residue deposits to the

list of waste management activities

requiring a WML.
In 2008 the Ministers of Mineral Resources and Environmental

Affairs concluded an agreement on the “One

Environmental System” for

the country
with respect to mining. Ministers adopted an integrated mine environmental management system and sought to align the MPRDA, NEMA, NEM:WA,
NEM:AQA and NWA. In short, the agreement implied that environmental issues resulting from mining, prospecting, production and related activities will be regulated in terms of the NEMA, whilst the Minister of Mineral Resources will become a competent authority in terms of NEMA.
Following the acceptance

of the above-mentioned

agreement various amendments

were made to

environmental legislation, inter

alia, the NEMA,
MPRDA and NEM:WA.

Significant to these

amendments were the

inclusion of residue

stockpiles under the

NEM:WA

listed activities as

well as the
publication

of

regulations

regarding

the

planning

and

management

of

residue

stockpiles

and

residue

deposits

from

the

prospecting,

mining,
exploration or production operation in GNR 632 of 2015 and GN 921 July 2015.
Transitional provisions specifically include the following:
●
any activity in terms of regulation 73 of the MPRDA

relating to the management of residue stockpiles and residues deposits, that can be done in
terms of a provision of GNR 632 of 2015, must be regarded as having been done in terms thereof;

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●
management measures of residue stockpiles and residue deposits approved in terms of the MPRDA,

at the time of the coming into

operation of
GNR 632 of 2015, must be regarded as having been approved in terms thereof;
● a holder of a right or permit in terms of the MPRDA must continue the management of the residue stockpiles and residue deposits in accordance with the approved management measures; and
●
a person who lawfully conducts a waste management activity listed in the NEM:WA Schedule on the date of the coming into effect of this Notice
may continue with the waste management activity until such time that the Minister by notice in a Gazette calls upon such a person to apply for a
WML.
National Environmental Management: Air Quality Act,

2004 (Act No. 39 of

2004) (NEM:AQA): In terms of

Section 21 of the NEM:AQA,

an Atmospheric
Emissions License (AEL) is required for listed processes that may result in atmospheric emissions, which may have a significant detrimental effect on
the environment, health, social and economic conditions. These requirements apply to smelters, refineries and certain processing plants. NEM:AQA
GN 283 April

2015 requires mines to

register with the Department

and submit results

in line with

the National Atmospheric Emission

Inventory System
(NAEIS) requirements. The

National Dust Control

Regulations (GNR 827,

1 November 2013)

provides standards for

dust-fall

in residential and

non-
residential areas, and

the requirements of

monitoring and reporting

to the air

quality officer.

Mining operations have

the responsibility to

comply
with the standards.
Hazardous

Substances

Act,

1973

(Act

No.

15

of

1973)

(HSA):

The

regulations

relating

to

Group

IV

Hazardous

Substances

(GNR

247

of
26 February 1993) in terms of the HSA apply to the use and transportation of radioactive nuclides used in metallurgical processing plants.
National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA): The NHRA requires that a heritage assessment be undertaken for developments listed in the Act.

The Act prohibits the

following: the alteration, disturbance,

damage or demolishment

of buildings and

structures older than 60

years;
archaeological and paleontological artefacts; cultural significant graves and burial sites; and public monuments,

except for where a permit was issued
by the relevant Provincial Heritage Resources Authority.
National Environmental Management: Protected

Areas Act, 2003 (Act No.

57 of 2003) (NEM:PAA):

The NEM:PAA regulates

the system of protected
areas in South Africa and their management. It distinguishes between the following types of protected areas: national parks; nature reserves; special nature reserves;

and ‘protected

environments. Mining

is prohibited

in national

parks, nature

reserves and

special nature

reserves, but

mining in
‘protected environments’ may be allowed with

the necessary permission

from the Minister of Environmental Affairs as

well as the Minister of

Mineral
Resources.
National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004) (NEM:BA): Holders of a mining right need to comply with the alien
and

invasive

species

regulations

(GNR

598

of

1

August

2014)

in

terms

of

NEM:BA

for

species

listed

in

GN

864,

of
29 July 2016, which

deal with different categories

of alien and

invasive plant and animal

species that are

prohibited, must be combatted or

eradicated,
controlled, require a permit or are subject to certain exemptions and prohibitions.
National Forest Act, 1998 (Act

No. 84 of 1998)

(NFA): The NFA prohibits the cutting, disturbance,

damage or destruction of trees

in natural forests and
trees included in the

lists of protected tree species

published in terms of

the NFA, except where a license was

issued by the Department

of Agriculture
Forestry and Fisheries (DAFF).

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22.

INTERPRETATIONS

AND CONCLUSIONS
Item 22
A full list of all technical

documents used in the compilation of the

TRS is provided in Item

24. The QP has interrogated

all of this information in the
process of generating

the Mineral Resource

and Mineral Reserve

estimates and remains

satisfied with the

technoeconomic merits of

the LoM planning
and of the integrity of the information and study work performed.
The QP’s

are of

the opinion

that the

operations of

FWGR are

reasonably robust

in the

context of

the current

methodologies and

systems. These
operations are

ongoing with

an experienced management

team, skilled employees

and a mining

contractor whose

track record

demonstrates the
required competence. Apart from the

uncertainties identified herein, which risks are

manageable, no factors of

an operational or geo-metallurgical
nature have been identified that could significantly impact the prospects for eventual economic extraction, or the validity of the Mineral Reserves as stated.
The QP is comfortable with the

gold price of ZAR914,294.00/kg used for

the economic assessment. This price was

provided by DRDGOLD and is not
inconsistent with the spot price as at 30 June 2022 of ZAR945,295/kg (i.e., USD1,806.89/oz at ZAR16.27/USD).
Sound Mining has reviewed the EIA

and Environmental Management Plan (EMP)

that were provided. The assets

held by FWGR were acquired

from
Sibanye Gold,

a subsidiary

of Sibanye-Stillwater,

in a

transaction in

which common

law ownership

was established

over the

various tailings

dams
containing the Mineral Resources and Mineral Reserves. FWGR conducts its activities inter alia in accordance with EAs and

the provisions of the Mine
Health and Safety

regulations. A Use

and Access Agreement

with Sibanye

Gold articulates the

various rights, permits

and licenses held

by Sibanye
Gold in terms of which FWGR operates, pending the transfer to FWGR of those that are transferable.
The drilling, sampling, analytical processes and governance of the exploration programs are appropriate and in-line with industry best practice. They are considered to be

of high confidence. The

density used to determine quantities

from volumes has been

determined from both in

situ measured
values and

empirical data

and

is considered

reliable. Sound

Mining concludes

that the

estimations are

based on

a suitable

database

of reliable
information.
Scrutiny of the LoM plan

has shown that the recoveries

coincide with the recoveries

achieved in the metallurgical

test work and the

quantities and
grades used are

consistent with

those estimated in

the Mineral Resource

estimation. A review

of the processing

at DP2 reveals

that the plant

has
performed in-line with

expectations and with

further modifications will

adequately handle the

planned increase in

throughput to 1,200ktpm

for Phase
2. The design for the expansion is based on representative and adequate metallurgical data, knowledge and insights. The mass balance for the plant is appropriate.
The tailings material arising from DP2 will

be stored at the Driefontein 4 TSF and Leeudoorn TSF before being rerouted to a

RTSF that will have excess
capacity from both

a depositional

rate (3.0Mtpm) and final

capacity perspective (800Mt).

Sound Mining has

reviewed the design

for the RTSF prepared
by FWGR’s specialists and has concluded that the detailed design report provides a solid basis for the future development of a safe RTSF.
The capital provision

for all of the

necessary infrastructure requirements have

been reviewed and

are considered appropriate. The

capital expenditure
estimates

for

the

expansion

of

DP2

and

the

RTSF

were

undertaken

independently and

are

currently

presented

at

a

PFS

level

of

accuracy.

The
operational expenditure has been estimated from actual data at the current operations. These estimates are considered appropriate and in-line with industry standards.
The QP while cognizant of the risks identified in

Item 12.1, remains satisfied that Mineral Resources

and Mineral Reserves of FWGR are not

likely to
change materially as a consequence of these uncertainties.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
125
23.

RECOMMENDATIONS
Item 23
The QPs

recommend that

FWGR continues

to proactively

seek the

necessary regulatory

approvals for

the RTSF

timeously to

ensure that

forecast
production can continue uninterrupted.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
126
24.

REFERENCES
Item 24
The sources of data and information used in preparation of this TRS are presented in Table 38.
Table 38: TRS Data and Information Sources
Source Date File Type Title
Engineering
Beric Robinson Tailings
(Proprietary) Limited
September 2020 pdf
FW Regional Tailings Dam Model - Detail Design Report (BRT-10-
2020)
DRA SA (Proprietary) Limited May 2011 pdf
DRDGOLD - Far West Gold Recoveries Phase 2 Expansion Project
Feasibility Study - Major Pipeline Routes
DRA SA (Proprietary) Limited May 2011 pdf FWGR Phase 2 Process Flow Diagrams IZADBR4544
DRA SA (Proprietary) Limited August 2020 pdf RTSF Hazard and Operational Study 2 Report
DRA SA (Proprietary) Limited August 2020 pdf
Far West Gold Recoveries RTF FS RTSF Complex Infrastructure
Fencing 2.1m High Shotcrete Perimeter Wall Layout & Details
DRA SA (Proprietary) Limited September 2020 pdf
Far West Gold Recoveries Regional Tailings Facility - Basis of
Estimate
DRA SA (Proprietary) Limited September 2020 pdf
Far West Gold Recoveries Regional Tailings Facility Basis of
Estimate
DRA SA (Proprietary) Limited June 2020 pdf Plant layout DRD FWGR Phase 2 Expansion Project (CPP)
DRA SA (Proprietary) Limited June 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study Process
Design Criteria (CPP)
DRA SA (Proprietary) Limited June 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study
Mechanical Equipment List (CPP)
DRA SA (Proprietary) Limited November 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study Executive
Summary
DRA SA (Proprietary) Limited November 2020 pdf DRD FWGR Phase 2 Expansion Project Feasibility Study Opex (CPP)
DRA SA (Proprietary) Limited November 2020 xlsx
Phase 2 Expansion Project Feasibility Study Capital Cost Estimate
(CPP and Piping Rev 6)
DRA SA (Proprietary) Limited October 2020 xlsx
Far West Gold Recoveries Regional Tailings Facility Capital Cost
Estimate: Scenario 2
DRA SA (Proprietary) Limited October 2020 xlsx
DRDGOLD - Far West Gold Recoveries Phase 2 Expansion Project
Feasibility Study OPEX
DRA SA (Proprietary) Limited August 2022 pdf 00301-Blockplan with Google Overlay
DRA SA (Proprietary) Limited 2022 pdf 00301-Blockplan
DRA SA (Proprietary) Limited 2022 xlsx DP2 - expansion capital spend
DRA SA (Proprietary) Limited March 2022 pdf
Far West Gold Recoveries DP2 Expansion Project
Feasibility Study Basis of Estimate
DRA SA (Proprietary) Limited 2022 pdf FZADBR6245-PROC-PDC-005-Rev B_PDC
DRA SA (Proprietary) Limited 2022 xlsx FZADBR6245-PROC-PDC-005-Rev B_PDC
DRA SA (Proprietary) Limited May 2022 pdf
Far West Gold Recoveries Dp2 Expansion Project
Feasibility Study Process Flow Diagram
DRDGOLD Limited August 2020 docx
Manual for the Management of the Disposal of Tailings on the Far
West Gold Recoveries Regional Tailings Facility
DRDGOLD Limited August 2020 pdf Electrical Point of Delivery Meeting minutes
Geo Tail SA (Proprietary) Limited June 2022 pdf Leeudoorn TSF Cyclone Conversion Design
Geo Pollution Technologies -
Gauteng (Proprietary) Limited
August 2021 pdf
Kloof Gold Mine Leeudoorn Return Water Dam Strategy

Highlands Hydrology (Proprietary)
Limited and Water Hunters
August 2020 pdf
Hydrological Assessment for the Proposed Regional Tailings
Facility, Far West Gold Recoveries Version

1
Knight Piesold (South Africa)
(Proprietary) Limited
August 2021 pdf Geotechnical Investigation for Leeudoorn Active TSF
Mintek and DRDGOLD Limited September 2020 xlsx
Predicted yields from the various dams based on test work results at September 2020
Water Hunters January 2020 xlsx WRTRP Output Analysis v 0.5e2 Base Case
Water Hunters August 2020 pdf
Far West Gold Recoveries - Regional Tailings Facility - Updated
Ground Water Model Report

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
127
Environmental/Legal
Department of Minerals Resources
and Energy
May 2018 pdf
WRTRP Driefontein Environmental Authorization
GP30/5/1/2/3/2/1(51)EM
Department of Minerals Resources
and Energy
May 2018 pdf
WRTRP Kloof Integrated Environmental Authorization
GP30/5/1/2/3/2/1 (66)EM
Department of Water and
Sanitation
March 2017 pdf
WRTRP Integrated Water Use License. License No.:
10/C22B/ACFGI/4976
Department of Water and
Sanitation
March 2017 pdf
Driefontein Water Use License. License No.:
10/C23E/ACEFGIJ/4527
Digby Wells Environmental (South
Africa) (Proprietary) Limited
July 2022 pdf
Far West Gold Recoveries Closure Cost Assessment 2022. Financial
Provision Assessment Report
Digby Wells Environmental (South
Africa) (Proprietary) Limited
March 2016 pdf
Environmental Impact Assessment and Environmental
Management Programme for the Amendment of the existing EMP
and Inclusion of Listed Activities Associated with Operations at
Driefontein Mining Right Area, Sibanye Gold Limited
Digby Wells Environmental (South
Africa) (Proprietary) Limited
March 2016 pdf
Environmental Impact Assessment and Environmental
Management Programme for the Amendment of the existing EMP
and Inclusion of Listed Activities Associated with Operations at
Kloof Mining Right Area, Sibanye Gold Limited
Digby Wells Environmental (South
Africa) (Proprietary) Limited
May 2020 pdf
Far West Gold Recoveries Closure Costs Assessment 2020
(ERG6453)
Digby Wells Environmental (South
Africa) (Proprietary) Limited
September 2020 pdf Driefontein Environmental Authorization Audit
Digby Wells Environmental (South
Africa) (Proprietary) Limited
July 2022 pdf
Far West Gold Recoveries Closure Cost Assessment 2022
Financial Provision Assessment Report
Kongiwe Environmental
(Proprietary) Limited
October 2019 docx
The reclamation and reprocessing of the Soweto Cluster dumps in the City of Johannesburg, Gauteng. Draft Environmental Impact
Assessment Information
Malan Scholes Inc November 2017 pdf
Due Diligence Report for DRDGOLD Limited in respect of the West
Rand Tailings Retreatment Project
National Nuclear Regulator July 2019 pdf
Certificate of Registration in terms of the National Nuclear
Regulator Act, 1999 (Act No. 4T of 1999)
Sibanye-Stillwater Limited December 2019 xlsx
19128093_SS_RUSO CC 2019_20191118_FINAL_09_03_20
(Consolidated)
Sibanye-Stillwater Limited December 2019 xlsx 19128093_SS_RUSO CC 2019_20191118_FINAL_V1
Werksmans Attorneys November 2017 pdf
Exchange agreement between Sibanye Gold Limited and
K2017449061 (WRTRP to be renamed) and including DRDGOLD

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
128
Schedule and Economics
DRDGOLD Limited 2022 xlsx
SK1300 - DP2 Expansion LOM plan_13Jul22_Option
3_REAL_Blended_50_MT Edited_Rev3
DRDGOLD Limited July 2022 pdf
DRDGOLD Group Information Sharing Document – Financial
Reporting
DRDGOLD Limited 2022 pdf Annual Integrated Report
DRDGOLD Limited 2022 xlsx Production information_Jun22
Financial Times 2022 https
https://www.ft.com/content/be9c5a5e-1280-4281-8b28-
04717d2c7e66
GoldHub 2022 https
World Gold Council, Gold supply and demand statistics -
https://www.gold.org/goldhub/data/gold-supply-and-demand-
statistics
GoldHub 2022 https
https://www.gold.org/goldhub/research/gold-demand-
trends/gold-demand-trends-q2-2022
GoldHub 2022 https https://www.gold.org/goldhub/data/historical-mine-production
GoldHub 2022 https
Gold Supply and demand statistics 30 July
2022https://www.gold.org/goldhub/data/gold-supply-and-
demand-statistics
Sibanye-Stillwater Limited 2019 pdf Mineral Resources and Mineral Reserves Report
Sound Mining December 2017 pdf
Competent Persons' Report on the West Rand Tailings
Retreatment Project for DRDGOLD Limited
Sound Mining December 2020 pdf PR SMI 0921 20 DFS Report for FWGR - Phase 2 Expansion Project
USGS 2017 https
https://s3-us-west-2.amazonaws.com/prd-
wret/assets/palladium/production/mineral-pubs/gold/mcs-2017-
gold.pdf
USGS 2018 https
https://s3-us-west-2.amazonaws.com/prd-
wret/assets/palladium/production/mineral-pubs/gold/mcs-2018-
gold.pdf
USGS 2019 https
https://prd-wret.s3-us-west-
2.amazonaws.com/assets/palladium/production/s3fs-
public/atoms/files/mcs-2019-gold.pdf
USGS 2020 https https://pubs.usgs.gov/periodicals/mcs2020/mcs2020-gold.pdf
World Gold Council 2022 https
Gold Demand Trends Q2 2022 -
https://www.gold.org/goldhub/research/gold-demand-
trends/gold-demand-trends-q2-2022/supply
Geology
Frimmel et al 2005 pdf
The Formation and Preservation of the Witwatersrand Goldfields,
the World’s Largest Gold Province
Geographicx Surveys CC July 2022 dwg Driefontein 5 02072022 Merge R1
Geographicx Surveys CC July 2022 pdf Quantity Report of Driefontein 5 02072022 R1
Geoplan Materials Engineering
(Proprietary) Limited
November 2020 xlsx DRDGOLD Density Data
McCarthy and Rubidge 2005 Book The Story of Earth and Life
Minxcon (Proprietary) Limited June 2009 pdf
Technical Report on the Surface Mineral Resource Estimation,
Scheduling and Financial Valuation of the West Wits HTO Project,
Gold Fields (Pty) Ltd. South Africa
Minxcon (Proprietary) Limited February 2013 pdf
A Technical Report on The Gold1 TSFs in the Gauteng Province,
South Africa
Minxcon (Proprietary) Limited 2013 dm d4_e_krig_all1
Minxcon (Proprietary) Limited 2013 dm d4_w_krig_all1
Minxcon (Proprietary) Limited 2009 dm drth_krig_allfinal2b
Minxcon (Proprietary) Limited 2009 dm DTOPO_pt/tr
Minxcon (Proprietary) Limited 2009 dm dr5_krig_all fin
Minxcon (Proprietary) Limited 2009 dm dtopo_pt/tr
Minxcon (Proprietary) Limited 2009 dm kl1_krig_all_final3c
Minxcon (Proprietary) Limited 2009 dm DTOPO_pt/tr
Minxcon (Proprietary) Limited 2009 dm lib_krig_all1_2010c
Minxcon (Proprietary) Limited 2009 dm dtopo_pt/tr
Minxcon (Proprietary) Limited 2009 dm vn_krig_all1_fin2d
Minxcon (Proprietary) Limited 2009 dm vn_fin_pt/tr
Minxcon (Proprietary) Limited 2009 dm vs_krig_all1_final2c

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
129
Minxcon (Proprietary) Limited 2009 dm vs_fin_pt/tr
The RVN Group (Proprietary)
Limited
July 2020 pdf Density Measurements and Supervision DRDGOLD
The glossary of terms, units and abbreviations used in this TRS are presented in Table 39.
Table 39: Glossary and Abbreviations
Term Explanation
Archaean Geological eon from 2,500Ma - 4,000Ma
Assay The chemical analysis of ore samples to determine their metal content
Auriferous Containing, or producing, gold
Basin A geological basin is a large low-lying area, often below sea level
Clastic
A rock or sediment composed principally of transported broken fragments derived from pre-existing rocks or minerals
Conformable A sequence of beds is said to be conformable when they represent an unbroken period of deposition
Conglomerate
A coarse-grained clastic sedimentary rock composed of rounded to subangular fragments set in a fine-
grained matrix
Craton
An old and stable section of the continental lithosphere which has survived cycles of merging and rifting
continents. Cratons are today generally found in the interior of tectonic plates
Cut-off grade
The lowest grade of mineralized rock that determines as to whether or not it is economic to recover its gold content by further concentration
Density Measure of the relative “heaviness” of objects with a constant volume, density = mass/volume
Deposit Any sort of earth material that has accumulated through the action of wind, water, ice or other agents
De-survey
Mathematical reconstruction in 3D space of a borehole trace using azimuth and dip survey data
Detrital Formed from eroded loose rock and mineral material
Dilution
Waste or material below the cut-off grade that contaminates the ore during the course of mining operations and thereby reduces the average grade mined
Definitive Feasibility
Study (DFS)
A definitive engineering estimate of all costs, revenues, equipment requirements and production at a -5% to
+10% level of accuracy. The study is used to define the economic viability of a project and to support the search for project financing
Distal Relating to or denoting the outer part of an area affected by geological activity
Dolomite
Carbonate mineral, CaMg(CO
3
)
2
. The word dolomite is also used to describe the sedimentary carbonate rock, which is composed predominantly of the mineral dolomite
Doré
An unrefined, therefore impure, alloy of gold with variable quantities of silver and smaller quantities of base metals, which is produced at a mine before passing on to a refinery for upgrading to London Good Delivery standard, which usually consists of 85% gold on average
Drillhole
Exploration hole drilled for the purposes of exploring for and evaluating sub-surface geology, in this instance the presence and distribution of gold
Dyke
A tabular vertical or near-vertical body of igneous rock formed by magmatic injection into planar zones of weakness such as faults or fractures that is discordant to the bedding or foliation of the country rock
Estimation The quantitative judgement of a variable
Exploration
Prospecting, sampling, mapping, drilling

and other work involved in the search for mineralization
Facies
The sum total of sedimentary features that characterize a sediment as having been deposited in a given environment; an assemblage of metamorphic rocks which are considered to have formed under similar conditions of temperature and pressure
Fault
A fracture in earth materials, along which the opposite sides have been displaced parallel to then plane of
the movement
Fire Assay The assaying of metallic ores by methods requiring the use of furnace heat
Fluvial Produced by the action of a stream or river
Footwall The underlying side of a stope or ore body
Goldfield An auriferous deposit defined in a geographically distinct sub-basin
Granite An intrusive felsic rock which is granular in texture
Hydrothermal
The circulation of hot water. Hydrothermal circulation occurs most often in the vicinity of sources of heat within the Earth's crust. In general, this occurs near volcanic activity
Indicated Mineral
Resource
Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated
Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated Mineral
Resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated Mineral Resource may only be converted to a probable Mineral Reserve.
Inferred Mineral
Resource
Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred

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Term Explanation
Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred Mineral Resource has the lowest level of geological confidence of all Mineral Resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a Mineral Reserve.
Karoo
A large semi-desert natural region of South Africa which lends its name to the geological Karoo Supergroup which is often used as an age description for the eon from 145Ma - 360Ma
Kriging
An interpolation method that minimizes the estimation error in the determination of a mineral resource.
Kriging is a method of interpolation for which the interpolated values are modelled by a Gaussian process governed by prior covariances
License, Permit, Lease
or other similar
entitlement
Any form of license, permit, lease or other entitlement granted by the relevant Government department in accordance with its mining legislation that confers on the holder certain rights to explore for and/or extract minerals that might be contained in the land, or ownership title that may prove ownership of the minerals
Life-of-Mine (LoM) Number of years in the current mine plan that an operation will extract and treat ore
Measured Mineral
Resource
is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured
Mineral Resource is sufficient to allow a qualified person to apply modifying factors, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a
measured Mineral Resource has a higher level of confidence than the level of confidence of either an indicated Mineral Resource or an inferred Mineral Resource, a measured Mineral Resource may be converted to a proven Mineral Reserve or to a probable Mineral Reserve.
Mineable That portion of a mineral resource for which extraction is technically and economically feasible
Mineral Asset(s)
Any right to explore and/or mine which has been granted (“property”), or entity holding such property or the securities of such an entity, including but not limited to all corporeal and incorporeal property, mineral rights, mining titles, mining leases, intellectual property, personal property (including plant equipment and infrastructure), mining and exploration tenures and titles or any other right held or acquired in connection with the finding and removing of minerals and petroleum located in, on or near the Earth’s crust. Mineral
Assets can be classified as Dormant Properties, Exploration Properties, Development

Properties, Mining
Properties or Defunct Properties
Mineral Reserve
Is an estimate of tonnage and grade or quality of indicated and measured Mineral Resources that, in the opinion of the QP, can be the basis of an economically viable project. More specifically, the economically mineable part of a measured or indicated Mineral Resource, which includes diluting materials

and
allowances for losses that may occur when the material is mined or extracted. The determination that part of a measured or indicated Mineral Resource is economically mineable must be based on a preliminary feasibility or feasibility study conducted by a QP applying the modifying factors to indicated or measured
Mineral Resources. The study must demonstrate that, at the time of the reporting, extraction of the Mineral
Reserve is economically viable under reasonable investment and market assumptions. The study must establish a life of mine plan that is technically achievable and economically viable, which will be the basis of
determining the Mineral Reserve. And the term “economically viable” means that the QP has determined, using a discounted cashflow analysis, or has otherwise analytically determined that the extraction of the
mineral reserve is economically viable under reasonable investment and market assumptions.
Mineral Resource
Is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A Mineral
Resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.
Modifying Factors
Are the factors that a qualified person must apply to indicated and measured Mineral Resources and then evaluate in order to establish the economic viability of Mineral Reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated Mineral Resources to proven and probable
Mineral Reserves. These factors include, but are not restricted to: Mining; processing; metallurgical;
infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property,
or project.
Reef A precious metal bearing stratiform tabular ore body
Run-of-Mine (RoM) Means the mineralized, raw unprocessed or uncrushed material obtained after blasting or excavating
Shale A fine-grained detrital sedimentary rock formed from clay, mud or silt
Strike
Refers to the orientation of a geologic feature which is a line representing the intersection of that feature with a horizontal plane. This is represented as a compass bearing of the strike line
Syncline A fold with strata sloping upward on both sides from a common valley/base
Tailings Material remaining after ore has been processed
Unconformity
A surface between successive strata representing a missing interval in the geologic record of time and produced either by an interruption in deposition or by the erosion of lithology followed by renewed
deposition

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Term Explanation
Uraninite A black, brown or grey uranium ore mineral, UO
2
Variogram A measure of the average variance between sample locations as a function of sample separation
Wireframe A 3D surface constructed from vertices with connecting straight lines or curves
Term Description
% percentage
% Au percentage gold
% mass percentage mass
~ approximate
‘ minutes
‘000m
3
thousand cubic metres
“ seconds
° Degree
°C Degrees Celsius
µm micrometer
3D three dimensional
AEL Atmospheric Emissions License
ALS ALS Chemex South Africa (Proprietary) Limited
AMIS African Mineral Standards
ANC African National Congress
Au Gold
Au(CN)
2
gold cyanide complex
bar metric unit of pressure
Beric Robinson
Tailings
Beric Robinson Tailings (Proprietary) Limited
BPS Booster Pump Stations
CaSO
4
Calcium sulfite (gypsum)
CC coarse coarse
CF coarse fine
CIL Carbon-in-Leach
CIP Carbon-in-Pulp
CLR Carbon Leader Reef
cm centimeter
CoP Code of Practice
COP Cooke Optimization Project
CoR Certificate of Registration
Covid-19 Coronavirus Disease 2019
CPP Central Processing Plant
CRM Certified Reference Material
CTSF Central Tailings Storage Facility
CUP Cooke Uranium Project
CWF Central Water Facility
DAFF Department of Agriculture Forestry and Fisheries
DCF Discounted Cashflow
DFS Definitive Feasibility Study
Digby Wells Digby Wells Environmental (South Africa) (Proprietary) Limited
DMRE Department of Mineral Resources and Energy (Department of Mineral Resources prior to 2019)
DP2 Driefontein Plant 2
DP3 Driefontein Plant 3
DRA DRA SA (Proprietary) Limited
DRDGOLD DRDGOLD Limited
DWA Department of Water Affairs
DWS Department of Water and Sanitation

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E east
EA Environmental Authorization under NEMA
ECA Environmental Conservation Act
ECSA Engineering Council of South Africa
EIA Environmental Impact Assessment
EMP Environmental Management Plan
EMPr Environmental Management Program Report
EPCM Engineering, Procurement and Construction Management
Ergo Ergo Mining (Proprietary) Limited
Eskom Electricity Supply Commission
ESTA Extension of Security of Tenure Act
Ezulwini Ezulwini Mining Company (Proprietary) Limited
FC fine coarse
FEED Front End Engineering Design
FF fine fine
FSAIMM Fellow of the Southern African Institute of Mining and Metallurgy
FW Footwall
FWGR Far West Gold Recoveries (Proprietary) Limited
FY Financial Year
g gram
g/cm
3
grams per cubic centimeter
g/t grams per tonne
g/t Au grams per tonne gold
Ga Giga annum (a period of 1 billion years)
GDP Gross Domestic Product
GICL Guardrisk Insurance Company Limited
GISTM Global Industry Standard on Tailings Management
GISTM Global Industry Standard for Tailings Management
GN Government Notice
GNR Government Notice Regulation
Gold Fields Gold Fields Limited
Gold One Gold One International Limited
GPS Global Positioning System
GSSA Geological Society of South Africa
GTSA Geo Tail SA (Proprietary) Limited
H
2
SO
4
sulfuric acid
ha Hectare
Harmony Harmony Gold Mining Company Limited
HDPE high-density polyethylene pipe
HIA Heritage Impact Assessment
HIV/AIDS Human Immunodeficiency Viruses/Acquired Immunodeficiency Syndrome
HNO
3
nitric acid
hr Hour
HSA Hazardous Substances Act
HWSW Heel Wall Scavenger Wells
I&APs Interested & Affected Parties
ICMM International Council for Mining and Minerals
ICOLD International Council for Large Dams
IEA Integrated Environmental Authorization
IEC International Electrotechnical Commission
iLanda iLanda Water Services CC
IRR Internal Rate of Return
ISO International Organization for Standardization
IWUL Integrated Water Use License

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JSE Johannesburg Stock Exchange Limited
JV Joint Venture
kg kilogram
kHz kilohertz
km kilometre
koz kilo ounce
ktpm kilotonne per month
kV kilovolt
kVA kilovolt-ampere
LIDAR light detection and ranging
LoM Life-of-Mine
m metres
M million
m/yr metres per year
m
2
square meter
m³ cubic meter
m³/a cubic meter per annum
m³/d cubic metres per day
m³/hr cubic meter per hour
Ma Mega annum (a period of 1 million years)
mamsl metres above mean sea level
MCNCF Maximum Cumulative Negative Cashflow
MDP Multiple Deposition Point
MHSA Mine Health and Safety Act
Minxcon Minxcon (Proprietary) Limited
mm millimeters
Mm
3
Million cubic meters
Mm
3
/a Million cubic meters per annum
Moz Millions of ounces
MPRDA Mineral and Petroleum Resources Development Act
MPRRA Mineral and Petroleum Resources Royalty Act
MR Mining Right
Mt Million tonnes
Mtpm Million tonnes per month
MVA Mega Volt Ampere
N north
NAEIS National Atmospheric Emission Inventory System
NEM:AQA National Environmental Management Air Quality Act
NEM:BA National Environmental Management Biodiversity Act
NEM:PAA National Environmental Management: Protected Areas Act
NEM:WA National Environmental Management Waste
NEMA National Environmental Management Act
NFA National Forests Act
NGL Nominal Ground Level
NHRA National Heritage Resources Act
NMD Nominal Maximum Demand
NNR National Nuclear Regulator
NNRA National Nuclear Regulator Act
NPV Net Present Value
NPV
10.17
Net Present Value at 10.17%
NRTA National Road Traffic Act
NWA National Water Act
NYSE New York Stock Exchange
oz troy ounce (conversion to troy ounces is 31.10348)

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
134
oz Au gold ounces
PAR Population at Risk
PFS Preliminary Feasibility Study
pH scale used to specify the acidity or basicity of an aqueous solution
PLL Potential Loss of Life
PMP Probable Maximum Precipitation
PoD Point of Delivery
PSD particle size distribution
QA/QC Quality Assurance and Quality Control
QP Qualified Person
Rand Uranium Rand Uranium Limited
RoM Run-of-Mine
RTSF Regional Tailings Storage Facility
RWD return water dams
S south
S
2
sulfur
SABS South African Bureau of Standards
SACNASP South African Council for Natural Scientific Professions
SADPMR The South African Diamond and Precious Metals Regulator
SAHRA South African Heritage Resources Agency
SAIMM Southern African Institute of Mining and Metallurgy
SANAS South African National Accreditation System
SDP Single Deposition Point
SEC Securities Exchange Commission
Set Point Set Point Laboratories
SG Specific Gravity
SGS SGS South Africa (Proprietary) Limited
SI Système Internationale
SIA Social Impact Assessment
SiB Stay-in-Business
Sibanye Gold Sibanye Gold Limited
Sibanye-Stillwater Sibanye-Stillwater Limited
S-K 1300 Subpart 1300 of Regulation S-K under the U.S. Securities Exchange Act of 1934
SLP Social and Labor Plan
SLR SLR Consulting (Africa) (Proprietary) Limited
Sound Mining Sound Mining International SA (Proprietary) Limited
SPCU Self-Propelled Cyclone Units
SPLUMA Spatial Planning and Land Use Management Act,
SPV Special Purpose Vehicle
SRK SRK Consulting (Proprietary) Limited
SVOL1 first search volume
SVOL2 second search volume
SWD storm water dam
t metric tonne
t/m
3
tonnes per cubic meter
TDS total dissolved solids
the Trust DRDSA Empowerment Trust
ToR Terms of Reference
tpa tonnes per annum
tph tonnes per hour
tpm tonnes per month
TRS Technical Report Summary
TSF Tailings Storage Facility
TWSW Toe Wall Scavenger Wells

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
135
U uranium
U/O Underflow/Overflow
U
3
O
8
triuranium octoxide
USD United States Dollars
USD/oz United States Dollars per ounce
V1 Version 1
V2 Version 2
VCR Ventersdorp Contact Reef
W west
Witwatersrand Basin Witwatersrand Supergroup
WML Waste Management License
WRTRP West Rand Tailings Retreatment Project (Proprietary) Limited
WUL Water Use License
WWP West Wits Project
WWTTP West Wits Tailings Treatment Project
ZAR South African Rands
ZAR Billion Billion South African Rands
ZAR M Million South African Rands
ZAR M/yr Millions of South African Rands per year
ZAR/kg South African Rands per kilogram
ZAR/t South African Rands per tonne
ZAR/USD South African Rands and United States Dollars exchange rate

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
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25.

RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT
Item 25
The information

and conclusions

within this

TRS are

based on

information made

available to

the QPs

by DRDGOLD

and FWGR

at the

time of

the
preparation of this TRS.

The QPs have relied on

this information with respect to

legal matters (Item

3), the gold price (Item 16.1),

environmental or
social and

labor planning

aspects (Item

17) and

economic assumptions

(Item 19).

The QPs

have reviewed

this information

at face

value and

are
satisfied that it is both reasonable

and appropriate. QPs consider it reasonable

to rely on the information

provided by FWGR since they

are familiar
with the

operations

and ongoing

progress

of FWGR

since inception,

and

as a

consequence enjoy

an

enhanced level

of comfort

with respect

to
management integrity and the processes, procedures and quality of planning conducted at FWGR.
Additional information provided by

FWGR included technical reports

supplied by its consultants

and associates and the

relevant published data,

as
listed below:
●
the QPs

have

not independently

conducted any

title or

litigation searches

but have

relied upon

FWGR

for information

on the

property title,
agreements and other pertinent conditions;
●
these studies were undertaken

by Digby Wells

Environmental (South Africa) (Proprietary)

Limited (Digby Wells)

and Sound Mining has relied

on
the findings of these studies;
●
DRA SA

(Proprietary) Limited

were responsible

for the

detailed design

and associated

cost estimates

for the

expansion of

DP2 and

associated
piping and pumping infrastructure. Beric Robinson

Tailings (Proprietary)

Limited (Beric Robinson Tailings)

were responsible for the design

of the
RTSF which was also costed by DRA. The QPs have relied on Spargo Consult as an independent expert for the review of this work; and
●
Geo Tail SA (Proprietary) Limited (GTSA)

were responsible for the Cyclone Conversion Design and technical evaluation of the Leeudoorn TSF; and
the QPs have relied on the findings of this study.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
137
26.

QUALIFIED PERSONS DISCLOSURE CONSENT
Item 26
We,

the signees,

in our

capacity as

Qualified Persons

in connection

with the

Technical

Report Summary

of Far

West

Gold Recoveries

Proprietary
Limited dated 28 October 2022 (The Technical Report Summary) as required by Item 601(b)(96) of Regulation S-K and filed as an exhibit to DRDGOLD
Limited’s (DRDGOLD)

annual report

on Form

20-F for

the year

ended 30

June 2022

and any

amendments or supplements

and/or exhibits

thereto
(collectively,

the “Form

20-F”) pursuant

to

Subpart 1300

of Regulation

S-K

promulgated

by

the U.S.

Securities and

Exchange

Commission (1300
Regulation S-K), each hereby consent to:
● the public filing and use by DRDGOLD of the Technical Report Summary for which I am responsible as an exhibit to the Form 20-F;
●
the use and reference to my name, including my status

as an expert or Qualified Person (as defined by SK-1300) in connection with the Form 20-
F and Technical Report Summary for which I am responsible;
●
use of any extracts

from, or summary of,

the Technical

Report Summary in the

Form 20-F and the

use of any information

derived, summarized,
quoted or referenced from the Technical

Report Summary, or portions thereof,

that is included or incorporated by reference into the Form

20-F;
and any amendments or supplements thereto.

I am responsible for authoring, and this consent pertains to, the Technical Report Summary for which my name appears below and certify that

I have
read the 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.
Table 40: QP Area of Responsibility and Disclosure Consent
Property Name TRS Effective Date QP Name
Affiliation to
Registrant
Field or Area of
Responsibility
Signature
Far West Gold Recoveries Proprietary
Limited (A subsidiary of DRDGOLD
Limited)
30 June 2022 Mr Vaughn Duke
Independent
Consultant
Mineral Reserves /s/ Vaughn Duke
Far West Gold Recoveries Proprietary
Limited (A subsidiary of DRDGOLD
Limited)
30 June 2022 Mrs Diana van Buren
Independent
Consultant
Mineral Resources /s/ Diana van Buren
Far West Gold Recoveries Proprietary
Limited (A subsidiary of DRDGOLD
Limited)
30 June 2022 Mr Keith Raine
Independent
Consultant
Environmental and
Social Governance
/s/ Keith Raine